Exhibit 10.24

BAY COLONY CORPORATE CENTER
1100 WINTER STREET
WALTHAM, MASSACHUSETTS

Lease dated June 10, 2013

THIS INSTRUMENT IS AN INDENTURE OF LEASE in which the Landlord and the Tenant are the parties hereinafter named, and which relates to space in a certain building (the “Building”) known as, and with an address at, 1100 Winter Street, Waltham, Massachusetts 02451.
The parties to this Indenture of Lease hereby agree with each other as follows:
ARTICLE I
Reference Data

1.1	Subjects Referred To
Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article:

Landlord:	BP BAY COLONY LLC, a Delaware limited liability company

Landlord’s Original Address	c/o Boston Properties Limited Partnership Prudential Center 800 Boylston Street, Suite 1900 Boston, Massachusetts 02199-8103

Landlord’s Construction Representative:	Michael Schumacher mschumacher@bostonproperties.com
Tenant:	AMAG Pharmaceuticals, Inc., a Delaware corporation

Tenant’s Original Address:	100 Hayden Avenue Lexington, MA 02451

Tenant’s Email Address for Information Regarding Billings and Statements:	ap@amagpharma.com

Tenant’s Construction Representative:	Scott Holmes sholmes@amagpharma.com

Commencement Date:	As defined in Section 2.4 of this Lease.

Rent Commencement Date:	That date which is sixty (60) days following the Commencement Date.

Estimated Commencement Date:	September 20, 2013.

Outside Completion Date:	October 31, 2013.

Late Delivery Rent Abatement Commencement Date:	October 8, 2013.

Term (Sometimes Called the “Original Term”):	Sixty-two (62) calendar months (plus the partial month, if any, immediately following the Commencement Date), unless extended or sooner terminated as provided in this Lease.

Extension Option:	One (1) period of five (5) years as provided in and on the terms set forth in Section 9.18 hereof.

The Site:	That certain parcel of land known as and numbered 1100 Winter Street, Waltham, Middlesex County, Massachusetts.

The Building:	The Building known as and numbered 1100 Winter Street, Waltham, Massachusetts.

The Property:	The Building together with all common areas, parking areas, decks and the Site.

Office Park:
That certain office park known as Bay Colony Corporate Center, containing the Building and the additional buildings known as and numbered 950, 1050 and 1000 Winter Street, Waltham, Massachusetts, located on the property more particularly described in Exhibit A attached hereto.

Tenant’s Premises:	A portion of the third (3rd) floor of the Building in accordance with the floor plan annexed hereto as Exhibit D and incorporated herein by reference.

Number of Parking Spaces:	Ninety-six (96) (being three (3) spaces per 1,000 square feet of the Rentable Floor Area of the Premises).

Annual Fixed Rent:
(a) During the Original Term of this Lease at the annual rate of $1,127,595.00 (being the product of (i) $35.00 and (ii) the “Rentable Floor Area of the Premises” (hereinafter defined in this Section 1.1), provided, however, that Annual Fixed Rent shall not commence until the Rent Commencement Date (hereinabove defined in this Section 1.1).

(b) During the extension option period (if exercised), as determined pursuant to Section 9.18.

Base Operating Expenses:	Landlord’s Operating Expenses (as hereinafter defined in Section 2.6) for calendar year 2014, being January 1, 2014 through December 31, 2014.

Base Taxes:	Landlord’s Tax Expenses (as hereinafter defined in Section 2.7) for fiscal tax year 2014, being July 1, 2013 through June 30, 2014.

Tenant Electricity:	As provided in Section 2.8.

Additional Rent:	All charges and other sums payable by Tenant as set forth in this Lease, in addition to Annual Fixed Rent.

Rentable Floor Area of the Premises:	32,217 square feet.

Total Rentable Floor Area of the Building:	281,380 square feet.

Permitted Use:
General office purposes, and as ancillary thereto (but not as primary uses) other uses customarily accessory to and consistent with general office purposes as from time to time permitted as of right by the Zoning Code of the City of Waltham.

Broker:	Colliers International

Security Deposit:	$400,000.00

1.2	Exhibits
There are incorporated as part of this Lease:

Exhibit A    --    Description of Office Park

Exhibit B-1    --    Work Agreement

Exhibit B-2    --    Plans

Exhibit C    --    Landlord’s Services

Exhibit D    --    Floor Plan

Exhibit E    --    Declaration Affixing the Commencement Date of Lease

Exhibit F    --    [Intentionally Omitted]

Exhibit G    --    Form of Letter of Credit

Exhibit H	-- Memorandum Re: Procedure for Allocation of Electricity Costs

Exhibit I    --    Form of Certificate of Insurance

Exhibit J    --    List of Mortgages

Exhibit K    --    Broker Determination

Exhibit L    --    Potential ROFO Space

1.3	Table of Articles and Sections

9.19	Security Deposit 59

9.20	Late Payment 61

9.21	Tenant’s Payments 62

9.22	Waiver of Trial By Jury 63

9.23	Governing Law 63

9.24	Light and Air 63

9.25	Name of Building 63

ARTICLE II

Building, Premises, Term and Rent

2.1	The Premises
Landlord hereby demises and leases to Tenant, and Tenant hereby hires and accepts from Landlord, Tenant’s Premises in the Building excluding exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator wells, fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules, and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building and if Tenant’s Premises includes less than the entire rentable area of any floor, excluding the common corridors, elevator lobbies and toilets located on such floor. Tenant’s Premises with such exclusions is hereinafter referred to as the “Premises.”

2.2	Rights to Use Common Facilities
Subject to Landlord’s right to change or alter any of the following in Landlord’s discretion as herein provided (provided that no such changes or alterations shall materially adversely affect Tenant’s access to or use of the Premises for the normal conduct of business or reduce the Number of Parking Spaces allotted to Tenant), Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use in common with others, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice (a) the common lobbies, corridors, stairways, elevators and loading platform of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others, (b) common walkways and driveways necessary for access to the Building, and (c) if the Premises include less than the entire rentable floor area of any floor, the common toilets, corridors and elevator lobby of such floor.

Landlord shall use commercially reasonable efforts to complete the following amenities prior to the Commencement Date; provided, however, that the completion of any or all of the following shall not be a condition precedent to the occurrence of Substantial Completion or the Commencement Date:
•    Sebastian’s café
•    Starbucks kiosk
•    New Outdoor patios - South, Center, North
•    Outdoor fire-pit (Center)
•    Refurbished Conference Center
•    New furniture in south, center, and north, and café dining room.
•    Outdoor bocce court
•    Televisions in the South, Center, and North lobbies

•	New building entrances and signage matching 1000 at the North, Center, and South
•    Outdoor walking path connecting North, center, and south patios.

Provided the named Tenant herein has not sublet more than 50% of the Premises (other than to a Permitted Transferee), and continues to use and occupy the Premises (or that portion of the Premises not subleased), Landlord shall continue to operate during the Term of this Lease (i) the café or an alternative food-service establishment in the Building; and (ii) a fitness center in the building at 1000 Winter Street or in the Building.

Notwithstanding anything to the contrary herein, Landlord has no obligation to allow any particular telecommunication service provider to have access to the Building or to the Premises except as may be required by applicable law. If Landlord permits such access, Landlord may condition such access upon the payment to Landlord by the service provider of fees assessed by Landlord in its sole discretion.

    2.2.1    Tenant’s Parking

In addition, Tenant shall have the right to use in the parking area the Number of Parking Spaces (referred to in Section 1.1) for the parking of automobiles, in common with use by other tenants from time to time of the Property, provided, however, that Landlord shall not be obligated to furnish stalls or spaces on the Site specifically designated for Tenant’s use. Notwithstanding the foregoing, and provided (i) no Event of Default has occurred hereunder, and (ii) Tenant has not assigned this Lease or sublet all or any portion of the Premises, if Landlord grants reserved parking rights to another tenant in the Building, Landlord shall grant similar reserved parking rights, on a proportionate basis, to Tenant. In the event that the Rentable Floor Area of the Premises is changed at any time during the Lease Term due to a physical change in the footprint of the Premises, the Number of Parking Spaces provided to Tenant hereunder shall be adjusted proportionately. Tenant covenants and agrees that it and all persons claiming by, through and under it, shall at all times abide by all reasonable rules and regulations promulgated by Landlord with respect to the use of the parking areas on the Site. The parking privileges granted herein are non-transferable except to a permitted assignee or subtenant as provided in Section 5.6. Further, Landlord assumes no responsibility whatsoever for loss or damage due to fire, theft or otherwise to any automobile(s) parked on the Site or to any personal property therein, however caused, and Tenant covenants and agrees, upon request from Landlord from time to time, to notify its officers, employees, agents and invitees of such limitation of liability. Tenant acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created.

2.3	Landlord’s Reservations
Landlord reserves the right from time to time, without unreasonable interference with Tenant’s use, and provided the Number of Parking Spaces allotted to Tenant shall not be reduced: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, (b) to perform, or cause to be performed, construction in the common areas and facilities or other leased areas on the Property or in the Office Park and (c) to reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the common areas and facilities and other tenancies and premises on the Property or in the Office Park, to create additional rentable areas through use or enclosure of common areas, and to dedicate roads within the Office Park for public use. Installations, replacements and relocations referred to in clause (a) above shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises. Any non-emergency work performed pursuant to this Section 2.3 shall be performed at such times and in such a manner so as to minimize interference with Tenant’s operations in the Premises and only after reasonable advance notice to Tenant.

2.4	Habendum
Tenant shall have and hold the Premises for a period commencing on the earlier of (a) that date on which Landlord’s Work is Substantially Completed (or deemed Substantially Completed due to Tenant Delays) and the Premises are ready for occupancy as defined in Section 3.1 and Exhibit B-1 hereof, or (b) that date on which Tenant commences occupancy of any portion of the Premises for the Permitted Uses, and continuing for the Term unless sooner terminated as provided in Article VI or Article VII, or unless extended as provided in Section 9.18.

As soon as may be convenient after the date has been determined on which the Term commences as aforesaid, Landlord and Tenant agree to join with each other in the execution of a written Declaration, in the form of Exhibit E, in which the date on which the Term commences as aforesaid and the Term of this Lease shall be stated. If Tenant fails to execute such Declaration, the Commencement Date and Lease Term shall be as reasonably determined by Landlord in accordance with the terms of this Lease.

2.5	Fixed Rent Payments
Tenant agrees to pay to Landlord, (1) (a) on the Rent Commencement Date (defined in Section 1.1 hereof) and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Term, a sum equal to one twelfth (1/12th) of the Annual Fixed Rent (sometimes hereinafter referred to as “fixed rent”) and (b) on the Commencement Date and thereafter monthly, in advance, on the first day of each and every calendar month during the Original Lease Term, an amount estimated by Landlord from time to time to cover Tenant’s monthly payments for electricity under Section 2.8 and (2) on the first day of each and every calendar month during the extension option period (if exercised), a sum equal to (a) one twelfth (1/12th) of the annual fixed rent as determined in Section 9.18 for the extension option period plus (b) then applicable monthly electricity charges under Section 2.8. Until notice of some other designation is given, fixed rent and all other charges for which provision is herein made shall be paid by remittance to or for the order of Landlord either (i) by mail to P.O. Box 3557, Boston, Massachusetts 02241-3557, (ii) by wire transfer to Bank of America in Dallas, Texas, Bank Routing Number 0260-0959-3 or (iii) by ACH transfer to Bank of America in Dallas, Texas, Bank Routing Number 111 000 012, and in the case of (ii) or (iii) referencing Account Number 3756454460, Account Name of Boston Properties, LP, Tenant’s name and the Property address. All remittances received by Boston Properties Limited Partnership as aforesaid, or by any subsequently designated recipient, shall be treated as payment to Landlord.

Annual Fixed Rent for any partial month shall be paid by Tenant to Landlord at such rate on a pro rata basis, and, if the Rent Commencement Date is a day other than the first day of a calendar month, the first payment of Annual Fixed Rent which Tenant shall make to Landlord shall be a payment equal to a proportionate part of such monthly Annual Fixed Rent for the partial month from the Rent Commencement Date to the first day of the succeeding calendar month.

Additional Rent payable by Tenant on a monthly basis, as hereinafter provided, likewise shall be prorated, and the first payment on account thereof shall be determined in similar fashion but shall commence on the Commencement Date (excluding Additional Rent under Section 2.6 (which shall commence on January 1, 2015) and 2.7 (which shall commence on July 1, 2014)); and other provisions of this Lease calling for monthly payments shall be read as incorporating this undertaking by Tenant.

Notwithstanding that the payment of Annual Fixed Rent payable by Tenant to Landlord shall not commence until the Rent Commencement Date, Tenant shall be subject to, and shall comply with, all other provisions of this Lease as and at the times provided in this Lease.

The Annual Fixed Rent and all other charges for which provision is herein made shall be paid by Tenant to Landlord, without offset, deduction or abatement except as otherwise specifically set forth in this Lease.

2.6	Operating Expenses
“Landlord’s Operating Expenses” means the cost of operation of the Building and the Site (including, without limitation, costs associated with the operation of other portions of the Office Park benefitting and providing services to the Property as part of the Office Park as a whole, to the extent allocable to the Property) which shall exclude costs of special services rendered to tenants (including Tenant) for which a separate charge is made, but shall include, without limitation, the following: premiums for insurance carried with respect to the Building and the Site (including, without limitation, liability insurance, insurance against loss in case of fire or casualty and insurance of monthly installments of fixed rent and any Additional Rent which may be due under this Lease and other leases of space in the Building for not more than twelve (12) months in the case of both fixed rent and Additional Rent and if there be any first mortgage of the Property, including such insurance as may be required by the holder of such first mortgage); compensation and all fringe benefits, worker’s compensation insurance premiums and payroll taxes paid to, for or with respect to all persons engaged in the operating, maintaining or cleaning of the Building or Site; water, sewer, electric, gas, oil and telephone charges associated with the common areas of the Building and the Site (excluding utility charges separately chargeable to tenants); cost of building and cleaning supplies and equipment; cost of maintenance, cleaning and repairs (other than repairs not properly chargeable against income or reimbursed from contractors under guarantees); cost of snow removal and care of landscaping; cost of operating, maintaining and cleaning the cafeteria, fitness center and any shared conference facilities serving the Building; payments under service contracts with independent contractors; management fees at reasonable rates for self-managed buildings consistent with the type of occupancy and the service rendered, but in no event in excess of 3.0% of gross revenue from the Property; costs of maintaining a regional property management office in connection with the operation, management and maintenance of the Building; all costs of applying and reporting for the Building or any part thereof to seek or maintain certification under the U.S. EPA’s Energy Star® rating system, the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar system or standard; and all other reasonable and necessary expenses paid in connection with the operation, cleaning and maintenance of the Building and the Site and properly chargeable against income. Landlord’s Operating Expenses shall include depreciation for capital expenditures made by Landlord during the Lease Term (i) to reduce Landlord’s Operating Expenses if Landlord shall have reasonably determined that the annual reduction in

Landlord’s Operating Expenses shall exceed depreciation therefor or (ii) to comply with applicable laws, rules, regulations, requirements, statutes, ordinances, by-laws and court decisions of all public authorities which are now or hereafter in force (the capital expenditures described in subsections (i) and (ii) being hereinafter referred to as “Permitted Capital Expenditures”), plus in the case of both (i) and (ii) an interest factor, reasonably determined by Landlord, as being the interest rate then charged for long term mortgages by institutional lenders on like properties within the locality in which the Building is located, and depreciation in the case of both (i) and (ii) shall be determined by dividing the original cost of such capital expenditure by the number of years of useful life of the capital item acquired and the useful life shall be reasonably determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of acquisition of the capital item; provided, however, if Landlord reasonably concludes on the basis of engineering estimates that a particular capital expenditure will effect savings in other Landlord’s Operating Expenses, including, without limitation, energy related costs, and that such projected savings will, on an annual basis (“Projected Annual Savings”), exceed the annual depreciation therefor, then and in such event the amount of depreciation for such capital expenditure shall be increased to an amount equal to the Projected Annual Savings; and in such circumstance, the increased depreciation (in the amount of the Projected Annual Savings) shall be made for such period of time as it would take to fully amortize the cost of the item in question, together with interest thereon at the interest rate as aforesaid in equal monthly payments, each in the amount of 1/12th of the Projected Annual Savings, with such payment to be applied first to interest and the balance to principal.

Notwithstanding the foregoing provisions, the following shall be excluded from Landlord’s Operating Expenses:

(1)    Leasing fees or commissions, advertising and promotional expenses, legal fees, the cost of tenant improvements, build out allowances, moving expenses, and other concessions and expenses incurred in connection with leasing spacing in the Building;

(2)    Interest on indebtedness, debt amortization, ground rent, and refinancing costs for any mortgage or ground lease of the Building, the Office Park, or any portion of either of them;

(3)    Costs incurred in performing work or furnishing services for any tenant (including Tenant), to the extent that such work or services is in excess of any work or service Landlord is obligated to provide Tenant under this Lease without additional charge. However, as between Landlord and Tenant, the provisions of Section 4.1.2 shall apply in the case of additional services requested by Tenant to be performed by Landlord;

(4)    The cost of any item or service to the extent to which Landlord is reimbursed or compensated by insurance, any tenant, or any third party;

(5)    The cost of repairs or replacements incurred by reason of fire or other casualty or condemnation other than costs not in excess of the deductible on any insurance maintained by Landlord which provides a recovery for such repair or replacement, which deductible shall be as reasonably determined by Landlord;

(6)    Any advertising, promotional or marketing expenses for the Building;

(7)    With the exception of the management fee described in the first paragraph of this Section 2.6 and an allocable portion of the property management office costs and expenses of Landlord or Boston Properties, the cost of any service or materials provided by any party related to Landlord, to the extent such costs exceed the reasonable cost for such service or materials absent such relationship in buildings similar to the Buildings in the vicinity of the Buildings;

(8)    Penalties and interest for late payment of any obligations of Landlord, including, without limitation, taxes, insurance, equipment leases and other past due amounts, provided that Tenant pays Operating Costs and real estate taxes timely as and when due;

(9)    Salaries or other compensation paid to employees above the grade of Regional Property Manager except that if any such employee performs a service which would have been performed by an outside consultant, the compensation paid to such employee for performing such service shall be included in Operating Expenses for the Building to the extent only that the cost of such service does not exceed the costs of such service had such service been performed by an outside consultant. Further, if and to the extent an employee performs services at the Building and other properties, such employee’s labor costs shall be reasonably allocated and only the portion reasonably allocable to the Building shall be included in Landlord’s Operating Expenses (nothing contained herein shall affect Landlord’s right to collect the management fee specifically provided for above);

(10)    Cost of purchasing or installing sculpture, paintings or other objects of art;

(11)    Cost of repairs, replacements, alterations or improvements necessary to make the Building comply with applicable law in effect as of the date of this Lease;

(12)    Legal fees or other expenses incurred in connection with negotiating and enforcing leases with tenants in the Building;

(13)    Depreciation, except that “Permitted Capital Expenditures” (as hereinbefore defined) and interest and amortization thereon, which shall include payments for rented equipment to the extent that such rented equipment would, if purchased, constitute a Permitted Capital Expenditure or would be used in performing the work which constitutes a Permitted Capital Expenditure, shall be included in Operating Expenses;

(14)    All costs and expenses of any special events (e.g. receptions, concerts); provided, however, that Tenant shall pay the entire costs and expenses of any special events run by Tenant;

(15)    All legal, architectural, engineering, accounting and other professional fees; provided, however, that, subject to the provisions of item (1) above and (19) below, legal, architectural, engineering, accounting and other professional fees and costs incurred in connection with the management, operation, maintenance and repair of the Office Park shall be included in Operating Expenses;

(16)    All costs and expenses attributable to any hazardous wastes, substances, or materials existing as of the date of this Lease (but not any which subsequently arise, other than by reason of the acts or omissions of Landlord, its agents, contractors, or employees or other tenants of the Office Park) and/or any testing, investigation, reporting, management, maintenance, remediation or removal thereof. However, there shall be included in Operating Expenses the cost of Landlord’s routine annual or other periodic hazardous material or similar inspection of the buildings, the cost of which incurred during the Base Year shall also be included in Base Operating Expenses;

(17)    All charitable or political contributions;

(18)    Reserves, provided, however, amounts actually expended in maintaining, repairing and operating the Property shall be included in Operating Expenses;

(19)    All costs and expenses arising out of (i) any violation of law or legal requirement by Landlord, (ii) any violation or breach of any lease of space in the Building, or (iii) any other breach of contract by Landlord;

(20)    Any management fee other than the management fee set forth in the first paragraph of this Section 2.6; provided, however, that if Tenant requests Landlord or its managing agent to perform work for Tenant beyond that which is covered by this Section 2.6, the same shall be done on a work order basis for which Landlord shall have the right to charge Tenant for Landlord’s performing same; and

(21) All general corporate overhead of Landlord or any of its agents or affiliates.

To the extent that Landlord owns other buildings in the Office Park, Landlord’s Operating Expenses that relate to the common areas of the Office Park (and not exclusively to the Building or exclusively to any other buildings within the Office Park) shall be reasonably allocated by Landlord among all such buildings in the Office Park.

In addition to the foregoing, if in any calendar year after 2014 Landlord shall provide a service that was not provided in 2014 and the service in question is consistent with the then prevailing standards for operating and maintaining a first-class office complex, then Base Operating Expenses shall be adjusted to include 50% of the reasonable estimate of the cost of providing such service in calendar year 2014. Further, if in any calendar year after 2014, Landlord shall cease to provide a service that was provided in 2014, then, unless the service in question is consistent with the then-prevailing standards for operating and maintaining a first-class office complex, Base Operating Expense shall be adjusted to exclude the cost of providing such services in calendar year 2014.

“Operating Expenses Allocable to the Premises” shall mean the same proportion of Landlord’s Operating Expenses for and pertaining to the Building and the Site as the Rentable Floor Area of the Premises bears to 95% of the Total Rentable Floor Area of the Building.

“Base Operating Expenses” is hereinbefore defined in Section 1.1. Base Operating Expenses shall not include (i) market-wide cost increases due to extraordinary circumstances, including but not limited to Force Majeure (as defined in Section 6.1), conservation surcharges, security concerns, boycotts, strikes, embargoes or shortages (“Temporary Cost Increase”); provided, however, that if any item(s) of Temporary Cost Increases shall continue uninterrupted beyond calendar year 2014, then the amount of such Temporary Cost Increase excluded from Base Operating Expenses with respect to such item(s) shall also be excluded from Landlord’s Operating Expenses for and with respect to any such calendar year during which such Temporary Cost Increase continues and (ii) the cost of any Permitted Capital Expenditures; provided, however, that any Permitted Capital Expenditures excluded from Base Operating Expenses shall not be included in Landlord’s Operating Expenses in any subsequent year.

“Base Operating Expenses Allocable to the Premises” means the same proportion of Base Operating Expenses for and pertaining to the Building and the Site as the Rentable Floor Area of the Premises bears to 95% of the Total Rentable Floor Area of the Building.

If with respect to any calendar year falling within the Term, or fraction of a calendar year falling within the Term at the beginning or end thereof, the Operating Expenses Allocable to the Premises for a full calendar year exceed Base Operating Expenses Allocable to the Premises, or for any such fraction of a calendar year exceed the corresponding fraction of Base Operating Expenses Allocable to the Premises then, Tenant shall pay to Landlord, as Additional Rent, the amount of such excess. Such payments shall be made at the times and in the manner hereinafter provided in this Section 2.6.

Not later than one hundred and twenty (120) days after the end of the first calendar year or fraction thereof ending December 31 and of each succeeding calendar year during the Term or fraction thereof at the end of the Term, Landlord shall render Tenant a statement in reasonable detail and according to usual accounting practices certified by a representative of Landlord, showing for the preceding calendar year or fraction thereof, as the case may be, Landlord’s Operating Expenses and Operating Expenses Allocable to the Premises (the “Annual Statement”). The Annual Statement shall also show for the preceding year or fraction thereof as the case may be the amounts of operating expenses already paid by Tenant as Additional Rent, and the amount of operating expenses remaining due from, or overpaid by, Tenant for the year or other period covered by such statement. Within thirty (30) days after the date of delivery of such statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.6 with respect to the preceding year or fraction thereof, or Landlord shall credit any amounts due from it to Tenant pursuant to the above provisions of this Section 2.6 against (i) monthly installments of fixed rent next thereafter coming due or (ii) any sums then due from Tenant to Landlord under this Lease (or refund such portion of the overpayment as aforesaid if the Term has ended, net of any sums then due from Tenant to Landlord).

In addition, Tenant shall make payments monthly on account of Tenant’s share of increases in Landlord’s Operating Expenses anticipated for the then current year at the time and in the fashion herein provided for the payment of fixed rent. The amount to be paid to Landlord shall be an amount reasonably estimated annually by Landlord to be sufficient to cover, in the aggregate, a sum equal to Tenant’s share of such increases in operating expenses for each calendar year during the Term.

Notwithstanding the foregoing, in determining the amount of Landlord’s Operating Expenses for any calendar year or portion thereof falling within the Lease Term, if less than ninety-five percent (95%) of the Total Rentable Floor Area of the Building shall have been occupied by tenants at any time during the period in question, then those components of Landlord’s Operating Expenses that vary based on occupancy for such period shall be adjusted to equal the amount such components of Landlord’s Operating Expenses would have been for such period had occupancy been ninety-five percent (95%) throughout such period.

Subject to the provisions of this Section and provided that no Event of Default of Tenant exists, Tenant shall have the right to examine the correctness of the Landlord’s Operating Expense statement or any item contained therein:

1.    Any request for examination in respect of any “Operating Year” (as defined hereinbelow) may be made by notice from Tenant to Landlord no more than one hundred eighty (180) days after the date (the “Operating Expense Statement Date”) Landlord provides Tenant an Annual Statement for such Operating Year and only if Tenant shall have fully paid such amount. Such notice shall set forth in reasonable detail the matters questioned. Any examination must be completed and the results communicated to Landlord no more than ninety (90) days after Landlord delivers to Tenant all books and records reasonably required to perform such examination. “Operating Year” shall mean a period of twelve (12) consecutive calendar months, commencing on the first day of January in each year, except that the first Operating Year of the Lease Term hereof shall be the period commencing on the Commencement Date and ending on the succeeding December 31, and the last Operating Year of the Lease Term hereof shall be the period commencing on January 1 of the calendar year in which the Lease Term ends, and ending with the date on which the Lease Term ends.

2.    Tenant hereby acknowledges and agrees that Tenant’s sole right to contest the Annual Statement shall be as expressly set forth in this Section. Tenant hereby waives any and all other rights provided pursuant to applicable laws to inspect Landlord’s books and records and/or to contest the Annual Statement. If Tenant shall fail to timely exercise Tenant’s right to inspect Landlord’s books and records as provided in this Section, or if Tenant shall fail to timely communicate to Landlord the results of Tenant’s examination as provided in this Section, with respect to any Operating Year, Landlord’s Annual Statement shall be conclusive and binding on Tenant.

3.    Landlord’s books and records pertaining to the Landlord’s Operating Expenses for the Operating Year included in the Annual Statement shall be made available to Tenant within a reasonable time after Landlord timely receives the notice from Tenant to make such examination pursuant to this Section, either electronically or during normal business hours at the offices in Massachusetts where Landlord keeps such books and records or at another location in Massachusetts, as determined by Landlord.

4.    Tenant shall have the right to make such examination no more than once in respect of any Operating Year for which Landlord has given Tenant an Annual Statement.

5.    Such examination may be made only by a qualified employee of Tenant or a qualified independent certified public accounting firm or a qualified real estate professional or firm approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. No examination shall be conducted by an examiner who is to be compensated, in whole or in part, on a contingent fee basis.

6.    As a condition to performing any such examination, Tenant and its examiners shall be required to execute and deliver to Landlord a commercially reasonable form of agreement, agreeing to keep confidential any information which it discovers about Landlord or the Building in connection with such examination.

7.    No subtenant shall have any right to conduct any such examination and no assignee may conduct any such examination with respect to any period during which the assignee was not in possession of the Premises.

8.    All costs and expenses of any such examination shall be paid by Tenant, provided that if such examination indicates that Landlord has overcharged Tenant for Operating Expenses for such Operating Year by more than 5%, Landlord shall reimburse Tenant for the actual, reasonable out-of-pocket costs to perform such audit.

9.    If as a result of such examination Landlord and Tenant agree that the amounts paid by Tenant to Landlord on account of the Landlord’s Operating Expenses exceeded the amounts to which Landlord was entitled hereunder, or that Tenant is entitled to a credit with respect to the Landlord’s Operating Expenses, Landlord, at its option, shall refund to Tenant the amount of such excess or apply the amount of such credit, as the case may be, within thirty (30) days after the date of such agreement. Similarly, if

Landlord and Tenant agree that the amounts paid by Tenant to Landlord on account of Landlord’s Operating Expenses were less than the amounts to which Landlord was entitled hereunder, then Tenant shall pay to Landlord, as additional rent hereunder, the amount of such deficiency within thirty (30) days after the date of such agreement.

2.7	Real Estate Taxes
If with respect to any full Tax Year or fraction of a Tax Year falling within the Term, Landlord’s Tax Expenses Allocable to the Premises as hereinafter defined for a full Tax Year exceed Base Taxes Allocable to the Premises, or for any such fraction of a Tax Year exceed the corresponding fraction of Base Taxes Allocable to the Premises then, on or before the thirtieth (30th) day following receipt by Tenant of the certified statement referred to below in this Section 2.7, then Tenant shall pay to Landlord, as Additional Rent, the amount of such excess. Such payments shall be made at the times and in the manner hereinafter provided in this Section 2.7. Not later than ninety (90) days after Landlord’s Tax Expenses Allocable to the Premises are determined for the first such Tax Year or fraction thereof and for each succeeding Tax Year or fraction thereof during the Term, Landlord shall render Tenant a statement in reasonable detail certified by a representative of Landlord showing for the preceding year or fraction thereof, as the case may be, real estate taxes on the Building and the Site and abatements and refunds of any taxes and assessments. Expenditures for legal fees and for other expenses incurred in seeking the tax refund or abatement may be charged against the tax refund or abatement before the adjustments are made for the Tax Year. Said statement to be rendered to Tenant shall also show for the preceding Tax Year or fraction thereof as the case may be the amounts of real estate taxes already paid by Tenant as Additional Rent, and the amount of real estate taxes remaining due from, or overpaid by, Tenant for the year or other period covered by the statement. Within thirty (30) days after the date of delivery of the foregoing statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.7 with respect to the preceding Tax Year or fraction thereof, or Landlord shall credit any amounts due from it to Tenant pursuant to the provisions of this Section 2.7 against (i) monthly installments of fixed rent next thereafter coming due or (ii) any sums then due from Tenant to Landlord under this Lease (or refund such portion of the over-payment as aforesaid if the Term has ended net of any sums then due from Tenant to Landlord).

In addition, payments by Tenant on account of increases in real estate taxes anticipated for the then current year shall be made monthly at the time and in the fashion herein provided for the payment of fixed rent. The amount so to be paid to Landlord shall be an amount reasonably estimated by Landlord to be sufficient to provide Landlord, in the aggregate, a sum equal to Tenant’s share of such increases, at least ten (10) days before the day on which such payments by Landlord would become delinquent.

To the extent that real estate taxes shall be payable to the taxing authority in installments with respect to periods less than a Tax Year, the foregoing statement shall be rendered and payments made on account of such installments.

Terms used herein are defined as follows:

(i)	“Tax Year” means the twelve-month period beginning July 1 each year during the Term or if the appropriate governmental tax fiscal period shall begin on any date other than July 1, such other date.

(ii)
“Landlord’s Tax Expenses Allocable to the Premises” shall mean the same proportion of Landlord’s Tax Expenses for and pertaining to the Building and the Site as the Rentable Floor Area of the Premises bears to 95% of the Total Rentable Floor Area of the Building.

(iii)
“Landlord’s Tax Expenses” with respect to any Tax Year means the aggregate real estate taxes on the Building and Site with respect to that Tax Year, reduced by any abatement receipts with respect to that Tax Year.

(iv)	“Base Taxes” is hereinbefore defined in Section 1.1.

(v)
“Base Taxes Allocable to the Premises” means the same proportion of Base Taxes for and pertaining to the Building and the Site as the Rentable Floor Area of the Premises bears to 95% of the Total Rentable Floor Area of the Building.

(vi)
“Real estate taxes” means all taxes and special assessments of every kind and nature and user fees and other like fees assessed by any governmental authority on the Building or Site which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Site, the Building and the Property, and reasonable expenses of and fees for any formal or informal proceedings for negotiation or abatement of taxes (collectively, “Abatement Expenses”), which Abatement Expenses shall be excluded from Base Taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined, calculated as if Landlord had elected to pay such special taxes or assessments over the longest period allowed by law (whether or not Landlord so elects). There shall be excluded from such taxes all income, estate, succession, inheritance, franchise and transfer taxes; and any fees, penalties, or interest payable on account of the late payment of any real estate taxes. If at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Site or Building or Property, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based, shall be deemed to be included within the term “real estate taxes” but only to the extent that the same would be payable if the Site and Buildings were the only property of Landlord.

(vii)	If during the Lease Term the Tax Year is changed by applicable law to less than a full 12-month period, the Base Taxes and Base Taxes Allocable to the Premises shall each be proportionately reduced.

2.8	Tenant Electricity
Landlord shall allocate the costs of furnishing electricity for lights and plugs and the distribution components of the heating, ventilating and air conditioning system to Tenant in accordance with the procedure contained in Exhibit H, and Tenant shall pay for such costs as provided in said Exhibit H.
ARTICLE III
Condition of Premises; Alterations

3.1	Preparation of Premises
The condition of the Premises upon Landlord’s delivery along with any work to be performed by either Landlord or Tenant shall be as set forth in the Work Agreement attached hereto as Exhibit B-1 and made a part hereof.
ARTICLE IV
Landlord’s Covenants; Interruptions and Delays

4.1	Landlord Covenants
    4.1.1    Services Furnished by Landlord

To furnish services, utilities, facilities and supplies set forth in Exhibit C equal to those customarily provided by landlords in high quality buildings in the Boston West Suburban Market subject to escalation reimbursement in accordance with Section 2.6.

4.1.2	Additional Services Available to Tenant

To furnish, at Tenant’s expense, reasonable additional Building operation services which are usual and customary in similar office buildings in the Boston West Suburban Market upon reasonable advance request of Tenant at reasonable and equitable rates from time to time established by Landlord. Tenant agrees to pay to Landlord, as Additional Rent, at the rates described above in this Section, the charges of Landlord providing any such additional Building services requested by Tenant and for the cost of any additions, alterations, improvements or other work performed by Landlord in the Premises at the express, written request of Tenant within thirty (30) days after being billed therefor.

4.1.3	Roof, Exterior Wall, Floor Slab and Common Facility Repairs

Except for (a) normal and reasonable wear and use and (b) damage caused by fire and casualty and by eminent domain, and except as otherwise provided in Article VI and subject to the escalation provisions of Section 2.6, (i) to make such repairs to the roof, exterior walls, floor slabs and common areas and facilities as may be necessary to keep them in serviceable condition and (ii) to maintain the Building (exclusive of Tenant’s responsibilities under this Lease) in a first class manner comparable to the maintenance of similar high-quality properties in the Boston West Suburban Market.

4.1.4	Signage

To provide and install, at Landlord’s expense, building standard signage to identify Tenant’s official name and Building address (i) on all Building directories, (ii) at the exterior doors in the Premises, and (iii) on the non-exclusive monument signage at the Building entrance; all such letters and numerals shall be in the building standard graphics and no others shall be used or permitted on the Premises, the Building or the Property, unless Landlord shall permit other tenants to use their own graphics and logos, in which case Tenant shall also have such right.

4.2	Interruptions and Delays in Services and Repairs, Etc.
A.    Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building however the necessity may occur, except if due to the negligence or willful misconduct of Landlord or its agents, contractors or employees. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord’s part, by reason of any cause reasonably beyond Landlord’s control, including without limitation by reason of Force Majeure (as defined in Section 6.1 hereof), Landlord shall not be liable to

Tenant therefor, nor, except as expressly otherwise provided in Article VI, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, or right to terminate this Lease, nor shall the same give rise to a claim in Tenant’s favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

B.    Notwithstanding the foregoing, upon the occurrence of any event or circumstance resulting from or caused by (x) any failure of Landlord to provide electrical, heating, ventilating, air conditioning, all elevator service to the Premises or access to the Premises, or any other service required to be provided by Landlord pursuant to the terms of this Lease that prevents Tenant from using the Premises or any portion thereof or (y) any alterations, replacements, or improvements made by Landlord to other tenant premises within the Building (any such event or circumstance described in clauses (x) or (y) above being hereinafter referred to as an “Abatement Event”), Tenant shall give Landlord notice (“Abatement Notice”) of any such Abatement Event and if such Abatement Event continues beyond the Eligibility Period (as hereinafter defined), then the Annual Fixed Rent and Tenant’s payments with respect to Operating Expenses and Taxes shall be abated entirely or reduced, as the case may be, after the expiration of the Eligibility Period for such time that Tenant continues both to be so prevented from using, and does not use, the Premises or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use, bears to the total Rentable Floor Area of the Premises. The term “Eligibility Period” shall mean (i) in connection with a failure by Landlord to provide required services or access to the Premises due to an event or circumstance within Landlord’s reasonable control or in connection with any alterations, replacements, or improvements made by Landlord to other tenant premises within the Building, a period of five (5) consecutive business days after Landlord’s receipt of any Abatement Notice(s) and (ii) in connection with a failure by Landlord to provide required services or access to the Premises due to an event or circumstance not within Landlord’s reasonable control, a period of fourteen (14) consecutive business days after Landlord’s receipt of any Abatement Notice(s).

4.3
Hazardous Materials

Subject to the limitations of Section 9.3 hereof, Landlord shall remove or abate as required by applicable Hazardous Materials Laws (as that term is defined in Section 5.3 below) Hazardous Materials (as that term is defined in Section 5.3 below) on, at, beneath, or migrating from the Site or in the Building, provided that the foregoing removal and/or abatement requirements shall not apply to Hazardous Materials (including mold) which first become present in the Building or on the Site after the Commencement Date (x)

because of the use, action or (where action is required hereunder or under Hazardous Materials Laws) inaction of any tenant or occupant in the Site, including Tenant, or any employee, agent or contractor of Tenant or (y) because of any use, alterations or other construction by or for Tenant or any occupant (other than any Landlord Party) of the Building (items (x) and (y) being herein collectively called the “Exclusions”). Subject to the limitations of Section 9.3 hereof, Landlord agrees to defend, indemnify, and save Tenant harmless from liability, loss and damage to persons or property and from any claims (including, without limitation, bodily injury, property damage, and environmental clean-up claims and notices of responsibility), actions, proceedings and expenses in connection therewith resulting from (1) the presence of Hazardous Materials on, at, beneath, or migrating from the Site or in the Building, except to the extent present as a result of the action of Tenant, or any employee, agent or contractor of Tenant; or (2) the failure of Landlord to fulfill its obligations under the this Section 4.3; provided, however, that in no event shall the foregoing indemnity (i) cover or in any way include the Exclusions and (ii) render Landlord liable for any loss or damage to Tenant’s Property and Landlord shall in no event be liable for indirect, consequential or punitive damages. This indemnity and hold harmless agreement shall survive the expiration or earlier termination of this Lease.

4.6	Compliance with Law
To comply with all applicable Legal Requirements now or hereafter in force that impose a duty on Landlord with respect to the common areas of the Site. Landlord hereby warrants and represents to Tenant that, to the best of Landlord’s knowledge, as of the Date of this Lease, Landlord has received no written notices from governmental authorities alleging that the Building or any portion thereof is in violation of any applicable Legal Requirements, including without limitation, (i) Title III of the Americans with Disabilities Act of 1990, or any regulations promulgated thereunder, or (ii) the regulations of the Massachusetts Architectural Access Board set forth in 521 CMR 1.00.

ARTICLE V
Tenant’s Covenants
Tenant covenants and agrees to the following during the Term and such further time as Tenant occupies any part of the Premises:

5.1	Payments
To pay when due all fixed rent and Additional Rent and all charges for utility services rendered to the Premises (except as otherwise provided in Exhibit C) and, as further Additional Rent, all charges for additional services rendered pursuant to Section 4.1.2. In the event Tenant pays any utilities for the Premises directly to the utility company or provider, Tenant shall grant Landlord access to Tenant’s account with such utility company or provider so that Landlord can review the utility bills relating to the Premises.

5.2	Repair and Yield Up
Except as otherwise provided in Article VI and Section 4.1.3 to keep the Premises in good order, repair and condition, and all glass in the Premises (except glass in exterior walls unless the damage thereto is attributable to Tenant's negligence or misuse, subject to Section 8.13) and doors of the Premises whole and in good condition with glass of the same type and quality as that injured or broken, in each case reasonable wear and tear, damage by fire or other casualty or taking under the power of eminent domain and damage resulting from the negligence of any of the Landlord Parties, their agents, contractors or employees or from the failure of Landlord to perform its obligations under this Lease only excepted, and at the expiration or termination of this Lease peaceably to yield up the Premises including all construction, work, improvements, and all alterations and additions thereto in such condition, first removing all furniture, fixtures, equipment, goods and effects of Tenant and, to the extent specified by Landlord by notice to Tenant at the time Landlord approved such installations, the wiring for Tenant's computer, telephone and other communication systems and equipment whether located in the Premises or in any other portion of the Building, including all risers and all alterations and additions made by Tenant (but specifically excluding all cabling and wiring existing in the Premises as of the date of this Lease) and all partitions, and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat. Tenant shall not permit or commit any waste, and subject to Section 8.13, Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to common areas in the Building, to the Site or to the Office Park caused by Tenant, Tenant's agents, contractors, employees, sublessees, licensees, concessionaires or invitees. Notwithstanding the foregoing, in no event shall Tenant be required to remove any element of Landlord’s Work or any alterations other than non-standard office alterations that would require unusual and excessive cost to remove and restore to general office use.

5.3	Use
To use the Premises for no other purpose other than the Permitted Use, and not to injure or deface the Premises, Building, the Additional Building, the Site or any other part of the Site nor to permit by Tenant or any party claiming by, through or under Tenant in the Premises or on the Site any auction sale, vending machine (other than those used exclusively by Tenant’s personnel), or inflammable fluids or chemicals (except as set forth in the last grammatical paragraph of this Section 5.3), or nuisance, or the emission from the Premises of any objectionable noise or odor, nor to permit in the Premises anything which would in any way result in the leakage of fluid or the growth of mold, and not to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor any use thereof which is inconsistent with the maintenance of the Building as an office building of the first class in the quality of its maintenance, use and occupancy, or which is likely to disturb the quiet enjoyment of other occupants of the

Building or the Additional Building, contrary to law or ordinance or liable to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building. Further, (i) Tenant shall not, nor shall Tenant permit its employees, invitees, agents, independent contractors, contractors, assignees or subtenants to, keep, maintain, store or dispose of (into the sewage or waste disposal system or otherwise) or engage in any activity which might produce or generate asbestos, petroleum (and any breakdown product thereof), lead containing paint, PCBs, and any other substance which is or may hereafter be classified as a hazardous material, waste or substance (collectively “Hazardous Materials”), under federal, state or local laws, rules and regulations, including, without limitation, 42 U.S.C. Section 6901 et seq., 42 U.S.C. Section 9601 et seq., 42 U.S.C. Section 2601 et seq., 49 U.S.C. Section 1802 et seq. and Massachusetts General Laws, Chapter 21E and the rules and regulations promulgated under any of the foregoing, as such laws, rules and regulations may be amended from time to time (collectively “Hazardous Materials Laws”), (ii) Tenant shall promptly after becoming aware of same notify Landlord of any incident in, on or about the Premises, the Building or the Site that would require the filing of a notice under any Hazardous Materials Laws, (iii) Tenant shall comply and shall cause its employees, invitees, agents, independent contractors, contractors, assignees and subtenants to comply with each of the foregoing and (iv) Landlord shall have the right to make such inspections (including testing) as Landlord shall elect from time to time to determine that Tenant is complying with the foregoing.

Notwithstanding the foregoing, Tenant may use normal amounts and types of substances typically used for office uses, provided that Tenant uses such substances in the manner which they are normally used for office uses, and in compliance with all Hazardous Materials Laws and other applicable laws, ordinances, bylaws, rules and regulations, and Tenant obtains and complies with all permits required by Hazardous Materials Laws or any other laws, ordinances, bylaws, rules or regulations prior to the use or presence of any such substances in the Premises.

5.4	Obstructions; Items Visible From Exterior; Rules and Regulations
Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the other buildings or of the Site used by Tenant in common with others; not without prior consent of Landlord (which shall be in Landlord’s sole discretion) to permit the painting or placing of any signs (other than Tenant’s standard signage, logos and graphics in the entrance lobby to the Premises), curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises (including, without limitation, from common lobbies within the Building); and to comply with all reasonable rules and regulations now or hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and Site and their facilities and approaches; Landlord shall not be liable to Tenant for the failure of other occupants of the Buildings to conform to such rules and regulations, provided that Landlord agrees to use reasonable efforts to enforce such rules and regulations in a uniform and non-discriminatory manner.

5.5	Safety Appliances
To keep the Premises equipped with all safety appliances required by any public authority (it being agreed that Landlord’s Work shall include safety appliances required for Tenant to lawfully occupy the Premises) because of (i) any use made by Tenant other than normal office use, (ii) Tenant’s particular configuration of furniture within the Premises, (iii) any alterations, additions or improvements made by or on behalf of Tenant in the Premises, or (iv) any subletting of any portion of the Premises, and to procure all licenses and permits so required because of any of the foregoing items described in clauses (i), (ii), (iii), or (iv) above, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant’s Permitted Use. Landlord agrees to provide any other safety appliances so required by law (i.e., except to the extent the same are required by reason of clauses (i), (ii), (iii), or (iv) above), the cost of which shall be included in Landlord’s Operating Expenses to the extent provided in Section 2.6 above.

5.6	Assignment; Sublease

Except as otherwise expressly provided herein, Tenant covenants and agrees that it shall not assign, mortgage, pledge, hypothecate or otherwise transfer this Lease and/or Tenant’s interest in this Lease or sublet (which term, without limitation, shall include granting of concessions, licenses or the like) the whole or any part of the Premises. In addition, the merger or consolidation of Tenant into or with any other entity, or the sale of all or substantially all of its assets, shall be deemed to be an assignment within the meaning of this Section 5.6. Any assignment, mortgage, pledge, hypothecation, transfer or subletting not expressly permitted in or consented to by Landlord under Sections 5.6.1-5.6.6 shall, at Landlord’s election, be void; shall be of no force and effect; and shall confer no rights on or in favor of third parties. In addition, Landlord shall be entitled to seek specific performance of or other equitable relief with respect to the provisions hereof. The limitations of this Section 5.6 shall be deemed to apply to any guarantor(s) of this Lease.

5.6.1
Notwithstanding the provisions of Section 5.6 above, in the event Tenant desires to assign this Lease or to sublet the whole or any part of the Premises, Tenant shall give Landlord notice (the “Proposed Transfer Notice”) of any proposed sublease or assignment, and said notice shall specify the provisions of the proposed assignment or subletting, including (a) the name and address of the proposed assignee or subtenant, (b) in the case of a proposed assignment or subletting pursuant to Section 5.6.3 below, such information as to the proposed assignee’s or proposed subtenant’s net worth and financial capability and standing as may reasonably be required for Landlord to make the determination referred to in said Section 5.6.3 (provided, however, that Landlord shall hold such information confidential having the right to release same to its officers, accountants, attorneys and mortgage lenders on a confidential basis), (c) all of the terms and provisions upon which the proposed assignment or subletting is to be made, (d) in the case of a proposed assignment or subletting pursuant to Section 5.6.3 below, all other information necessary to make the determination referred to in said Section 5.6.3 and (e) in the case of a proposed assignment or subletting pursuant to Section 5.6.4 below, such information as may be reasonably required by Landlord to determine that such proposed assignment or subletting complies with the requirements of said Section 5.6.4; provided, however, that in the case of a merger or acquisition, if required by law or by the terms of any confidentiality agreement to which Tenant is a party, such information may be provided forthwith after the effective date of such assignment. Within thirteen (13) business days following Landlord’s receipt of Tenant’s Proposed Transfer Notice given as aforesaid (including notice given by Tenant after the effective date of such assignment pursuant to the immediately preceding provision), Landlord shall make and submit to Tenant Landlord’s consent, or refusal to consent accompanied by Landlord’s reasons therefor pursuant to Section 5.6.3, or advise Tenant in reasonable detail of the particular respects in which Tenant’s notice and/or submission is insufficient (failing which, such notice and submission shall be deemed adequate) in which case Tenant shall re-submit such notice with all required information and thereupon the thirteen (13) business day period shall again be applicable.

5.6.2
Landlord shall have the right at its sole option, to be exercised within thirteen (13) business days after receipt of Tenant’s Proposed Transfer Notice (the “Acceptance Period”) for an assignment of this Lease or a sublease which itself, or in combination with all other existing subleases would result in the subleasing of more than 50% of the Premises, to terminate this Lease as of a date specified in a notice to Tenant, which date shall not be earlier than sixty (60) days nor later than one hundred and twenty (120) days after Landlord’s notice to Tenant; provided, however, that upon the termination date as set forth in Landlord’s notice, all obligations relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and promptly upon being billed therefor by Landlord, Tenant shall make final payment of all Annual Fixed Rent and Additional Rent due from Tenant through the termination date. Notwithstanding the foregoing, in the event that Tenant shall only propose to sublease a portion of the Premises, which sublease itself, or in combination with all other existing subleases would result in the subleasing of more than 50% of the Premises, Landlord shall only have the right to so terminate this Lease with respect to those portions of the Premises which Tenant has previously subleased and proposes to sublease (the “Terminated Portion of the Premises”), and from and after the termination date the Rentable Floor Area of the Premises shall be reduced to the rentable floor area of the remainder of the Premises and the definition of Rentable Floor Area of the Premises shall be so amended and after such termination all references in this Lease to the "Premises" or the “Rentable Floor Area of the Premises” shall be deemed to be references to the remainder of the Premises and accordingly Tenant's payments for Annual Fixed Rent, operating costs, real estate taxes and electricity shall be reduced on a pro rata basis to reflect the size of the remainder of the Premises. In the case of a partial subletting where Landlord has exercised its termination right pursuant to this Section 5.6.2, Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after demand therefor, the reasonable cost to separately physically demise that portion of the Premises which are being terminated from the remainder of the Premises. In the event that Landlord shall not exercise its termination rights as aforesaid, or shall fail to give any or timely notice pursuant to this Section the provisions of Sections 5.6.3, 5.6.5 and 5.6.6 shall be applicable. This Section 5.6.2 shall not be applicable to an assignment or sublease pursuant to Section 5.6.4.

5.6.3
Notwithstanding the provisions of Section 5.6 above, but subject to the provisions of this Section 5.6.3 and the provisions of Sections 5.6.5 and 5.6.6 below, in the event that Landlord has the right to terminate this Lease in whole or in part pursuant to Section 5.6.2 and shall not have exercised such termination right, or shall have failed to give any or timely notice under Section 5.6.2, then for a period of ninety (90) days (i) after the receipt of Landlord’s notice stating that Landlord does not elect the termination right, or (ii) after the expiration of the Acceptance Period, in the event Landlord shall not give any or timely notice under Section 5.6.2 as the case may be, Tenant shall have the right to assign this Lease or sublet all or any portion of the Premises in accordance with the Proposed Transfer Notice provided that, in each instance, Tenant first obtains the express prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

Without limiting the foregoing standard, Landlord shall not be deemed to be unreasonably withholding its consent to such a proposed assignment or subleasing if:

(a)
the proposed assignee or subtenant is (i) a tenant in the Building or elsewhere within the Office Park and Landlord then has available for lease space within the Office Park comparable in size to the space proposed to be subleased to such subtenant, (ii) is in active negotiation with Landlord or an affiliate of Landlord for premises in the Building or elsewhere within the Office Park, or (iii) is not of a character consistent with the operation of a first class office building (by way of example Landlord shall not be deemed to be unreasonably withholding its consent to an assignment or subleasing to any governmental or quasi-governmental agency that regularly deals with the public at large in such agency’s office, e.g., the Social Security Administration or Registry of Motor Vehicles), or

(b)	the proposed assignee or subtenant is not of good character and reputation, or

(c)	the proposed assignee does not possess adequate financial capability to perform the obligations of the Tenant under this Lease (in the case of an assignment) as and when due or required, or

(d)	the assignee or subtenant proposes to use the Premises (or part thereof) for a purpose other than the Permitted Use as stated in Section 1.1 hereof, or

(e)
the character of the business to be conducted or the proposed use of the Premises by the proposed subtenant or assignee shall (i) be reasonably likely to materially increase Landlord’s Operating Expenses beyond that which Landlord would reasonably anticipate incurring for the permitted use without this Lease (i.e., normal and customary office usage); (ii) be reasonably likely to materially increase the burden on elevators or other Building systems or equipment over the burden generated by normal and customary office usage; or (iii) violate or be reasonably likely to violate any provisions or restrictions contained herein relating to the use or occupancy of the Premises, or

(f)	there shall be existing an Event of Default (defined in Section 7.1), or

(g)
any part of the rent payable under the proposed assignment or sublease shall be based in whole or in part on the income or profits derived from the Premises or if any proposed assignment or sublease shall potentially have any adverse effect on the real estate investment trust qualification requirements applicable to Landlord and its affiliates, or

(h)
the holder of any mortgage or ground lease on property which includes the Premises does not approve of the proposed assignment or sublease, to the extent that such holder has consent rights under the terms of their ground lease or mortgage, or

(i)
due to the identity or business of a proposed assignee or subtenant, such approval would cause Landlord to be in violation of any covenant or restriction contained in another lease or other agreement affecting space in the Building or elsewhere in the Property.

If Landlord shall consent to the proposed assignment or subletting, as the case may be, then, in such event, Tenant may thereafter sublease or assign pursuant to Tenant’s notice, as given hereunder; provided, however, that if such assignment or sublease shall not be executed and delivered to Landlord within ninety (90) days after the date of Landlord’s consent, the consent shall be deemed null and void and the provisions of Section 5.6.1 shall be applicable.

5.6.4	Notwithstanding the foregoing provisions of Sections 5.6, 5.6.2, 5.6.3 and 5.6.5, but subject to the provisions of Sections 5.6.1 and 5.6.6, Tenant shall have the right to assign this Lease or to sublet the Premises (in whole or in part) to any other entity (the “Successor Entity”) (i) which controls or is controlled by Tenant or Tenant’s parent corporation, or (ii) which is under common control with Tenant, or (iii) which purchases all or substantially all of the assets of Tenant, or (iv) which purchases all or substantially all of the stock of (or other Ownership or membership interests in) Tenant or (v) which merges or combines with Tenant, provided that the entity to which this Lease is so assigned or which so sublets the Premises has a credit worthiness (e.g. net assets on a pro forma basis using generally accepted accounting principles consistently applied and using the most recent financial statements) greater than or equal to $68,000,000 in revenue and $140,000,000 in net assets as of the effective date of the proposed assignment or sublease, each as determined by generally accepted accounting principles and as shown in such entity’s most recent financial statements, as the case may be, based on such financial statements and other documentation reasonably requested by Landlord (the foregoing transferees referred to, individually or collectively, as a “Permitted Transferee”). Except in cases of statutory merger, in which case the surviving entity in the merger shall be liable as the Tenant under this Lease, Tenant shall continue to remain fully liable under this Lease, on a joint and several basis with the Permitted Transferee. If any parent, affiliate or subsidiary of Tenant to which this Lease is assigned or the Premises sublet (in whole or in part) shall cease to be such a parent, affiliate or subsidiary, such cessation shall be considered an assignment or subletting requiring Landlord’s consent.

5.6.5
In the case of any assignment or subleasing as to which Landlord may consent (other than an assignment or subletting permitted under Section 5.6.4 above) such consent shall be upon the express and further condition, covenant and agreement, and Tenant hereby covenants and agrees that, in addition to the Annual Fixed Rent, Additional Rent and other charges to be paid pursuant to this Lease, fifty percent (50%) of the “Assignment/Sublease Profits” (hereinafter defined), if any, shall be paid to Landlord. The “Assignment/Sublease Profits” shall be the excess, if any, of (a) the “Assignment/Sublease Net Revenues” as hereinafter defined over (b) the Annual Fixed Rent and Additional Rent and other charges provided in this Lease (provided, however, that for the purpose of calculating the Assignment/Sublease Profits in the case of a sublease, appropriate prorations in the applicable Annual Fixed Rent, Additional Rent and other charges under this Lease shall be made based on the percentage of the Premises subleased and on the terms of the sublease). The “Assignment/Sublease Net Revenues” shall be the fixed rent, additional rent and all other charges and sums payable either initially or over the term of the sublease or assignment (exclusive of the rental or purchase price received by Tenant for the transfer of business assets other than Tenant’s leasehold interest under this Lease), less the actual out-of-pocket costs of Tenant incurred in such subleasing or assignment (the definition of which consists of rent concessions, brokerage commissions, legal fees of outside counsel engaged by Tenant in connection with such assignment or subleasing, alteration allowances and other costs of any leasehold improvements made by Tenant in connection with such subletting or assignment), as set forth in a statement certified by an appropriate officer of Tenant and delivered to Landlord within thirty (30) days of the full execution of the sublease or assignment document, amortized over the term of the sublease or assignment.

All payments of the Assignment/Sublease Profits due Landlord shall be made within fifteen (15) business days of receipt of same by Tenant.

5.6.6
(A)    It shall be a condition of the validity of any assignment or subletting consented to under Section 5.6.3 above, or any assignment or subletting of right under Section 5.6.4 above, that both Tenant (except in the event Tenant ceases to exist through a merger) and the assignee or sublessee enter into a separate written instrument directly with Landlord in a form and containing terms and provisions reasonably required by Landlord, including, without limitation, the agreement of the assignee or sublessee to be bound directly to Landlord for all the obligations of the Tenant under this Lease (including any amendments or extensions thereof), including, without limitation, the obligation (a) to pay the rent and other amounts provided for under this Lease (but in the case of a partial subletting pursuant to Section 5.6.4, such subtenant shall agree on a pro rata basis to be so bound), (b) to comply with the provisions of Sections 5.6 through 5.6.6 hereof and (c) to indemnify the “Landlord Parties” (as defined in Section 8.13) as provided in Section 8.1 hereof. Such assignment or subletting shall not relieve the Tenant named herein of any of the obligations of the Tenant hereunder and Tenant shall remain fully and primarily liable therefor and the liability of Tenant and such assignee (or subtenant, as the case may be) shall be joint and several. Further, and notwithstanding the foregoing, the provisions hereof shall not constitute a recognition of the sublease or the subtenant thereunder, as the case may be, and at Landlord’s option, upon the termination or expiration of the Lease (whether such termination is based upon a cause beyond Tenant’s control, a default of Tenant, the agreement of Tenant and Landlord or any other reason), the sublease shall be terminated.

(B)    As Additional Rent, Tenant shall pay to Landlord as a fee for Landlord’s review of any proposed assignment or sublease requested by Tenant and the preparation of any associated documentation in connection therewith, within thirty (30) days after receipt of an invoice from Landlord, an amount equal to the reasonable out of pocket legal fees and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting, not to exceed $3,000 for any one transaction. Section 5.14 hereof shall apply to any request for plan review made in connection with any transfer.

(C)    If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may upon prior notice to Tenant, at any time and from time to time after the occurrence of an Event of Default by Tenant, collect rent and other charges from the assignee, sublessee or occupant and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or a waiver of the provisions of Sections 5.6 through 5.6.6 hereof, or the acceptance of the assignee, sublessee or occupant as a tenant or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained, the Tenant herein named to remain primarily liable under this Lease.

(D)    The consent by Landlord to an assignment or subletting under Section 5.6.3 above, or the consummation of an assignment or subletting of right under Section 5.6.4 above, shall in no way be construed to relieve Tenant from obtaining the express consent in writing of Landlord to any further assignment or subletting, where such consent is required hereunder.

(E)    On or after the occurrence, and during the continuance, of an “Event of Default” (defined in Section 7.1), Landlord shall be entitled to one hundred percent (100%) of any Assignment/Sublease Profits.

(F)    Without limiting Tenant’s obligations under Section 5.12, Tenant shall be responsible, at Tenant’s sole cost and expense, for performing all work necessary to comply with Legal Requirements and Insurance Requirements in connection with any assignment or subletting hereunder including, without limitation, any work in connection with such assignment or subletting.

(G)    In addition to the other requirements set forth in this Lease and notwithstanding any other provision of this Lease, partial sublettings of the Premises shall only be permitted under the following terms and conditions: (i) the layout of both the subleased premises and the remainder of the Premises must comply with applicable laws, ordinances, rules and/or regulations and be approved by Landlord, including, without limitation, all requirements concerning access and egress; (ii) in the event the subleased premises are separately physically demised from the remainder of the Premises, Tenant shall pay all costs of separately physically demising the subleased premises; and (iii) there shall be no more than two (2) subleases in effect in the Premises at any given time.

5.6.7
Notwithstanding the other provisions of this Lease, Tenant may from time to time and without Landlord’s consent permit one or more portions of the Premises to be occupied by Tenant’s contractors, subcontractors of Tenant’s contractors, and/or employees of any of Tenant’s affiliates on a temporary basis pursuant to an oral or written revocable license, which contractors and/or subcontractors are using any such space in connection with the performance of their contract obligations to Tenant in connection with the Permitted Use and without payment of consideration therefor to Tenant other than the performance of such contract obligations, provided, however, that incidental use of such space by any such subcontractor or contractor on behalf of another entity shall not be deemed a violation of this paragraph. Any space used for the purposes of this paragraph shall be unified with (e.g. not separately demised), and indistinguishable from, portions of the Premises not used for such purposes. Without limiting the generality of Section 8.1 below, Tenant shall indemnify, defend and save Landlord harmless from and against any liability, loss, cost or damage resulting from the failure of any such contractors or subcontractors to comply with the terms and conditions of this Lease, and any such failure of such contractors or subcontractors to comply with the terms and conditions of this Lease shall be deemed a failure by Tenant to comply. From time to time upon the written request of Landlord, Tenant shall identify in writing any such contractor or subcontractor occupying portions of the Premises pursuant to this Section 5.6.7.

5.7	Right of Entry
To permit Landlord and its agents to examine the Premises at reasonable times and (except in the event of an emergency) upon reasonable prior notice and subject to Tenant’s reasonable security requirements of which Landlord has been given prior notice, if Landlord shall so elect, to make any alterations, additions or improvements contemplated by this Lease or any repairs or replacements Landlord may deem necessary in accordance with the terms and provisions of this Lease; to remove, at Tenant’s expense, any alterations, addition, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective tenants during the eleven (11) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times. Landlord agrees that except in the case of an emergency, it will conduct any such entry contemplated by this Section 5.9 in such a manner so as to minimize any interference with the conduct of Tenant’s business operations in the Premises (consistent with the nature of the reason for such entry).

5.8	Floor Load; Prevention of Vibration and Noise
Not to place a load upon the Premises exceeding an average rate of 70 pounds of live load per square foot of floor area (partitions shall be considered as part of the live load); and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize; Tenant’s business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant so as to eliminate such vibration or noise.

5.9	Personal Property Taxes
To pay promptly when due all taxes which may be imposed upon “Tenant’s Property” (as defined in Section 8.4 hereof) in the Premises to whomever assessed.

5.10	Compliance with Laws
Except as otherwise expressly provided in Section 4.6 above, to comply with all applicable Legal Requirements now or hereafter in force which shall impose a duty on Landlord or Tenant relating to or as a result of the particular manner of use or occupancy of the Premises by Tenant or any alterations or improvements performed by Tenant; provided that Tenant shall not be required to make any alterations or additions to the structure, roof, exterior and load bearing walls, foundation, structural floor slabs and other structural elements of the Building unless the same are required by such Legal Requirements as a result of or in connection with Tenant’s use or occupancy of the Premises beyond normal use of space of this kind. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed because of its failure to comply with the provisions of this Section 5.10.

5.11	Payment of Litigation Expenses
As Additional Rent, to pay all reasonable costs, counsel and other fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease or in connection with any bankruptcy case involving Tenant (Landlord hereby similarly agreeing to pay all reasonable third party costs, counsel or other fees incurred by Tenant in connection with the successful enforcement by Tenant of any obligations of Landlord under this Lease or in connection with any bankruptcy case involving Landlord).

5.12	Alterations
A.    Tenant shall not make alterations and additions to Tenant’s Premises except in accordance with plans and specifications therefor first approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord’s determination of matters relating to aesthetic issues relating to alterations, additions or improvements which are visible outside the Premises (including, without limitation, from common lobbies within the Building) shall be in Landlord’s reasonable discretion. Without limiting such standard Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions (including, without limitation, any alterations or additions to be performed by Tenant under Article III) which (a) in Landlord’s reasonable opinion will materially adversely affect any structural or exterior element of the Building, any area or element outside of the Premises, or any facility or base building mechanical system serving any area of the Building outside of the Premises, or (b) involve or affect the exterior design, size, height, or other exterior dimensions of the Building or (c) will require unusual expense to readapt the Premises to normal office use on Lease termination or expiration or increase the cost of construction or of insurance or taxes on the Building or of the services called for by Section 4.1 unless Tenant first gives assurance acceptable to Landlord for payment of such increased cost and that such readaptation will be made prior to such termination or expiration without expense to Landlord, (d) enlarge the Rentable Floor Area of the Premises, or (e) are inconsistent, in Landlord’s reasonable judgment, with alterations satisfying Landlord’s standards for new alterations in the Building. Landlord’s review and approval of any such plans and specifications and consent to perform work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with applicable Legal Requirements and requirements of insurers of the Building and the other requirements of this Lease with respect to Tenant’s insurance obligations (herein called “Insurance Requirements”) nor deemed a waiver of Tenant’s obligations under this Lease with respect to applicable Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance of such plans, specifications and work with applicable Legal Requirements and Insurance Requirements nor give right to any other parties. Further, Tenant acknowledges that Tenant is acting for its own benefit and account, and that Tenant shall not be acting as Landlord’s agent in performing any work in the Premises, accordingly, no contractor, subcontractor or supplier shall have a right to lien Landlord’s interest in the Property in connection with any such work. Within thirty (30) days after receipt of an invoice from Landlord, Tenant shall pay to Landlord as a fee for Landlord’s review of any work or plans (excluding any review respecting initial improvements performed pursuant to Article III hereof for which a fee has previously been paid but including any review of plans or work relating to any assignment or subletting), as Additional Rent, an amount equal to the sum of: (i) $150.00 per hour for time spent by Landlord’s in-house personnel (not to exceed $1,000 per project), and (ii) all reasonable third party expenses incurred by Landlord to review Tenant’s plans and Tenant’s work (Landlord hereby agreeing to cap any plan review costs (i.e., inclusive of items (i) and (ii) above) relating to interior, non-structural alterations, addition or improvements that do not impact Building systems at $6,000.00 in connection with any single request for approval). All alterations and additions shall be part of the Building unless and until Landlord shall specify the same for removal pursuant to Section 5.2. All of Tenant’s alterations and additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Buildings or Site or interfere with construction or operation of the Buildings and other improvements to the Site and, except for installation of furnishings, shall be performed by Landlord’s general contractor or by contractors or workers first approved by Landlord, which approval shall not be unreasonably withheld. Except for work by Landlord’s general contractor, Tenant, before its work is started, shall secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them and security reasonably satisfactory to Landlord protecting Landlord against liens arising out of the furnishing of such labor and material; and cause each contractor to carry insurance in accordance with Section 8.14 herein and to deliver to Landlord certificates of all such insurance. Except with respect to purely cosmetic work, such as floor and wall coverings, Tenant shall also prepare and submit to Landlord a set of as-built plans, in both print and electronic forms, showing such work performed by Tenant to the Premises promptly after any such alterations, improvements or installations are substantially complete and promptly after any wiring or cabling for Tenant’s computer, telephone and other communications systems is installed by Tenant or

Tenant’s contractor. Without limiting any of Tenant’s obligations hereunder, Tenant shall be responsible, as Additional Rent, for the costs of any alterations, additions or improvements in or to the Building that are required in order to comply with Legal Requirements directly as a result of any work performed by Tenant. Landlord shall have the right to provide such rules and regulations relative to the performance of any alterations, additions, improvements and installations by Tenant hereunder and Tenant shall abide by all such reasonable rules and regulations of which Tenant has received advance written notice and shall cause all of its contractors to so abide including, without limitation, payment for the costs of using Building services. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Buildings or the Site and immediately to discharge any such liens which may so attach. Tenant shall pay, as Additional Rent, 100% of any real estate taxes on the Property which shall, at any time after commencement of the Term, be expressly assessed by the taxing authority upon any alteration, addition or improvement to the Premises made by Tenant. Tenant acknowledges and agrees that Landlord shall be the owner of any additions, alterations and improvements in the Premises or the Building to the extent paid for by Landlord.

B.    Notwithstanding the terms of Section 5.12(A), Tenant shall have the right, without obtaining the prior consent of Landlord, to make alterations, additions or improvements to the Premises where:

(i)	the same are within the interior of the Premises within the Building, and do not affect the exterior of the Premises and the Building (including no signs on windows);

(ii)	the same do not affect the roof, any structural element of the Building, the mechanical, electrical, plumbing, heating, ventilating, air-conditioning and fire protection systems of the Building;

(iii)	the cost of any individual alteration, addition or improvement shall not exceed $20,000.00; and

(iv)	Tenant shall comply with the provisions of this Lease and if such work increases the cost of insurance or taxes or of services, Tenant shall pay for any such increase in cost;

provided, however, that Tenant shall, within ten (10) days prior to the making of such changes, send to Landlord plans and specifications describing the same in reasonable detail. Tenant shall not be required to remove any alterations, additions or improvements for which Landlord consent is not required under this Section 5.16.B.

5.13	Vendors

Any vendors engaged by Tenant to perform services in or to the Premises including, without limitation, janitorial contractors and moving contractors shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or the Property or interfere with Building construction or operation and shall be performed by vendors first approved by Landlord, which approval shall not be unreasonably withheld.

5.14	Patriot Act
As an inducement to Landlord to enter into this Lease, Tenant hereby represents and warrants that: (i) Tenant is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Tenant is not (nor is it owned, controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order, Tenant (and any person, group, or entity which Tenant controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Tenant of the foregoing representations and warranties shall be deemed an immediate Event of Default by Tenant under Section 7.1 of this Lease (without the benefit of notice or grace) and shall be covered by the indemnity provisions of Section 8.1 below, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease.
ARTICLE VI
Casualty and Taking

6.1	Damage Resulting from Casualty
In case during the Lease Term the Building or the Site are damaged by fire or casualty and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within two hundred ten (210) days from the time that repair work would commence, Landlord may, at its election, terminate this Lease by notice given to Tenant within thirty (30) days after Landlord’s delivery to Tenant of Landlord’s estimate of restoration, specifying the effective date of termination. The effective date of termination specified by Landlord shall not be less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

In case during the Term, the Premises are damaged by fire or casualty and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within two hundred ten (210) days (and/or as to special work or work which requires long lead time then if such work cannot reasonably be expected to be repaired within such additional time as is reasonable under the circumstances given the nature of the work) from the time that repair work would commence, Tenant may, at its election, terminate this Lease by notice given to Landlord within thirty (30) days after receipt of Landlord’s estimate of restoration, specifying the effective date of termination. The effective date of termination specified by Tenant shall be not less than thirty (30) days nor more than forty-five (45) days after the date of notice of such termination.

Not later than thirty (30) days after the occurrence of any casualty damage to the Building, Landlord shall cause a reputable, independent contractor, engineer, insurance adjuster or other qualified professional to prepare an estimate of the time that would be required to restore the Building as required by this Article VI, which estimate shall be delivered to Landlord and Tenant within such 30-day period. Such estimate shall provide the basis for the termination rights, if any, of Landlord and Tenant under the preceding two paragraphs.

Unless terminated pursuant to the foregoing provisions, this Lease shall remain in full force and effect following any such damage subject, however, to the following provisions.

If the Building or the Site or any part thereof are damaged by fire or other casualty and this Lease is not so terminated, or Landlord or Tenant have no right to terminate this Lease, and in any such case the holder of any mortgage which includes the Building as a part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net insurance proceeds to be applied to the restoration of the Building (and/or the Site), Landlord promptly after such damage and the determination of the net amount of insurance proceeds available shall use due diligence to restore the Premises and the Building in the event of damage thereto (excluding “Tenant’s Property” (as defined in Section 8.4 hereof), except as expressly provided in the immediately following paragraph of this Section 6.1) into proper condition for use and occupation and a just proportion of the Annual Fixed Rent, Tenant’s share of Operating Costs and Tenant’s share of real estate taxes and other Additional Rent according to the nature and extent of the injury to the Premises shall be abated until the Premises shall have been put by Landlord substantially into such condition except for punch list items and long lead items. Notwithstanding anything herein contained to the contrary, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net insurance proceeds.

Notwithstanding the foregoing, if Landlord is proceeding with the restoration of the Building and the Premises in accordance with the previous paragraph, Landlord shall also restore Landlord’s Work and also any alterations, additions or improvements within the Premises that are part of Tenant’s Property (x) which have previously been approved by Landlord in accordance with the terms and provisions of this Lease and (y) with respect to which Tenant has carried “all risk” insurance covering the loss or damage in accordance with Section 8.4 below and pays the proceeds of such insurance (or an amount equivalent thereto) to Landlord within five (5) business days following Landlord’s written request); provided, however, that in no event shall Landlord be required to fund any insufficiency in the insurance proceeds (or equivalent amount) provided by Tenant with respect to such loss or damage (or to fund any of the costs of restoration in the absence of any payment by Tenant).

If neither party has previously terminated this Lease and such restoration is not completed within ten (10) months from the date of the casualty or taking, such period to be subject, however, to extension where the delay in completion of such work is due to Force Majeure, as defined hereinbelow (but in no event beyond twelve (12) months from the date of the casualty or taking), Tenant, as its sole and exclusive remedy, shall have the right to terminate this Lease at any time after the expiration of such 10-month (as extended) period until the restoration is substantially completed, such termination to take effect as of the thirtieth (30th) day after the date of receipt by Landlord of Tenant’s notice, with the same force and effect as if such date were the date originally established as the expiration date hereof unless, within thirty (30) days after Landlord’s receipt of Tenant’s notice, such restoration is substantially completed, in which case Tenant’s notice of termination shall be of no force and effect and this Lease and the Lease Term shall continue in full force and effect. When used herein, “Force Majeure” shall mean any prevention, delay or stoppage due to governmental regulation, strikes, lockouts, acts of God, acts of war, terrorists acts, civil commotions, unusual scarcity of or inability to obtain labor or materials, labor difficulties, casualty or other causes reasonably beyond Landlord’s control or attributable to Tenant’s action or inaction.

6.2	Uninsured Casualty
Notwithstanding anything to the contrary contained in this Lease, if the Building or the Premises shall be substantially damaged by fire or casualty as the result of a risk not covered by the forms of casualty insurance at the time maintained by Landlord or required to be maintained by Landlord hereunder and such fire or casualty damage cannot, in the ordinary course, reasonably be expected to be repaired within ninety (90) days from the time that repair work would commence, Landlord may, at its election, terminate the Term of this Lease by notice to the Tenant given within sixty (60) days after such loss. If Landlord shall give such notice, then this Lease shall terminate as of the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

6.3	Rights of Termination for Taking

If the entire Building, or such portion of the Premises as to render the balance (if reconstructed to the maximum extent practicable in the circumstances) unsuitable for Tenant’s purposes in Tenant’s reasonable business judgment, shall be taken by condemnation or right of eminent domain, Landlord or Tenant shall have the right to terminate this Lease by notice to the other of its desire to do so, provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. If either party shall give such notice, then this Lease shall terminate as of the date that Tenant is deprived of possession with the same force and effect as if such date were the date originally established as the expiration date hereof.

Further, if (x) the entire Building shall be taken or (y) so much of the Building shall be so taken that continued operation of the Building would be uneconomic as a result of the taking, Landlord shall have the right to terminate this Lease by giving notice to Tenant of Landlord’s desire to do so not later than thirty (30) days after Tenant has been deprived of possession of the Premises (or such portion thereof as may be taken). If Landlord shall give such notice, then this Lease shall terminate as of the date that Tenant is deprived of possession with the same force and effect as if such date were the date originally established as the expiration date hereof.

Should any part of the Premises be so taken or condemned during the Lease Term hereof, and should this Lease not be terminated in accordance with the foregoing provisions, and the holder of any mortgage which includes the Premises as part of the mortgaged premises or any ground lessor of any ground lease which includes the Site as part of the demised premises allows the net condemnation proceeds to be applied to the restoration of the Building, Landlord agrees that after the determination of the net amount of condemnation proceeds available to Landlord, Landlord shall use due diligence to put what may remain of the Premises into proper condition for use and occupation as nearly like the condition of the Premises prior to such taking as shall be practicable (excluding Tenant’s Property). Notwithstanding the foregoing, Landlord shall not be obligated to expend for such repair and restoration any amount in excess of the net condemnation proceeds made available to it.

If the Premises shall be affected by any exercise of the power of eminent domain, then the Annual Fixed Rent, Tenant’s share of operating costs and Tenant’s share of real estate taxes shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant; and in case of a taking which permanently reduces the Rentable Floor Area of the Premises, a just proportion of the Annual Fixed Rent, Tenant’s share of operating costs and Tenant’s share of real estate taxes shall be abated for the remainder of the Lease Term.

6.4	Award
Landlord shall have and hereby reserves to itself any and all rights to receive awards made for damages to the Premises, the Buildings, the Property and the Site and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby grants, releases and assigns to Landlord all Tenant’s rights to such awards, and covenants to execute and deliver such further assignments and assurances thereof as Landlord may from time to time request.

Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceeding a claim for the value of any of Tenant’s usual trade fixtures installed in the Premises by Tenant at Tenant’s expense and for relocation and moving expenses, provided that such action and any resulting award shall not affect or diminish the amount of compensation otherwise recoverable by Landlord from the taking authority.
ARTICLE VII
Default

7.1	Tenant’s Default

(a)	If at any time subsequent to the date of this Lease any one or more of the following events (herein sometimes called an “Event of Default”) shall occur:

(i)
Tenant shall fail to pay the fixed rent, Additional Rent or other charges for which provision is made herein on or before the date on which the same become due and payable, and the same continues for five (5) business days after notice from Landlord to Tenant thereof; or

(ii)
Landlord having rightfully given the notice specified in subdivision (i) above twice in any calendar year, Tenant shall thereafter in the same calendar year fail to pay the fixed rent, Additional Rent or other charges on or before the date on which the same become due and payable; or

(iii)	Tenant shall assign its interest in this Lease or sublet any portion of the Premises in violation of the requirements of Sections 5.6 through 5.6.5 of this Lease; or

(iv)
Tenant shall fail to maintain the general liability insurance required under this Lease, or Tenant shall employ labor or contractors within the Premises which interfere with Landlord’s Work, in violation of Exhibit B-1, and the same continues for five (5) business days after notice from Landlord to Tenant thereof; or

(v)	Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant’s part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly to remedy the same and to prosecute such remedy to completion with diligence and continuity; or

(vi)	Tenant’s leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

(vii)
Tenant shall make an assignment for the benefit of creditors or shall file a voluntary petition in bankruptcy or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law or regulation for the relief of debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or shall admit in writing its inability to pay its debts generally as they become due; or

(viii)
A petition shall be filed against Tenant in bankruptcy or under any other law seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future Federal, State or other statute, law or regulation and shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive), or if any debtor in possession (whether or not Tenant) trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties or of the Premises shall be appointed without the consent or acquiescence of Tenant and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive) then, and in any of said cases (notwithstanding any license of a former breach of covenant or waiver of the benefit hereof or consent in a former instance).

Landlord lawfully may, immediately or at any time thereafter, and without demand or further notice terminate this Lease by notice to Tenant, specifying a date not less than ten (10) days after the giving of such notice on which this Lease shall terminate, and this Lease shall come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Lease Term (Tenant hereby waiving any rights of redemption), and Tenant will then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

(b)
If this Lease shall have been terminated as provided in this Article, then Landlord may, without notice, re-enter the Premises, either by force, summary proceedings, ejectment or otherwise, and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end.

(c)
In the event that this Lease is terminated under any of the provisions contained in Section 7.1 (a) or shall be otherwise terminated by breach of any obligation of Tenant, Tenant covenants and agrees forthwith to pay and be liable for, on the days originally fixed herein for the payment thereof, amounts equal to the several installments of rent and other charges reserved as they would, under the terms of this Lease, become due if this Lease had not been terminated or if Landlord had not entered or re-entered, as aforesaid, and whether the Premises be relet or remain vacant, in whole or in part, or for a period less than the remainder of the Term, and for the whole thereof, but in the event the Premises be relet by Landlord, Tenant shall be entitled to a credit in the net amount of rent and other charges received by Landlord in reletting, after deduction of all reasonable out of pocket expenses incurred in reletting the Premises (including, without limitation, remodeling costs, brokerage fees and the like), and in collecting the rent in connection therewith, in the following manner:

Amounts received by Landlord after reletting shall first be applied against such Landlord’s expenses, until the same are recovered, and until such recovery, Tenant shall pay, as of each day when a payment would fall due under this Lease, the amount which Tenant is obligated to pay under the terms of this Lease (Tenant’s liability prior to any such reletting and such recovery not in any way to be diminished as a result of the fact that such reletting might be for a rent higher than the rent provided for in this Lease); when and if such expenses have been completely recovered, the amounts received from reletting by Landlord as have not previously been applied shall be credited against Tenant’s obligations as of each day when a payment would fall due under this Lease, and only the net amount thereof shall be payable by Tenant. Further, amounts received by Landlord from such reletting for any period shall be credited only against obligations of Tenant allocable to such period, and shall not be credited against obligations of Tenant hereunder accruing subsequent or prior to such period; nor shall any credit of any kind be due for any period after the date when the term of this Lease is scheduled to expire according to its terms.

Landlord agrees to use reasonable efforts to relet the Premises after Tenant vacates the same in the event this Lease is terminated based upon an Event of Default by Tenant hereunder. The marketing of the Premises in a manner similar to the manner in which Landlord markets other premises within Landlord’s control within the Building shall be deemed to have satisfied Landlord’s obligation to use “reasonable efforts” hereunder. In no event shall Landlord be required to (i) solicit or entertain negotiations with any other prospective tenant for the Premises until Landlord obtains full and complete possession of the Premises (including, without limitation, the final and unappealable legal right to relet the Premises free of any claim of Tenant), (ii) relet the Premises before leasing other vacant space in the Building, or (iii) lease the Premises for a rental less than the current fair market rent then prevailing for similar office space in the Building.

(d)
(i)    Landlord may elect, as an alternative, to have Tenant pay liquidated damages, which election may be made by notice given to Tenant at any time after such termination and whether or not Landlord shall have collected any damages as aforesaid, as liquidated final damages and in lieu of all other damages beyond the date of such notice. Upon such notice, Tenant shall promptly pay to Landlord, as liquidated damages, in addition to any damages collected or due from Tenant for any period prior to such notice and all expenses which Landlord may have incurred with respect to the collection of such damages, such a sum as at the time of the giving of such notice represents the amount of the excess, if any, of the total rent and other benefits which would have accrued to Landlord under this Lease from the date of such notice for what would be the then unexpired Lease Term if the Lease terms had been fully complied with by Tenant over and above the then cash rental value (in advance) of the Premises for the balance of the Lease Term.

(ii)    For the purposes of this Article, if Landlord elects to require Tenant to pay damages in accordance with the immediately preceding paragraph, the total rent shall be computed by assuming that Tenant’s share of excess taxes, Tenant’s share of excess operating costs and Tenant’s share of excess electrical costs would be, for the balance of the unexpired Term from the date of such notice, the amount thereof (if any) for the immediately preceding annual period payable by Tenant to Landlord.

(e)
In case of any Event of Default and re-entry, dispossession by summary proceedings or otherwise, Landlord may (i) re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions, abatements or free rent to the extent that Landlord reasonably considers advisable or necessary to re-let the same and (ii) may make such alterations, repairs and decorations in the Premises as Landlord in its sole but reasonable judgment considers advisable or necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be liable in any way whatsoever for failure to re-let the Premises, or, in the event that the Premises are re-let, for failure to collect the rent under re-letting. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease.

(f)
The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for. Further, nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

7.2	Landlord’s Default
Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, after notice by Tenant to Landlord specifying wherein Landlord has failed to perform any such obligation, or, if such failure is of a nature that Landlord cannot reasonably remedy the same within such thirty (30) day period, Landlord shall fail to commence promptly to remedy the same within such thirty-day period and to prosecute such remedy to completion with diligence. The Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against the Landlord from rent thereafter due and payable, but shall look solely to the Landlord for satisfaction of such claim.
ARTICLE VIII
Insurance and Indemnity

8.1	Tenant’s Indemnity
(a)     Indemnity. To the fullest extent permitted by law, Tenant waives any right to contribution against the Landlord Parties (as hereinafter defined) and agrees to indemnify and save harmless the Landlord Parties from and against all claims of whatever nature arising from or claimed to have arisen from (i) any act, omission or negligence of the Tenant Parties (as hereinafter defined); (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring in or about the Premises from the earlier of (A) the date on which any Tenant Party first enters the Premises for any reason or (B) the Commencement Date, and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long after the end of the Lease Term as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereof; (iii) any accident, injury or damage whatsoever occurring outside the Premises but within the Building, or on common areas within the Office Park, where such accident, injury or damage results, or is claimed to have resulted, from the negligence or willful misconduct on the part of any of the Tenant Parties; or (iv) any breach of this Lease by Tenant. Tenant shall pay such indemnified amounts as they are incurred by the Landlord Parties. This indemnification shall not be construed to deny or reduce any other rights or obligations of indemnity that any of the Landlord Parties may have under this Lease or the common law. Notwithstanding anything contained herein to the contrary, Tenant shall not be obligated to indemnify a Landlord Party for any claims to the extent that such Landlord Party’s damages in fact result from such Landlord Party negligence or willful misconduct.

(b)     Breach. In the event that Tenant breaches any of its indemnity obligations hereunder or under any other contractual or common law indemnity: (i) Tenant shall pay to the Landlord Parties all liabilities, loss, cost, or expense (including attorney’s fees) incurred as a result of said breach; and (ii) the Landlord Parties may deduct and offset from any amounts due to Tenant under this Lease any amounts owed by Tenant pursuant to this Section 8.1(b).

(c)    No limitation. The indemnification obligations under this Section 8.1 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for Tenant or any subtenant or other occupant of the Premises under workers’ compensation acts, disability benefit acts, or other employee benefit acts. Tenant waives any immunity from or limitation on its indemnity or contribution liability to the Landlord Parties based upon such acts.

(d)    Subtenants and other occupants. Tenant shall require its subtenants and other occupants of the Premises to provide similar indemnities to the Landlord Parties in a form acceptable to Landlord.

(e)    Survival. The terms of this Section 8.1 shall survive any termination or expiration of this Lease.

(f)    Costs. The foregoing indemnity and hold harmless agreement shall include indemnity for all costs, expenses and liabilities (including, without limitation, attorneys’ fees and disbursements) incurred by the Landlord Parties in connection with any such claim or any action or proceeding brought thereon, and the defense thereof. In addition, in the event that any action or proceeding shall be brought against one or more Landlord Parties by reason of any such claim, Tenant, upon request from the Landlord Party, shall resist and defend such action or proceeding on behalf of the Landlord Party by counsel appointed by Tenant’s insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to the Landlord Party. The Landlord Parties shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of such Landlord Parties, which consent shall not be unreasonably withheld.

8.1.1    Subject to the limitations in Section 9.3 and in Section 8.2 and Section 8.13 of this Article, and to the extent not resulting from any act, omission, fault, negligence or misconduct of Tenant or its contractors, licensees, invitees, agents, servants or employees, Landlord agrees to indemnify and save harmless Tenant from and against any claim by a third party arising from any injury to any person occurring in the Premises or in the Complex after the date that possession of the Premises is first delivered to Tenant and until the expiration or earlier termination of the Lease Term, to the extent such injury results from the negligence or willful misconduct of Landlord or Landlord Parties, or from any breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease; provided, however, that in no event shall the aforesaid indemnity render Landlord responsible or liable for any loss or damage to fixtures, personal property or other property of Tenant, and Landlord shall in no event be liable for any indirect or consequential damages. Tenant shall provide notice of any such third party claim to Landlord as soon as practicable. Landlord shall have the right, but not the duty, to defend the claim. The provisions of this Section shall not be applicable to the holder of any mortgage now or hereafter on the Property or Building (whether or not such holder shall be a mortgagee in possession of or shall have exercised any rights under a conditional, collateral or other assignment of leases and/or rents respecting the Property or Building), except to the extent of liability insurance maintained by such holder.

8.2	Tenant’s Risk
Tenant agrees to use and occupy the Premises, and to use such other portions of the Building, the Site and the Office Park as Tenant is given the right to use by this Lease at Tenant’s own risk. The Landlord Parties shall not be liable to the Tenant Parties for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to a Tenant Party’s business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises, the Building, the Property or the Office Park, any fire, robbery, theft, mysterious disappearance, or any other crime or casualty, the actions of any other tenants of the Office Park or of any other person or persons, or any leakage in any part or portion of the Premises or the Building or the Property, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building or the Property, or from drains, pipes or plumbing fixtures in the Building or the Property. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of the Tenant Party, and neither the Landlord Parties nor their insurers shall in any manner be held responsible therefor. The Landlord Parties shall not be responsible or liable to a Tenant Party, or to those claiming by, through or under a Tenant Party, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Building or otherwise. The provisions of this section shall be applicable to the fullest extent permitted by law, and until the expiration or earlier termination of the Lease Term, and during such further period as Tenant may use or be in occupancy of any part of the Premises or of the Building. Notwithstanding anything contained herein to the contrary, the provisions of this Section 8.2 shall not apply to the extent of Landlord’s negligence.

8.3	Tenant’s Commercial General Liability Insurance
Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, and thereafter throughout and until the end of the Lease Term, and after the end of the Lease Term for so long as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereafter, a policy of commercial general liability insurance, on an occurrence basis, issued on a form at least as broad as Insurance Services Office (“ISO”) Commercial General Liability Coverage “occurrence” form CG 00 01 10 01 or another Commercial General Liability “occurrence” form providing equivalent coverage. Such insurance shall include broad form contractual liability coverage, specifically covering this Lease as an insured contract. The minimum limits of liability of such insurance shall be $5,000,000 per occurrence. In addition, in the event Tenant hosts a function in the Premises, Tenant agrees to obtain, and cause any persons or parties providing services for such function to obtain, the appropriate insurance coverages as determined by Landlord (including liquor liability coverage, if applicable) and provide Landlord with evidence of the same.

8.4	Tenant’s Property Insurance
Tenant shall maintain at all times during the Term of the Lease, and during such earlier time as Tenant may be performing work in or to the Premises or have property, fixtures, furniture, equipment, machinery, goods, supplies, wares or merchandise on the Premises, and containing thereafter so long as Tenant is in occupancy of any part of the Premises, business interruption insurance and insurance against loss or damage covered by the so-called “all risk” type insurance coverage with respect to Tenant’s property, fixtures, furniture, equipment, machinery, goods, supplies, wares and merchandise, and all alterations, improvements and other modifications made by or on behalf of the Tenant in the Premises (other than Landlord’s Work), and other property of Tenant located at the Premises, which are permitted to be removed by Tenant at the expiration or earlier termination of the Lease Term except to the extent paid for by Landlord (collectively “Tenant’s Property”). The business interruption insurance required by this Section 8.4 shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than the Annual Fixed Rent then in effect during any year during the Term, plus any Additional Rent due and payable for the immediately preceding year during the Term. The “all risk” insurance required by this section shall be in an amount at least equal to the full replacement cost of Tenant’s Property. In addition, during such time as Tenant is performing work in or to the Premises, Tenant, at Tenant’s expense, shall also maintain, or shall cause its contractor(s) to maintain, builder’s risk insurance for the full insurable value of such work. Landlord and such additional persons or entities as Landlord may reasonably request shall be named as loss payees, as their interests may appear, on the property insurance policy or policies required by this Lease with respect to Tenant improvements which are paid for by Tenant and which Landlord is required to restore pursuant to the provisions of this Lease. In the event of loss or damage covered by the “all risk” insurance required by this Lease, the responsibilities for repairing or restoring the loss or damage shall be determined in accordance with Article VI. To the extent that Landlord is obligated to pay for the repair or restoration of the loss or damage covered by the policy, Landlord shall be paid the proceeds of the “all risk” insurance covering the loss or damage. To the extent Tenant is obligated to pay for the repair or restoration of the loss or damage, covered by the policy, Tenant shall be paid the proceeds of the “all risk” insurance covering the loss or damage. If both Landlord and Tenant are obligated to pay for the repair or restoration of the loss or damage covered by the policy, the insurance proceeds shall be paid to each of them in the pro rata proportion of their obligations to repair or restore the loss or damage. If the loss or damage is not repaired or restored (for example, if the Lease is terminated pursuant to Article VI), the insurance proceeds shall be paid to Landlord and Tenant in the pro rata proportion of their relative contributions to the cost of the leasehold improvements covered by the policy.

8.5	Tenant’s Other Insurance
Tenant agrees to maintain in full force on or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, and thereafter throughout the end of the Term, and after the end of the Term for so long after the end of the Term as Tenant or anyone acting by, through or under Tenant is in occupancy of the Premises or any portion thereafter, (1) comprehensive automobile liability insurance (covering any automobiles owned or operated by Tenant at the Site) issued on a form at least as broad as ISO Business Auto Coverage form CA 00 01 07 97 or other form providing equivalent coverage; (2) worker’s compensation insurance; and (3) employer’s liability insurance. Such automobile liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident. Such worker’s compensation insurance shall carry minimum limits as defined by the law of the jurisdiction in which the Premises are located (as the same may be amended from time to time). Such employer’s liability insurance shall be in an amount not less than One Million Dollars ($1,000,000) for each accident, One Million Dollars ($1,000,000) disease-policy limit, and One Million Dollars ($1,000,000) disease-each employee.

8.6	Requirements for Tenant’s Insurance
All insurance required to be maintained by Tenant pursuant to this Lease shall be maintained with responsible companies that are admitted to do business, and are in good standing in the Commonwealth of Massachusetts and that have a rating of at least “A” and are within a financial size category of not less than “Class X” in the most current Best’s Key Rating Guide or such similar rating as may be reasonably selected by Landlord. All such insurance shall: (1) be in form and content acceptable to Landlord in its reasonable discretion; (2) be primary and noncontributory; and (3) contain an endorsement prohibiting cancellation, failure to renew, reduction of amount of insurance, or change in coverage without the insurer first giving Landlord thirty (30) days’ prior written notice (by certified or registered mail, return receipt requested, or by fax or email) of such proposed action. No such policy shall contain any deductible or self-insured retention greater than $25,000 for liability insurance and $100,000 for property insurance. Such deductibles and self-insured retentions and any deductibles shall be deemed to be “insurance” for purposes of the waiver in Section 8.13 below. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts of insurance based on such limits as are customarily carried with respect to similar properties in the area in which the Premises are located. The minimum amounts of insurance required by this Lease shall not be reduced by the payment of claims or for any other reason. In the event Tenant shall fail to obtain or maintain any insurance meeting the requirements of this Article, or to deliver such policies or certificates as required by this Article, Landlord may, at its option, on five (5) days’ notice to Tenant, procure such policies for the account of Tenant, and the cost thereof shall be paid to Landlord within five (5) days after delivery to Tenant of bills therefor.

8.7	Additional Insureds
To the fullest extent permitted by law, the commercial general liability and auto insurance carried by Tenant pursuant to this Lease, and any additional liability insurance carried by Tenant pursuant to Section 8.3 of this Lease, shall name Landlord, Landlord’s managing agent, and such other persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to this Lease or the operations of Tenant (collectively “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured.

8.8	Certificates of Insurance
On or before the earlier of (i) the date on which any Tenant Party first enters the Premises for any reason or (ii) the Commencement Date, Tenant shall furnish Landlord with certificates evidencing the insurance coverage required by this Lease, and renewal certificates shall be furnished to Landlord at least annually thereafter, at least ten (10) days prior to the renewal date of each policy for which a certificate was furnished (acceptable forms of such certificates as of the date hereof for liability and property insurance, respectively, are attached as Exhibit I, however, other forms may be acceptable). Failure by the Tenant to provide the certificates or letters required by this Section 8.8 shall not be deemed to be a waiver of the requirements in this Section 8.8. Upon request by Landlord, a true and complete copy of any insurance policy required by this Lease shall be delivered to Landlord within ten (10) days following Landlord’s request.

8.9	Subtenants and Other Occupants
Tenant shall require its subtenants and other occupants of the Premises to provide written documentation evidencing the obligation of such subtenant or other occupant to indemnify the Landlord Parties to the same extent that Tenant is required to indemnify the Landlord Parties pursuant to Section 8.1 above, and to maintain insurance that meets the requirements of this Article, and otherwise to comply with the requirements of this Article. Tenant shall require all such subtenants and occupants to supply certificates of insurance evidencing that the insurance requirements of this Article have been met and shall forward such certificates to Landlord on or before the earlier of (i) the date on which the subtenant or other occupant or any of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives first enters the Premises or (ii) the commencement of the sublease. Tenant shall be responsible for identifying and remedying any deficiencies in such certificates or policy provisions.

8.10	No Violation of Building Policies
Tenant shall not commit or permit any violation of the policies of fire, boiler, sprinkler, water damage or other insurance covering the Property and/or the fixtures, equipment and property therein carried by Landlord, or do or permit anything to be done, or keep or permit anything to be kept, in the Premises, which in case of any of the foregoing (i) would result in termination of any such policies, (ii) would adversely affect Landlord’s right of recovery under any of such policies, or (iii) would result in reputable and independent insurance companies refusing to insure the Property or the property of Landlord in amounts reasonably satisfactory to Landlord.

8.11	Tenant to Pay Premium Increases
If, because of anything done, caused or permitted to be done, or omitted by Tenant (or its subtenant or other occupants of the Premises), the rates for liability, fire, boiler, sprinkler, water damage or other insurance on the Property and equipment of Landlord or any other tenant or subtenant in the Building shall be higher than they otherwise would be, Tenant shall reimburse Landlord and/or the other tenants and subtenants in the Building for the additional insurance premiums thereafter paid by Landlord or by any of the other tenants and subtenants in the Building which shall have been charged because of the aforesaid reasons, such reimbursement to be made from time to time on Landlord’s demand.

8.12	Landlord’s Insurance
(a)     Required insurance. Landlord shall maintain insurance against loss or damage with respect to the Building on an “all risk” type insurance form, with customary exceptions, subject to such deductibles as Landlord may determine, in an amount equal to at least the replacement value of the Building. Landlord shall also maintain such insurance with respect to any improvements, alterations, and fixtures of Tenant located at the Premises to the extent paid for by Landlord. The cost of such insurance shall be treated as a part of Landlord’s Operating Expenses. Such insurance shall be maintained with an insurance company selected by Landlord. Payment for losses thereunder shall be made solely to Landlord.

(b)     Optional insurance. Landlord may maintain such additional insurance with respect to the Building and the Property, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. Landlord may also maintain such other insurance as may from time to time be required by the holder of any mortgage on the Building or Property. The cost of all such additional insurance shall also be part of the Landlord’s Operating Expenses.

(c)     Blanket and self-insurance. Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties, or by Landlord or any affiliate of Landlord under a program of self-insurance, and in such event Landlord’s Operating Expenses shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Building.

(d)     No obligation. Landlord shall not be obligated to insure, and shall not assume any liability of risk of loss for, Tenant’s Property, including any such property or work of Tenant’s subtenants or occupants, except to the extent caused solely by Landlord’s negligence or willful misconduct. Landlord will also have no obligation to carry insurance against, nor be responsible for, any loss suffered by Tenant, subtenants or other occupants due to interruption of Tenant’s or any subtenant’s or occupant’s business.

8.13	Waiver of Subrogation
To the fullest extent permitted by law, the parties hereto waive and release any and all rights of recovery against the other, and agree not to seek to recover from the other or to make any claim against the other, and in the case of Landlord, against all “Tenant Parties” (hereinafter defined), and in the case of Tenant, against all “Landlord Parties” (hereinafter defined), for any loss or damage incurred by the waiving/releasing party to the extent such loss or damage is insured under any insurance policy required by this Lease or which would have been so insured had the party carried the insurance it was required to carry hereunder or to the extent of any greater amounts or types of insurance actually carried by such party. Tenant shall obtain from its subtenants and other occupants of the Premises a similar waiver and release of claims against any or all of Tenant or Landlord. In addition, the parties hereto (and in the case of Tenant, its subtenants and other occupants of the Premises) shall procure an appropriate clause in, or endorsement on, any insurance policy required by this Lease pursuant to which the insurance company waives subrogation. The insurance policies required by this Lease shall contain no provision that would invalidate or restrict the parties’ waiver and release of the rights of recovery in this section. The parties hereto covenant that no insurer shall hold any right of subrogation against the parties hereto by virtue of such insurance policy.

The term “Landlord Party” or “Landlord Parties” shall mean Landlord, any affiliate of Landlord, Landlord’s managing agents for the Building, each mortgagee (if any), each ground lessor (if any), and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents or representatives. For the purposes of this Lease, the term “Tenant Party” or “Tenant Parties” shall mean Tenant, any affiliate of Tenant, any permitted subtenant or any other permitted occupant of the Premises, and each of their respective direct or indirect partners, officers, shareholders, directors, members, trustees, beneficiaries, servants, employees, principals, contractors, licensees, agents, invitees or representatives.

8.14	Tenant’s Work
During such times as Tenant is performing work or having work or services performed in or to the Premises, Tenant shall require its contractors, and their subcontractors of all tiers, to obtain and maintain commercial general liability, automobile, workers compensation, employer’s liability, builder’s risk, and equipment/property insurance in such amounts and on such terms as are customarily required of such contractors and subcontractors on similar projects. The amounts and terms of all such insurance are subject to Landlord’s written approval, which approval shall not be unreasonably withheld. The commercial general liability and auto insurance carried by Tenant’s contractors and their subcontractors of all tiers pursuant to this section shall name Landlord, Landlord’s managing agent, and such other persons as Landlord may reasonably request from time to time as additional insureds with respect to liability arising out of or related to their work or services (collectively “Additional Insureds”). Such insurance shall provide primary coverage without contribution from any other insurance carried by or for the benefit of Landlord, Landlord’s managing agent, or other Additional Insureds. Such insurance shall also waive any right of subrogation against each Additional Insured. Tenant shall obtain and submit to Landlord, prior to the earlier of (i) the entry onto the Premises by such contractors or subcontractors or (ii) commencement of the work or services, certificates of insurance evidencing compliance with the requirements of this section.
ARTICLE IX
Miscellaneous Provisions

9.1	Waiver
Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of its rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of subsequent similar act by the other.

No payment by Tenant, or acceptance by Landlord, of a lesser amount than shall be due from Tenant to Landlord shall be treated otherwise than as a payment on account. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any letter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which Landlord may have against Tenant.

9.2	Cumulative Remedies
Except as expressly provided in this Lease, the specific remedies to which Landlord or Tenant may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which such party may be lawfully entitled in case of any breach or threatened breach by Tenant or Landlord, as the case may be, of any provisions of this Lease. In addition to the other remedies provided in this Lease, each of Tenant and Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

9.3	Quiet Enjoyment
This Lease is subject and subordinate to all matters of record. Provided no Event of Default then exists, Tenant shall lawfully, peaceably and quietly have, hold, occupy and enjoy the Premises during the Term (exclusive of any period during which Tenant is holding over after the termination or expiration of this Lease without the consent of Landlord), without hindrance or ejection by any persons claiming by, through, or under Landlord or claiming to have title to the Premises superior to Tenant, subject, however, to the terms of this Lease; the foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied; and it is understood and agreed that this covenant and any and all other covenants of Landlord contained in this Lease shall be binding upon Landlord and Landlord’s successors, including ground or master lessees, only with respect to breaches occurring during Landlord’s or Landlord’s successors’ respective ownership of Landlord’s interest hereunder, as the case may be.

Further, Tenant specifically agrees to look solely to Landlord's then equity interest in the Office Park at the time owned, or in which Landlord holds an interest as ground lessee, and Landlord’s interest in the proceeds of any fire or casualty insurance policy, or any liability insurance policy including, without limitation, any self-insurance (but in the case of liability insurance and self-insurance only to the extent of an unsatisfied loss event covered by Landlord’s indemnification obligation under Section 8.1.1 hereof), or condemnation award attributable thereto, for recovery of any judgment from Landlord; it being specifically agreed that neither Landlord (original or successor), nor any beneficiary of any trust of which any person holding Landlord's interest is trustee, nor any member, manager, partner, director or stockholder, nor Landlord's managing agent, shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest, or any action not involving the personal liability of Landlord (original or successor), any successor trustee to the persons named herein as Landlord, or any beneficiary of any trust of which any person holding Landlord's interest is trustee, or of any manager, member, partner, director or stockholder of Landlord or of Landlord’s managing agent to respond in monetary damages from Landlord's assets other than Landlord's equity interest aforesaid in the Office Park, but in no event shall Tenant have the right to terminate or cancel this Lease or to withhold rent or to set-off any claim or damages against rent as a result of any default by Landlord or breach by Landlord of its covenants or any warranties or promises hereunder, except in the case of a wrongful eviction of Tenant from the Premises (constructive or actual) by Landlord continuing after notice to Landlord thereof and a reasonable opportunity for Landlord to cure the same. In the event that Landlord shall be determined to have acted unreasonably in withholding any consent or approval under this Lease, the sole recourse and remedy of Tenant in respect thereof shall be to specifically enforce Landlord’s obligation to grant such consent or approval, and in no event shall the Landlord be responsible for any damages of whatever nature in respect of its failure to give such consent or approval nor shall the same otherwise affect the obligations of Tenant under this Lease or act as any termination of this Lease.

In no event shall Landlord or Tenant ever be liable to the other party for any indirect or consequential damages suffered from whatever cause; provided that the foregoing shall not limit or alter any procedural right or remedy of either party under this Lease nor shall the same apply to the obligations of Tenant with respect to any hold over by Tenant for more than thirty (30) days after the expiration or earlier termination of this Lease.

9.4	Notice to Mortgagee and Ground Lessor
After receiving notice from any person, firm or other entity that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as a part of the demised premises, no notice from Tenant to Landlord shall be effective as to such holder or ground lessor unless and until such notice is given to such holder or ground lessor, and the curing of any of Landlord’s defaults by such holder or ground lessor within a reasonable time thereafter (including a reasonable time to obtain possession of the premises if the mortgagee or ground lessor elects to do so) shall be treated as performance by Landlord. For the purposes of this Section 9.4 or Section 9.14, the term “mortgage” includes a mortgage on a leasehold interest of Landlord (but not one on Tenant’s leasehold interest). If any mortgage is listed on Exhibit J then the same shall constitute notice from the holder of such mortgage for the purposes of this Section 9.4. Further no Annual Fixed Rent or Additional Rent may be paid by Tenant more than thirty (30) days in advance except with the prior written consent of all holder(s) of such mortgages and ground leases, and any such payment without such consent shall not be binding on such holder(s).

9.5	Assignment of Rents
With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage or ground lease on property which includes the Premises, Tenant agrees:

(a)
That the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage or the ground lessor, shall never be treated as an assumption by such holder or ground lessor of any of the obligations of Landlord hereunder, unless such holder, or ground lessor, shall, by notice sent to Tenant, specifically otherwise elect; and

(b)
That, except as aforesaid, such holder or ground lessor shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises, or, in the case of a ground lessor, the assumption of Landlord’s position hereunder by such ground lessor.

In no event shall the acquisition of title to the Building and the land on which the same is located by a purchaser which, simultaneously therewith, leases the entire Building or such land back to the seller thereof be treated as an assumption by such purchaser-lessor, by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder subject to the provisions of Section 9.3 hereof. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser provided that such purchaser agrees to recognize the right of Tenant to use and occupy the Premises upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations hereunder and provided that Tenant agrees to attorn to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

9.6	Surrender
No act or thing done by Landlord during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such surrender shall be valid,

unless in writing signed by Landlord. No employee of Landlord or of Landlord’s agents shall have any power to accept the keys of the Premises prior to the termination of this Lease. The delivery of keys to any employee of Landlord or of Landlord’s agents shall not operate as a termination of the Lease or a surrender of the Premises.

9.7	Brokerage
(A)    Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Lease other than the Broker; and in the event any claim is made against the Landlord relative to dealings by Tenant with brokers other than the Broker, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B)    Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Lease other than the Broker; and in the event any claim is made against the Tenant relative to dealings by Landlord with brokers other than the Broker, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection first approved by Tenant (which approval will not be unreasonably withheld) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Broker for the Original Term of this Lease.

9.8	Invalidity of Particular Provisions
If any term or provision of this Lease, including but not limited to any waiver of contribution or claims, indemnity, obligation, or limitation of liability or of damages, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

9.9	Provisions Binding, Etc.
The obligations of this Lease shall run with the land, and except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to subletting or assignment by Tenant.

9.10	Recording; Confidentiality

Tenant agrees not to record the within Lease, but each party hereto agrees, on the request of the other, to execute a so-called Notice of Lease or short form lease in form recordable and complying with applicable law and reasonably satisfactory to both Landlord’s and Tenant’s attorneys. In no event shall such document set forth rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease.

Notwithstanding that Tenant is a public company, Tenant agrees that this Lease and the terms contained herein will be treated as strictly confidential and except as required by law, including, without limitation, as required to satisfy filing requirements of a public company (or except with the written consent of Landlord) Tenant shall not disclose the same to any third party except for Tenant’s partners, lenders, accountants and attorneys who have been advised of the confidentiality provisions contained herein and agree to be bound by the same. In the event Tenant is required by law to provide this Lease or disclose any of its terms, Tenant shall give Landlord prompt notice of such requirement prior to making disclosure so that Landlord may seek an appropriate protective order; provided, however that the requirements set forth in this sentence shall not apply in connection with any disclosure to the extent required to satisfy filing requirements of a public company. If failing the entry of a protective order Tenant is compelled to make disclosure, Tenant shall only disclose portions of the Lease which Tenant is required to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to the information so disclosed.

9.11	Notices
Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant, such notice shall be in writing (and no inference shall be drawn from the fact that certain provisions of this Lease require “written notice” where others simply require “notice”) and shall be sent by overnight commercial courier (which obtains a signature upon delivery) or by registered or certified mail postage or delivery charges prepaid, as the case may be:

If intended for Landlord, addressed to Landlord at the address set forth in Article I of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice) with a copy to Landlord, Attention: Regional General Counsel.

If intended for Tenant, addressed to Tenant at the address set forth in Article I of this Lease except that from and after the Commencement Date the address of Tenant shall be the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice) with a copy to Tenant, Attention: General Counsel, and a copy to Goodwin Procter LLP, Exchange Place, 53 State Street, Boston, MA 02109 Attention: Eric M. Labbe, Esquire.

Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused, (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted, (iii) if the notice address is a post office box number, notice shall be effective the day after such notice is sent as provided hereinabove or (iv) if the notice is to a foreign address, notice shall be effective two (2) days after such notice is sent as provided hereinabove.

Where provision is made for the attention of an individual or department, the notice shall be effective only if the wrapper in which such notice is sent is addressed to the attention of such individual or department.

Any notice given by an attorney on behalf of Landlord or by Landlord’s managing agent shall be considered as given by Landlord and shall be fully effective. Any notice given by an attorney on behalf of Tenant shall be considered as given by Tenant and shall be fully effective.

Time is of the essence with respect to any and all notices and periods for giving notice or taking any action thereto under this Lease.

9.12	When Lease Becomes Binding
Employees or agents of Landlord have no authority to make or agree to make a lease or any other agreement or undertaking in connection herewith. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. All negotiations, considerations, representations and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord or Tenant shall alter, change or modify any of the provisions hereof. Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this Lease and that the person signing this Lease on behalf of Landlord and Tenant has been duly authorized to do so.

9.13	Section Headings
The titles of the Articles throughout this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. Wherever in this Lease it is stated that any approval, consent, or the like shall not be unreasonably withheld, such statement shall be read as meaning that the same shall not be unreasonably withheld, delayed, or conditioned.

9.14	Rights of Mortgagee
This Lease shall be subject and subordinate to any mortgage now or hereafter on the Site or the Building, or both, and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor provided that the holder of such mortgage agrees to recognize the rights of Tenant under this Lease (including, without limitation, the right to use and occupy the Premises) upon the payment of rent and other charges payable by Tenant under this Lease and the performance by Tenant of Tenant’s obligations hereunder as provided in a commercially reasonable form of subordination, non-disturbance and attornment agreement provided to Tenant and executed and delivered by such mortgagee. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its landlord. If any holder of a mortgage which includes the Premises, executed and recorded prior to the date of this Lease, shall so elect, this Lease and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory notice hereof recorded, prior to the execution, delivery and recording of any such mortgage. The election of any such holder shall become effective upon either notice from such holder to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder’s office of an instrument in which such holder subordinates its rights under such mortgage to this Lease.

Landlord represents and warrants that there is no mortgage or ground lease encumbering the Building or the Site as of the date of this Lease.

9.15	Status Reports and Financial Statements
(A)    Recognizing that either party may find it necessary to establish to third parties, such as accountants, banks, potential or existing mortgagees, potential purchasers or the like, the then current status of performance hereunder, each party, on the request of the other made from time to time, will promptly furnish to the other, or any existing or potential holder of any mortgage encumbering the Premises, the Building, the Site and/or the Property or any potential purchaser of the Premises, the Building, the Site and/or the Property (each an “Interested Party”), a statement of the status of any matter pertaining to this Lease, including, without limitation, acknowledgments that (or the extent to which) each party is in compliance with its obligations under the terms of this Lease. Any such status statement delivered by Tenant pursuant to this Section 9.15(A) may be relied upon by any Interested Party.

(B)    For so long as Tenant is a publicly-traded entity and timely files its financial statements with the Securities and Exchange Commission under and with Forms 10Q and 10K, Tenant shall have no obligation to deliver financial statements to Landlord. In the event that Tenant ceases to be a publicly-traded entity for reporting purposes, Tenant shall deliver to Landlord, or any Interested Party designated by Landlord, upon Landlord’s written request given not more than once in any 12-month period, Tenant’s most recent audited financial statements of Tenant, or if Tenant does not have its financials audited, Tenant shall provide financial statements certified by the appropriate accounting or finance officer of Tenant, including, but not limited to, a balance sheet, income statement and cash flow statements which financial statements shall include sufficient detail and information for Landlord to assess Tenant’s financial condition. Such financial statements may, as requested by Landlord, include financial statements for the past three (3) years (if available), and any such status statement and/or financial statement delivered by Tenant pursuant to this Section 8.16(B) may be relied upon by any Interested Party. Landlord and any Interested Party to whom Tenant directly provides such information shall keep any non-public information provided by Tenant pursuant to this Section 9.15(B) confidential, and shall not disclose the same other than (i) on a need to know basis to Landlord’s officers, employees and consultants (or to any of the Interested Parties), all of whom shall be instructed to keep such information confidential, or (ii) to the extent required by applicable law or by any administrative, governmental or judicial proceeding.

9.16	Self-Help
If Tenant shall at any time default in the performance of any obligation under this Lease, after notice to Tenant thereof and expiration of any applicable cure period, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of two and one-half percentage points over the then prevailing prime rate in Boston as set by Bank of America, N.A., or its successor (but in no event greater than the maximum rate permitted by applicable law) and all costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be Additional Rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

9.17	Holding Over
Any holding over by Tenant after the expiration of the term of this Lease shall be treated as a tenancy at sufferance and shall be on the terms and conditions as set forth in this Lease, as far as applicable except that, for the first thirty (30) days of any such holdover Tenant shall pay as a use and occupancy charge an amount equal to the greater of (x) 150% of the Annual Fixed Rent and Additional Rent calculated (on a daily basis) at the highest rate payable under the terms of this Lease, or (y) the fair market rental value of the Premises; and thereafter, Tenant shall pay as a use and occupancy charge an amount equal to the greater of (x) 200% of the Annual Fixed Rent and Additional Rent calculated (on a daily basis) at the highest rate payable under the terms of this Lease, or (y) the fair market rental value of the Premises, terminating on the day on which Tenant vacates the Premises in accordance with the requirements of this Lease. In addition, Tenant shall save Landlord, its agents and employees harmless and will exonerate, defend and indemnify Landlord, its agents and employees from and against any and all damages which Landlord may suffer on account of Tenant’s hold-over in the Premises after the expiration or prior termination of the term of this Lease; provided, however, that Tenant shall not be liable for indirect or consequential damages suffered or incurred by Landlord as a result of such hold-over for the first 30 days of such hold-over. Nothing in the foregoing nor any other term or provision of this Lease shall be deemed to permit Tenant to retain possession of the Premises or hold over in the Premises after the expiration or earlier termination of the Lease Term. All property which remains in the Building or the Premises after the expiration or termination of this Lease shall be conclusively deemed to be abandoned and may either be retained by Landlord as its property or sold or otherwise disposed of in such manner as Landlord may see fit. If any part thereof shall be sold, then Landlord may receive the proceeds of such sale and apply the same, at its option against the expenses of the sale, the cost of moving and storage, any arrears of rent or other charges payable hereunder by Tenant to Landlord and any damages to which Landlord may be entitled under this Lease and at law and in equity.

9.18	Extension Option
(A)    On the conditions (which conditions Landlord may waive by written notice to Tenant) that both at the time of exercise of the option to extend and as of the commencement of the Extended Term in question (i) there exists no Event of Default (defined in Section 7.1), (ii) this Lease is still in full force and effect, and (iii) Tenant has neither assigned this Lease nor sublet more than thirty percent (30%) the Premises (except for an assignment or subletting permitted without Landlord’s consent under Section 5.6.4 hereof), Tenant shall have the right to extend the Term hereof upon all the same terms, conditions, covenants and agreements herein contained (except for the Annual Fixed Rent which shall be adjusted during the option period as hereinbelow set forth) for one (1) period of five (5) years as hereinafter set forth. The option period is sometimes herein referred to as the “Extended Term.” Notwithstanding any implication to the contrary Landlord has no obligation to make any additional payment to Tenant in respect of any construction allowance or the like or to perform any work to the Premises as a result of the exercise by Tenant of such option.

(B)    If Tenant desires to exercise said option to extend the Term, then Tenant shall give notice (the “Exercise Notice”) to Landlord, not earlier than fifteen (15) months nor later than twelve (12) months prior to the expiration of the Term of this Lease exercising such option to extend. Within ten (10) business days after Landlord's receipt of the Exercise Notice, Landlord shall provide Landlord's quotation to Tenant of a proposed annual rent for the Extended Term (“Landlord's Rent Quotation”). If at the expiration of thirty (30) days after the date when Landlord provides such quotation to Tenant (the “Negotiation

Period”), Landlord and Tenant have not reached agreement on a determination of an annual rental for the Extended Term and executed a written instrument extending the Term of this Lease pursuant to such agreement, then Tenant shall have the right, for thirty (30) days following the expiration of the Negotiation Period, to make a request to Landlord for a broker determination (the “Broker Determination”) of the Prevailing Market Rent (as defined in Exhibit K) for the Extended Term, which Broker Determination shall be made in the manner set forth in Exhibit K. If Tenant timely shall have requested the Broker Determination, then the Annual Fixed Rent for the Extended Term shall be the Prevailing Market Rent as determined by the Broker Determination. If Tenant does not timely request the Broker Determination, then Annual Fixed Rent during the Extended Term shall be equal to Landlord's Rent Quotation.

(C)    Upon the giving of the Exercise Notice by Tenant to Landlord exercising Tenant's option to extend the Lease Term in accordance with the provisions of Section B above, then this Lease and the Lease Term hereof shall automatically be deemed extended for the Extended Term without the necessity for the execution of any additional documents, except that Landlord and Tenant agree to enter into an instrument in writing setting forth the Annual Fixed Rent for the Extended Term as determined in the relevant manner set forth in this Section 9.18; and in such event all references herein to the Lease Term or the term of this Lease shall be construed as referring to the Lease Term, as so extended, unless the context clearly otherwise requires, and except that there shall be no further option to extend the Lease Term.

9.19    Security Deposit
Tenant agrees that the Security Deposit shall be paid upon execution and delivery of this Lease, and that Landlord shall hold the same, throughout the term of this Lease (including any extension thereof), as security for the performance by Tenant of all obligations on the part of Tenant to be kept and performed. Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord’s damages arising from any Event of Default. If Landlord so applies all or any portion of such deposit, Tenant shall within seven (7) days after notice from Landlord deliver cash to Landlord in an amount sufficient to restore such deposit to the full amount stated in Section 1.1. While Landlord holds such deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord’s other funds. If Landlord conveys Landlord’s interest under this Lease, the deposit, or any part thereof not previously applied, may be turned over by Landlord to Landlord’s grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 9.19, and the return thereof in accordance herewith.

Tenant shall have the right, upon not less than ten (10) days prior written notice to Landlord, to provide such security deposit in the form of an irrevocable, unconditional, negotiable letter of credit (the “Letter of Credit”). The Letter of Credit shall (i) be issued by and drawn on a bank reasonably approved by Landlord and at a minimum having a long term issuer credit rating from Standard and Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service, (ii) be substantially in the form attached hereto as Exhibit G, (iii) permit one or more draws thereunder to be made accompanied only by certification by Landlord or Landlord’s managing agent that pursuant to the terms of this Lease, Landlord is entitled to draw upon such Letter of Credit, (iv) permit transfers at any time without charge, and (v) provide that any notices to Landlord be sent to the notice address provided for Landlord in this Lease. If the credit rating for the issuer of such Letter of Credit falls below the standard set forth in (i) above or if the financial condition of such issuer changes in any other material adverse way, Landlord shall have the right to require that Tenant provide a substitute letter of credit that complies in all respects with the requirements of this Section, and Tenant’s failure to provide the same within thirty (30) days following Landlord’s written demand therefor shall entitle Landlord to immediately draw upon the Letter of Credit. Any such Letter of Credit shall be for a term of two (2) years (or for one (1) year if the issuer thereof regularly and customarily only issues letters of credit for a maximum term of one (1) year) and shall in either case provide for automatic renewals through the date which is ninety (90) days subsequent to the scheduled expiration of this Lease (as the same may be extended) or if the issuer will not grant automatic renewals, the Letter of Credit shall be renewed by Tenant each year and each such renewal shall be delivered to and received by Landlord not later than sixty (60) days before the expiration of the then current Letter of Credit (herein called a “Renewal Presentation Date”). In the event of a failure to so deliver any such renewal Letter of Credit on or before the applicable Renewal

Presentation Date, Landlord shall be entitled to present the then existing Letter of Credit for payment and to receive the proceeds thereof, which proceeds shall be held as Tenant’s security deposit, subject to the terms of this Section 9.19. Any failure or refusal to honor the Letter of Credit shall be at Tenant’s sole risk and shall not relieve Tenant of its obligation hereunder with regard to the security deposit. Upon the receipt by Landlord of a Letter of Credit meeting the requirements set forth herein, Landlord shall return to Tenant any cash security deposit then being held by Landlord, and thereafter such Letter of Credit shall be held by Landlord in accordance with the terms and conditions of this Section 9.19 as security for Tenant’s obligations hereunder.

Landlord shall return $100,000.00 of the Security Deposit to Tenant so that the remainder of such Security Deposit shall be $300,000.00 (or if such deposit is in the form of a Letter of Credit, as provided below, Landlord shall either exchange the Letter of Credit for a Letter of Credit delivered by Tenant or accept an amendment to such Letter of Credit, in either case which reduces the amount secured by the Letter of Credit by $100,000.00 and otherwise in strict conformity with the requirements herein) on the second anniversary of the Commencement Date; provided that (i) no Event of Default has occurred under this Lease and remains uncured as of such second anniversary, and (ii) Landlord has not applied the Security Deposit, or any portion thereof, to Landlord's damages arising from any Event of Default, whether or not Tenant has restored the amount so applied by Landlord.

If Tenant believes that it has satisfied all the conditions precedent to a reduction in the amount of the Security Deposit, then it shall request such reduction in writing to Landlord, which request shall certify to Landlord that all such conditions have been satisfied. If Landlord determines that all of the aforesaid conditions are met, the Security Deposit shall be so reduced in accordance with this Section 9.19. No Letter of Credit shall automatically reduce, but any reduction in the amount thereof shall require Landlord’s prior written notice to the issuer of the Letter of Credit of the reduced amount. Promptly after Landlord’s receipt of Tenant’s request for a reduction as described above, Landlord shall determine whether such a reduction is permitted in accordance with this Section 9.19, and if it is, Landlord shall notify the issuer of the Letter of Credit of the amount to which the Letter of Credit shall be reduced.

Tenant not then being in default and having performed all of its obligations under this Lease, including the payment of all Annual Fixed Rent, Landlord shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 9.19, to Tenant on the expiration or earlier termination of the term of this Lease (as the same may have been extended) and surrender possession of the Premises by Tenant to Landlord in the condition required in the Lease at such time.

Neither the holder of any mortgage nor the lessor in any ground lease on property which includes the Premises shall ever be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder or ground lessor.

9.20	Late Payment
If Landlord shall not have received any payment or installment of Annual Fixed Rent or Additional Rent (the “Outstanding Amount”) on or before the date on which the same first becomes payable under this Lease (the “Due Date”), the amount of such payment or installment shall incur a late charge equal to the sum of: (a) five percent (5%) of the Outstanding Amount for administration and bookkeeping costs associated with the late payment and (b) interest on the Outstanding Amount from the Due Date through and including the date such payment or installment is received by Landlord, at a rate equal to the lesser of (i) the rate announced by Bank of America, N.A. (or its successor) from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Landlord), plus two percent (2%), or (ii) the maximum applicable legal rate, if any. Such interest shall be deemed Additional Rent and shall be paid by Tenant to Landlord upon demand.

Landlord agrees to waive the late charge due hereunder for the first late payment by Tenant under this Lease, provided that Landlord receives such payment from Tenant within five (5) business days after notice to Tenant of such nonpayment.

9.21	Tenant’s Payments
Each and every payment and expenditure, other than Annual Fixed Rent, shall be deemed to be Additional Rent or additional rent hereunder, whether or not the provisions requiring payment of such amounts specifically so state, and shall be payable, unless otherwise provided in this Lease, within thirty (30) days after written demand by Landlord, and in the case of the non-payment of any such amount, Landlord shall have, in addition to all of its other rights and remedies, all the rights and remedies available to Landlord hereunder or by law in the case of non-payment of Annual Fixed Rent. Unless expressly otherwise provided in this Lease, the performance and observance by Tenant of all the terms, covenants and conditions of this Lease to be performed and observed by Tenant shall be at Tenant’s sole cost and expense. Except as otherwise provided in Section 2.6 in connection with Tenant’s exercise of its audit rights, if Tenant has not objected to any statement of Additional Rent which is rendered by Landlord to Tenant within one (1) year after Landlord has rendered the same to Tenant, then the same shall be deemed to be a final account between Landlord and Tenant not subject to any further dispute. In the event that Tenant shall seek Landlord’s consent or approval under this Lease, then Tenant shall reimburse Landlord, upon demand, as Additional Rent, for all reasonable out of pocket costs and expenses, including legal and architectural costs and expenses, incurred by Landlord in processing such request, whether or not such consent or approval shall be given. Notwithstanding anything in this Lease to the contrary, if Landlord or any affiliate of Landlord has elected to qualify as a real estate investment trust (“REIT”), any service required or permitted to be performed by Landlord pursuant to this Lease, the charge or cost of which may be treated as impermissible tenant service income under the laws governing a REIT, may be performed by a taxable REIT subsidiary that is affiliated with either Landlord or Landlord’s property manager, an independent contractor of Landlord or Landlord’s property manager (the “Service Provider”). If Tenant is subject to a charge under this Lease for any such service, then, at Landlord’s direction, Tenant will pay such charge either to Landlord for further payment to the Service Provider or directly to the Service Provider, and, in either case, (i) Landlord will credit such payment against Additional Rent due from Tenant under this Lease for such service, and (ii) such payment to the Service Provider will not relieve Landlord from any obligation under the Lease concerning the provisions of such service.

9.22	Waiver of Trial By Jury
A.    To induce Landlord to enter into this Lease, Tenant hereby waives any right to trial by jury in any action, proceeding or counterclaim brought by either Landlord or Tenant on any matters whatsoever arising out of or any way connected with this Lease, the relationship of the Landlord and the Tenant, the Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, including but not limited to, any summary process eviction action.

B.    To induce Tenant to enter into this Lease, Landlord hereby waives any right to trial by jury in any action, proceeding or counterclaim brought by either Landlord or Tenant on any matters whatsoever arising out of or any way connected with this Lease, the relationship of the Landlord and the Tenant, the Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, including but not limited to, any summary process eviction action.

9.23	Governing Law
This Lease shall be governed exclusively by the provisions hereof and by the law of the Commonwealth of Massachusetts, as the same may from time to time exist.

9.24	Light and Air
Tenant agrees that no diminution of light, air or view by any structure (inside or outside the Building) which may hereafter be erected or modified (whether or not by Landlord) shall entitle Tenant to any reduction of rent hereunder, result in any liability of Landlord to Tenant, or in any other way affect this Lease.

9.25	Name of Building
Tenant shall not use the name of the Building or Office Park for any purpose other than as the address of the business conducted by Tenant in the Premises without the written consent of Landlord. Landlord reserves the right to change the name of the Building and/or the Office Park at any time in its sole discretion by written notice to Tenant and Landlord shall not be liable to Tenant for any loss, cost or expense on account of any such change of name.

9.26	Right of First Offer

Subject to the provisions of this Section 9.26, and subject to (i) any and all rights of tenants in the Office Park to lease the Available Space (as hereinafter defined) pursuant to the express expansion or extension provisions in their respective leases and (ii) Landlord’s right to renew or extend the lease of an existing tenant (whether or not they have renewal or extension options in their lease), if Landlord determines that at any time during this Lease any space on the third (3rd) floor south wing of the Building contiguous to the Premises (“Potential ROFO Space” and shown on Exhibit L attached hereto and incorporated herein by reference) becomes available for reletting (“Available Space”), and provided that (i) no Event of Default has occurred and remains uncured under this Lease, (ii) Tenant has not assigned this Lease or sublet all or any portion of the Premises, except as permitted under Section 5.6.4, and (iii) this Lease is still in full force and effect, Landlord agrees not to enter into a lease or leases to lease the Available Space without delivering to Tenant a notice (“Landlord’s ROFO Notice”) containing the date, as reasonably determined by Landlord, on which Landlord anticipates that the Available Space in question shall be available for delivery to Tenant, a plan showing the Available Space (and indicating the rentable square footage thereof), the Annual Fixed Rent, Base Operating Expenses and Base Taxes for the Available Space in question, and any work allowance, free rent period or other material business terms upon which Landlord is willing to lease such Available Space. If Tenant wishes to exercise Tenant’s right of first offer, Tenant shall have the right to do so by delivering notice to Landlord of Tenant’s desire to lease the entire space described in Landlord’s ROFO Notice (it being agreed that Tenant has no right to lease less than such entire space) on the terms provided herein (“Tenant’s Acceptance Notice”), provided Landlord receives Tenant’s Acceptance Notice not later than that date which is ten (10) days after the date of Landlord’s ROFO Notice, time being of the essence. If Tenant shall deliver a timely Tenant’s Acceptance Notice, then this Lease shall automatically be deemed amended to incorporate the Available Space into the Premises on such terms and conditions, without the necessity for the execution of any additional documents; however, Landlord and Tenant agree within fifteen (15) days of Landlord’s receipt of Tenant’s Acceptance Notice (or fifteen (15) days from the Broker Determination of Annual Fixed Rent, if Tenant requests the same pursuant to the terms hereof) to execute and deliver an amendment to this Lease prepared by Landlord incorporating the Available Space into the Premises upon all of the same terms and conditions in this Lease, except that: (i) the Annual Fixed Rent, which shall be as set forth in Landlord’s ROFO Notice (or as determined by Broker Determination, if so requested by Tenant pursuant to the terms hereof); (ii) all other terms and conditions set forth in Landlord’s ROFO Notice shall be applicable to the Available Space; (iii) the lease term as to the Available Space shall be coterminous with the Term (as it may be extended pursuant to Section 9.18 of this Lease or as it may be earlier terminated under this Lease); and (iv) those provisions of this Lease which conflict with the specific terms set forth in Landlord’s ROFO Notice shall be not applicable to the Available Space. If for any reason Tenant shall not so exercise such right within such period, time being of the essence in respect to such exercise, Landlord shall be free to lease such Available Space to a third party.

In the event Tenant desires to exercise its right of first offer, but Tenant disagrees with Landlord’s determination of the Annual Fixed Rent for the Available Space, Tenant shall provide Landlord with Tenant’s Acceptance Notice meeting the requirements set forth above within the time period specified above, but Tenant’s Acceptance Notice shall also request a Broker Determination of the Prevailing Market Rent (as defined in Exhibit K) for the Available Space, which Broker Determination shall be made in the manner set forth in Exhibit K. In any event, Tenant’s delivery of Tenant’s Acceptance Notice shall be deemed to be the irrevocable exercise by Tenant of its right of first offer subject to and in accordance with the provisions of this Section 9.26.

Notwithstanding anything contained in this Section 9.26 to the contrary, in no event shall Landlord be obligated to offer the Available Space in question for lease to Tenant, or to deliver a Landlord’s ROFO Notice to Tenant with respect thereto, nor shall Tenant have the right to lease the Available Space in question under the terms set forth herein or otherwise, or to receive a Landlord’s ROFO Notice with respect thereto, if Landlord determines that possession of the Available Space will not be available for delivery to Tenant until on or after that date which is twelve (12) months prior to the end of the original Term hereof, unless Tenant, having the right to do so, has theretofore properly exercised its right to extend the original Term of this Lease pursuant to the provisions of Section 9.18 above.

Landlord hereby confirms that Private Healthcare Systems is the only current tenant whose leases contain expansion rights with respect to all or a portion of the Potential ROFO Space.

(signatures on next page)

EXECUTED as a sealed instrument in two or more counterparts each of which shall be deemed to be an original.

WITNESS:	LANDLORD:

BP BAY COLONY LLC,
a Delaware limited liability company

	By:	BP Bay Colony Holdings LLC,
its manager

		By:	Boston Properties Limited
Partnership, its manager

			By:	Boston Properties, Inc.,
its general partner

				By:	/s/ David C. Provost
				Name:	David C. Provost
				Title:	SVP

TENANT:

ATTEST:		AMAG Pharmaceuticals, Inc.

By:	/s/ Scott B. Townsend	By:	/s/ William K. Heiden
Name:	Scott B. Townsend	Name:	William K. Heiden
Title:	Secretary or Assistant Secretary	Title:	President or Vice President
Hereto duly authorized

		By:	/s/ Scott H. Holmes
		Name:	Scott H. Holmes
		Title:	Treasurer or Assistant Treasurer
Hereto duly authorized

(CORPORATE SEAL)

EXHIBIT A

DESCRIPTION OF OFFICE PARK

EXHIBIT B-1

WORK AGREEMENT

EXHIBIT B-2

Floor Plan

EXHIBIT C

LANDLORD SERVICES

EXHIBIT D

FLOOR PLAN

EXHIBIT E

DECLARATION AFFIXING THE COMMENCEMENT DATE OF LEASE

EXHIBIT F

[Intentionally Omitted]

EXHIBIT G

FORM OF LETTER OF CREDIT

EXHIBIT H

PROCEDURE FOR ALLOCATION OF COSTS OF
ELECTRIC POWER USAGE BY TENANTS

EXHIBIT I

FORM OF CERTIFICATE OF INSURANCE

EXHIBIT J

LIST OF MORTGAGES

EXHIBIT K

BROKER DETERMINATION OF PREVAILING MARKET RENT

EXHIBIT L

Potential ROFO Space

FIRST AMENDMENT TO LEASE

FIRST AMENDMENT TO LEASE dated as of this 24th day of March, 2015 (the “Effective Date”), by and between BP BAY COLONY LLC, a Delaware limited liability company (“Landlord”) and AMAG PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

By Lease dated June 10, 2013 (the “Lease”), Landlord did lease to Tenant and Tenant did hire and lease from Landlord certain premises containing 32,217 square feet of rentable floor area (the “Rentable Floor Area of the Existing Premises”) on the third (3rd) floor of the North Wing of the building (the “Building”) known as and numbered Bay Colony Corporate Center, 1100 Winter Street, Waltham, Massachusetts (referred to herein as the “Existing Premises”).

Landlord and Tenant have agreed (i) to increase the size of the Existing Premises by adding thereto an additional 5,934 square feet of rentable floor area (the “Rentable Floor Area of the First Additional Premises”) located on the third (3rd) floor of the North Wing of the Building, which space is shown on Exhibit A attached hereto and made a part hereof (the “First Additional Premises”) and (ii) to extend the Term of the Lease for a period of one (1) year, upon all of the same terms and conditions contained in the Lease except as otherwise provided in this First Amendment to Lease (the “First Amendment”).

Landlord and Tenant are entering into this instrument to set forth said leasing of the First Additional Premises to extend the Term of the Lease and to amend the Lease.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1.
Effective as of the Effective Date (the “First Additional Premises Commencement Date”), the First Additional Premises shall constitute a part of the “Tenant’s Premises” demised to Tenant under the Lease, so that the “Tenant’s Premises” and, by definition the “Premises” (as defined in Sections 1.1 and 2.1 of the Lease), shall include both the First Additional Premises and the Existing Premises.

2.
(A)    The Term of the Lease, which but for this First Amendment is scheduled to expire on November 30, 2018, is hereby extended for a period of one (1) year commencing on December 1, 2018 and expiring on November 30, 2019 (the "First Extended Term"), unless sooner terminated or extended in accordance with the provisions of the Lease, upon all the same terms and conditions contained in the Lease as herein amended.

(B)    Landlord and Tenant acknowledge that Tenant shall continue to have the right to extend the Term of the Lease for one (1) period of five (5) years upon the expiration of the First Extended Term in accordance with the terms and conditions set forth in Section 9.18 of the Lease except that all references to the “Extended Term” shall be replaced with “Second Extended Term”.

(C)    The Term of the Lease for the Existing Premises and the First Additional Premises shall be coterminous. Accordingly, the extension option contained in Section 9.18 of the Lease shall apply to the Existing Premises and the First Additional Premises collectively and not to either such space independently.

3.	(A) (i) Annual Fixed Rent for the Existing Premises through November 30, 2018 shall continue to be payable as set forth in the Lease.

(ii)    From the date which is one hundred and fifty (150) days subsequent to the Effective Date (the “First Additional Premises Rent Commencement Date”) through November 30, 2018, Annual Fixed Rent for the First Additional Premises shall be payable at the annual rate of $222,525.00 (being the product of (i) $37.50 and (ii) the Rentable Floor Area of the First Additional Premises (being 5,934 square feet)).

(B)    During the First Extended Term, Annual Fixed Rent for the Premises (ie: the Existing Premises and the First Additional Premises) shall be payable at the annual rate of $1,468,813.50 (being the product of $38.50 and (ii) the Rentable Floor Area of the Premises (being 38,151 square feet) (as hereinafter set forth in Section 4 below).

(C)    During the Second Extended Term (if exercised), Annual Fixed Rent shall be determined as provided in Section 9.18 of the Lease.

4.
For the purposes of computing Tenant’s payments for Operating Expenses Allocable to the Premises pursuant to Section 2.6 of the Lease, Landlord’s Tax Expenses Allocable to the Premises pursuant to Section 2.7 of the Lease and electricity pursuant to Section 2.8 of the Lease, for the portion of the Term on and after the First Additional Premises Commencement Date, the “Rentable Floor Area of the Premises” shall comprise a total of 38,151 square feet including both the Rentable Floor Area of the Existing Premises (being 32,217 square feet) and the Rentable Floor Area of the First Additional Premises (being 5,934 square feet). For the portion of the Lease Term prior to the First Additional Premises Commencement Date, the “Rentable Floor Area of the Premises” shall continue to be the Rentable Floor Area of the Existing Premises for such purposes.

5.
(A)     From and after the First Additional Premises Commencement Date for the purposes of computing Tenant's payments for operating expenses pursuant to Section 2.6 of the Lease with respect to the First Additional Premises, the following is hereby added to the definition of "Base Operating Expenses" contained in Section 1.1 of the Lease:

Base Operating Expenses: With respect to the First Additional Premises only, Landlord's Operating Expenses (as hereinafter defined in Section 2.6) for calendar year 2015, being the period from January 1, 2015 through December 31, 2015.

The definition of Base Operating Expenses shall otherwise remain unchanged with respect to the Existing Premises.

(B)    Further, for purposes of determining and calculating Tenant's payments for operating expenses pursuant to Section 2.6 of the Lease respecting the First Additional Premises, (i) all references in Section 2.6 of the Lease to the "Premises" shall be deemed to be references to the First Additional Premises; (ii) all references in Section 2.6 of the Lease to the "Rentable Floor Area of the Premises" shall be deemed to be references to the Rentable Floor Area of the First Additional Premises; and (iii) in the definitions of "Operating Expenses Allocable to the Premises" and "Base Operating Expenses Allocable to the Premises", the reference to the "Rentable Floor Area of the Premises" shall mean said Rentable Floor Area of the First Additional Premises.

6.
(A)     From and after the First Additional Premises Commencement Date, for the purposes of computing Tenant's payments for real estate taxes pursuant to Section 2.7 of the Lease with respect to the First Additional Premises, the following is hereby added to the definition of "Base Taxes" contained in Section 1.1 of the Lease:

Base Taxes: With respect to the First Additional Premises only, Landlord's Tax Expenses (as hereinafter defined in Section 2.7) for fiscal tax year 2016, being the period from July 1, 2015 through June 30, 2016.

The definition of Base Taxes shall otherwise remain unchanged with respect to the Existing Premises.

(B)    Further, for purposes of determining and calculating the Tenant's obligations to make payment for real estate taxes pursuant to Section 2.7 of the Lease respecting the First Additional Premises, (i) all references in Section 2.7 of the Lease to the "Premises" shall be deemed to be references to the First Additional Premises; (ii) all references in Section 2.7 to the "Rentable Floor Area of the Premises" shall be deemed to be references to the Rentable Floor Area of the First Additional Premises; and (iii) in the definitions of "Landlord's Tax Expenses Allocable to the Premises" and "Base Taxes Allocable to the Premises" the reference to the "Rentable Floor Area of the Premises" shall mean said Rentable Floor Area of the First Additional Premises.

7.
Effective as of the First Additional Premises Commencement Date, the definition of “Number of Parking Privileges” contained in Section 1.1 of the Lease shall be deleted in its entirety and the following substituted therefor:

One hundred and Fourteen (114) (being three (3) spaces per 1,000 square feet of Rentable Floor Area of the Premises).

8.	Section 3.1 of the Lease, as it pertains to the First Additional Premises only, shall be deleted in its entirety and shall be replaced with the following Section 3.1:

Section 3.1    Preparation of the Premises

(A)    Tenant shall accept the First Additional Premises in their as-is condition without any obligation on the Landlord’s part to perform any additions, alterations, improvements, demolition or other work therein or pertaining thereto, except as otherwise expressly set forth in the Lease. Landlord, however, agrees to deliver the First Additional Premises in broom clean condition free of all debris and personal property and free of all tenants and parties in possession.

(B)    The plans and specifications for the Tenant’s work on the First Additional Premises (the “Tenant’s Work”) have been approved by Landlord and are attached hereto as Exhibit B (the “Plans”). Landlord’s approval of the Plans hereby constitutes approval under Section 5.12 of the Lease for Tenant’s alterations to the Premises. Notwithstanding Section 5.12 of the Lease, Tenant shall not be responsible for payment as Additional Rent of any fees in connection with Landlord’s review of the Plans and Tenant’s Work; provided, however, that Landlord reserves the right to engage a structural engineer for consultation in connection with the File Room shown on the Plans if Landlord deems necessary and Tenant shall be responsible for reimbursing Landlord for reasonable and actual fees associated with the same. Tenant shall have the right to change, modify or amend such Plans, subject to (i) the reasonable approval by Landlord of such changes, modifications or amendments, and (ii) to the payment of fees and costs stipulated in Section 5.12 of the Lease in connection with Landlord’s review of such amendments to the Plans. All such future approvals, or disapprovals with supporting specific reasons, for subsequent submittals of corrections or changes, shall be provided to Tenant within five (5) business days of Landlord’s receipt.

(C)    Tenant, at its sole cost and expense, shall promptly, and with all due diligence, perform Tenant’s Work as set forth on the Plans, and, in connection therewith, Tenant shall obtain all necessary governmental permits and approvals for Tenant’s Work. All of Tenant’s Work shall be performed in a good and workmanlike manner, strictly in accordance with the Plans, and in compliance with all Legal Requirements and all Insurance Requirements. Tenant shall have Tenant’s Work performed by contractors, reasonably approved by Landlord, which contractors shall provide to Landlord such insurance as required by Section 8.14 of the Lease. Landlord hereby acknowledges that it has approved the contractors listed on Exhibit C, attached hereto, to act as Tenant’s contractor with respect to Tenant’s Work. Landlord shall have the right, in accordance with Section 5.12 of the Lease, to provide such reasonable rules and regulations relative to the performance of Tenant’s Work and any other work which the Tenant may perform under the Lease and Tenant shall abide by all such reasonable rules and regulations and shall cause all of its contractors to so abide including, without limitation, payment for the costs of using Building electrical services and, if Tenant’s Work is performed other than during normal Building business hours, the cost of building engineer during such overtime hours. It shall be Tenant’s obligation to obtain a certificate of occupancy or other like governmental approval for the use and occupancy of the First Additional

Premises to the extent required by law, and Tenant shall not occupy the First Additional Premises for the conduct of business until and unless it has obtained such approval and has submitted to Landlord a copy of the same together with waivers of lien from all of Tenant’s contractors in form adequate for recording purposes. Tenant shall also prepare and submit to Landlord promptly after Tenant’s Work is substantially complete a set of as-built plans in both print and electronic forms showing the work performed by Tenant to the Premises including, without limitation, any wiring or cabling installed by Tenant or Tenant’s contractor for Tenant’s computer, telephone and other communication systems.

(D)    Tenant acknowledges that Tenant is acting for its own benefit and account and that Tenant will not be acting as Landlord’s agent in performing any Tenant Work, accordingly, no contractor, subcontractor or supplier shall have a right to lien Landlord’s interest in the Property in connection with any work.

(E)    Landlord shall provide to Tenant a special allowance equal to Three Hundred Eighty One Thousand Five Hundred Ten and 00/100 Dollars ($381,510.00) (being the product of (i) $10.00 and (ii) the Rentable Floor Area of the Premises (the “Tenant Allowance”)).

The Tenant Allowance shall be used and applied by Tenant solely toward the following (collectively, “Costs”): (i) the costs of labor and materials incurred in the performance of Tenant’s Work, any other work contemplated by the Plans, any other work to integrate the First Additional Premises into the Existing Premises, and any other work approved by the Landlord on the Premises, and (ii) architectural and engineering fees and expenses and the cost of telecommunications and AV wiring incurred in connection with the design of Tenant’s Work, provided, however, that such costs shall be payable from Tenant’s Allowance up to an aggregate amount not to exceed $44,505.00.

As a condition precedent to the disbursement of any payments on account of the Tenant Allowance, Tenant shall deliver to Landlord a certificate signed by Tenant specifying the total amount of all Costs of Tenant’s Work, including architectural and engineering fees and expenses, and identifying all design professionals, consultants, contractors, service providers, subcontractors and suppliers involved with Tenant’s Work (the “Tenant’s Costs Certificate”). Tenant shall promptly notify Landlord in writing of any material change in the total amount of all Costs of Tenant’s Work as reflected in Tenant’s Costs Certificate.

(F)    For the purposes hereof, a “Requisition” shall mean written documentation (including invoices from all applicable Tenant’s design professionals, consultants, contractors, service providers, subcontractors and suppliers, and such other documentation as Landlord’s mortgagee may reasonably request) showing in reasonable detail the Tenant’s Work completed to date and the cost of all of the items, services and work covered thereby.

Each Requisition shall be accompanied by (i) evidence reasonably satisfactory to Landlord that all of the items, services and work covered by such Requisition have been fully paid by Tenant, (ii) executed lien waivers (partial or final, as applicable) in the forms attached hereto as Exhibit D from all persons or entities that might have a lien as a result of performing any such services or work or furnishing any such items, (iii) a certificate signed by Tenant’s architect certifying that the Tenant’s Work reflected in such Requisition has been completed substantially in accordance with the approved Plans, and (iv) a certificate signed by Tenant certifying that the amount of the such Requisition does not exceed the cost of the items, services and work covered thereby. Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each Requisition in order to verify the amount thereof. Tenant shall submit Requisition(s) no more often than once every thirty (30) days.

Provided and on condition that, as of the date on which Tenant submits to Landlord any Requisition (together with all required supporting documentation) (i) Tenant has delivered Tenant’s Costs Certificate to Landlord, (ii) Tenant has submitted such Requisition to Landlord not later than the date that is Three Hundred Sixty-Five (365) days after the Effective Date, (iii) there exists no Event of Default, and (iv) there are no liens (unless bonded to the reasonable satisfaction of Landlord) against Tenant’s interest in the Lease or against the Building or the Site arising out of Tenant’s Work or any litigation in which Tenant is a party, then Landlord shall pay the Costs shown on such Requisition within thirty (30) days after Landlord’s receipt thereof; provided, however, that in no event shall Landlord have any obligation to pay or otherwise fund any amount in excess of the Tenant Allowance.

(G)    Notwithstanding anything to the contrary herein contained:

(i)    In addition to the other requirements applicable to Requisitions generally, as set forth in Section 8(F) above, it is understood and agreed that Landlord shall have no obligation to pay Tenant’s final Requisition, unless and until (a) Tenant has delivered to Landlord a final set of record drawings for Tenant’s Work, (b) Tenant has delivered to Landlord a certificate of substantial completion signed by Tenant’s general contractor and (c) a certificate of occupancy has been approved for issuance by the applicable governmental authority respecting the First Additional Premises.

(ii)    Landlord shall in no event be deemed, by undertaking to pay the Tenant Allowance or otherwise, to have assumed any obligations, in whole or in part, of Tenant to any design professionals, consultants, contractors, vendors, service providers, subcontractors, suppliers, workers, materialmen or other third parties.

(iii)    Except with respect to work and/or materials previously paid for by Tenant, as evidenced by paid invoices and written lien waivers provided to Landlord, Landlord shall have the right (but not the obligation) to have portions of the Tenant Allowance paid to directly to Tenant’s design professionals, consultants, contractors, service providers, subcontractors or suppliers.

(iv)    In the event that Costs are less than the Tenant Allowance, Tenant shall not be entitled to any payment or credit, nor shall there be any application of the same toward Annual Fixed Rent or Additional Rent owed by Tenant under the Lease.

9.
As of the Effective Date, the “Potential ROFO Space” (defined in Section 9.26 of the Lease) shall be amended to be the (i) approximate 6,500 square feet of space and (ii) approximate 4,000 square feet of space located on the second (2nd) floor South Wing of the Building as shown on Exhibit E attached hereto (and such Exhibit E shall replace Exhibit L attached to the Lease).

10.
As of the date hereof, Landlord is holding a security deposit in the amount of $400,000.00 (the “Security Deposit”) in the form of an irrevocable letter of credit issued by Bank of America, N.A. (the “Letter of Credit”) in accordance with the terms set forth in Section 9.19 of the Lease (“Section 9.19”). Section 9.19 provides that Landlord shall return $100,000.00 of the Security Deposit to Tenant on September 19, 2015 (the “Return Date”) so that the remainder of such Security Deposit is $300,000.00 provided Tenant has met the conditions for such return as stated in Section 9.19. Landlord and Tenant have agreed to extend such Return Date to September 19, 2016 and as of the extended Return Date, Landlord shall return a $100,000.00 portion of such Security Deposit to Tenant as provided in Section 9.19 so long as Tenant has met all of the conditions for such return as stated in Section 9.19.

11.
(A)    Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this First Amendment except Colliers International (the “Broker”) and in the event any claim is made against Landlord relative to dealings by Tenant with any brokers other than the Broker, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B)    Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this First Amendment, other than the Broker, and in the event any claim is made against Tenant relative to dealings by Landlord with brokers, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection first approved by Tenant (which approval will not be unreasonably withheld) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Broker for the First Extended Term as further outlined in a separate agreement between Landlord and the Broker.

12.	Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

13.	Except as herein amended the Lease shall remain unchanged and in full force and effect. All references to the “Lease” shall be deemed to be references to the Lease as herein amended.

14.    Each of Landlord and Tenant hereby represents and warrants to the other that all     necessary action has been taken to enter this First Amendment and that the person signing     this First Amendment on its behalf has been duly authorized to do so.

15.
The parties acknowledge and agree that this First Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

EXECUTED as of the date and year first above written.

LANDLORD:

WITNESS: __________________________
BP BAY COLONY LLC, a Delaware limited liability company

BY: BP BAY COLONY HOLDINGS LLC, a Delaware limited liability company, its sole member

BY: BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its member

BY: BOSTON PROPERTIES, INC., a Delaware Corporation, its general partner

BY: /s/ David C. Provost____________
Name: David C. Provost
Title: SVP

TENANT:

WITNESS: /s/Lora Teska___________________	AMAG PHARMACEUTICALS, INC. By: /s/ Scott A. Holmes________________ Name: Scott A. Holmes Title: SVP Finance and Investor Relations

EXHIBIT A

FIRST ADDITIONAL PREMISES

EXHIBIT B

TENANT PLANS

EXHIBIT C

APPROVED CONTRACTORS FOR TENANT’S WORK

EXHIBIT D

FORMS OF LIEN WAIVERS

EXHIBIT E

POTENTIAL ROFO SPACE

SECOND AMENDMENT TO LEASE

SECOND AMENDMENT TO LEASE dated as of this 4th day of December, 2015 (the "Effective Date"), by and between BP BAY COLONY LLC, a Delaware limited liability company ("Landlord"), and AMAG PHARMACEUTICALS, INC., a Delaware corporation ("Tenant").

RECITALS

By Lease dated June 10, 2013 (the "Original Lease"), Landlord did lease to Tenant and Tenant did hire and lease from Landlord certain premises containing 32,217 square feet of rentable floor area on the third (3rd) floor of the building (the "Building") known as and numbered Bay Colony Corporate Center, 1100 Winter Street, Waltham, Massachusetts (referred to herein as the "Original Premises").

By First Amendment to Lease dated as of March 24, 2015 (the "First Amendment"), Landlord and Tenant (i) increased the size of the Original Premises by adding thereto an additional 5,934 square feet of rentable floor area located on the third (3rd) floor of the North Wing of the Building, which space is shown on Exhibit A attached to the First Amendment (the "First Additional Premises" and together with the Original Premises, the "Existing Premises") and (ii) extended the Term of the Original Lease for a period of one (1) year, upon all of the same terms and conditions contained in the Original Lease except as otherwise provided in the First Amendment to Lease.

Landlord and Tenant presently are negotiating an amendment to the Lease (the "Third Amendment"), which, if and when executed, is anticipated to (i) increase the size of the Existing Premises by adding thereto an additional 21,000 square feet of rentable floor area located on the second (2nd) floor of the Building (the "Second Additional Premises"), and (ii) extend the Term of the Lease for a period of five (5) year(s) from the date upon which Tenant's Annual Fixed Rent obligations commence with respect to the Second Additional Premises.

In connection with negotiating the Third Amendment, Landlord and Tenant have agreed that Landlord shall provide Tenant with certain temporary premises containing 6,452 square feet of rentable floor area on the second (2nd) floor of the Building (the "Temporary Premises"), substantially as shown on Exhibit A attached hereto, upon all of the same terms and conditions contained in the Lease except as otherwise provided in this Second Amendment to Lease (the “Second Amendment”).

Landlord and Tenant are entering into this instrument to set forth said demise of the Temporary Premises, to extend the Term of the Lease and to amend the Lease.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained , Landlord and Tenant hereby agree to and with each other as follows:

1.
(A)    Notwithstanding anything to the contrary herein or in the Lease contained, Landlord shall make available to Tenant the Temporary Premises from the Temporary Premises Commencement Date (as hereinafter defined) until the Temporary Premises Termination Date (as hereinafter defined). Said demise of the Temporary Premises shall be upon all of the same terms and conditions of the Lease, except as hereinafter set forth:

(i)	The Commencement Date in respect of the Temporary Premises shall be November 6, 2015, and Landlord shall deliver the Temporary Premises to Tenant on said date ("Temporary Premises Commencement Date").

(ii)	The termination date in respect of the Temporary Premises ("Temporary Premises Termination Date") shall be the date that is the earlier to occur of
(i)    five (5) days after the date upon which Tenant's Annual Fixed Rent obligations commence with respect to the Second Additional Premises and

(ii)	July 31, 2016.

(iii)	Tenant shall pay Annual Fixed Rent in respect of the Temporary Premises in the amount of $193,560 (i.e., a monthly payment of $16,130), prorated for any partial month.

(iv)	Tenant shall have no obligation to pay Annual Fixed Rent or Additional Rent on account of Operating Expenses and Taxes with respect to the Temporary Premises.

(v)
Tenant shall pay for electricity with respect to the Temporary Premises as a flat charge, at a rate of $806.50 per month (i.e., $1.50 per rentable square foot per annum). Such amount shall be due and payable in advance on the first day of each calendar month (or part thereof) falling within the Temporary Premises term without offset, notice or demand.

(B)Tenant shall lease the Temporary Premises "as-is", in the condition in which the Temporary Premises are in as of the Effective Date, without any obligation on the part of Landlord to prepare or construct the Temporary Premises for Tenant's occupancy and without any representation by Landlord as to the condition of the Temporary Premises; provided, however, that Landlord shall clean the existing carpeting located in the Temporary Premises prior to the Temporary Premises Commencement Date.

(C)As of the Temporary Premises Termination Date, Tenant shall vacate the Temporary Premises and deliver the Temporary Premises to Landlord in the same condition in which the Existing Premises are required, pursuant to Sections 5.2, 9.6 and
9.17 of the Lease, to be delivered to Landlord at the expiration or prior termination of the Term of the Lease. Notwithstanding anything to the contrary herein contained, Tenant shall be obligated to remove any telecommunications cabling and equipment installed by or for Tenant in the Temporary Premises prior to returning the Temporary Premises to Landlord.

2.	From and after the Effective Date, any notices to Tenant under the Lease shall be sent as provided in Section 9.1 1 of the Lease, with a copy to:

AMAG Pharmaceuticals, Inc. 1100 Winter Street
Waltham, MA 0245 l
Attn: Chief Information Officer

From and after the Effective Date, notices to Tenant under the Lease shall not be sent to Goodwin Procter, LLP.

3.
(A)    Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Second Amendment except Colliers International (the "Broker") and in the event any claim is made against Landlord relative to dealings by Tenant with any brokers other than the Broker, Tenant shall defend the claim against Landlord with counsel of Tenant's selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B)    Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Second Amendment , other than the Broker, and in the event any claim is made against Tenant relative to dealings by Landlord with brokers, Landlord shall defend the claim against Tenant with counsel of Landlord 's selection first approved by Tenant (which approval will not be unreasonably withheld) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it would be solely responsible for the payment of brokerage commissions to the Broker, if any were due, in connection with this Second Amendment; provided, however, that Landlord and Tenant each understand that no commission or other payment is due or owing to Broker in connection with the consummation of this Second Amendment.

4.	Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

5.
Except as herein amended the Lease shall remain unchanged and in full force and effect. All references to the "Lease" shall be deemed to be references to the Lease as amended by the First Amendment and as herein amended.

6.
Each of Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this Second Amendment and that the person signing this Second Amendment on its behalf has been duly authorized to do so.

7.
The parties acknowledge and agree that this Second Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, "electronic signature" shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

[Remainder of page intentionally left blank.]

EXECUTED as of the date and year first above written.

LANDLORD:

WITNESS: /s/ Matthew Murry
BP BAY COLONY LLC, a Delaware limited liability company

BY: BP BAY COLONY HOLDINGS LLC, a Delaware limited liability company, its sole member

BY: BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its member

BY: BOSTON PROPERTIES, INC., a Delaware Corporation, its general partner

By:	/s/ David C. Provost
Name:	David C. Provost
Title:	SVP

TENANT:

WITNESS: /s/ Robert P. Blood ______________	AMAG PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Nathan McBride
Name:	Nathan McBride
Title:	SVP, CIO AMAG

THIRD AMENDMENT TO LEASE

THIRD AMENDMENT TO LEASE dated as of this 7th day of December, 2015 (the “Effective Date”), by and between BP BAY COLONY LLC, a Delaware limited liability company (“Landlord”) and AMAG PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

By Lease dated June 10, 2013 (the “Original Lease”), Landlord did lease to Tenant and Tenant did hire and lease from Landlord certain premises containing 32,217 square feet of rentable floor area (the “Rentable Floor Area of the Original Premises”) on the third (3rd) floor of the building (the “Building”) known as and numbered Bay Colony Corporate Center, 1100 Winter Street, Waltham, Massachusetts (referred to herein as the “Original Premises”).

By First Amendment to Lease dated as of March 24, 2015 (the “First Amendment”), Landlord and Tenant (i) increased the size of the Original Premises by adding thereto an additional 5,934 square feet of rentable floor area (the “Rentable Floor Area of the First Additional Premises”) located on the third (3rd) floor of the North Wing of the Building, which space is shown on Exhibit A attached to the First Amendment (the “First Additional Premises” and together with the Original Premises, the “Existing Premises”) and (ii) extended the Term of the Original Lease for a period of one (1) year, upon all of the same terms and conditions contained in the Original Lease except as otherwise provided in the First Amendment to Lease. The Rentable Floor Area of the Original Premises, together with the Rentable Floor Area of the First Additional Premises, contains 38,151 square feet of rentable floor area (collectively referred to herein as the “Rentable Floor Area of the Existing Premises”).

By Second Amendment to Lease dated as of November 3, 2015 (the “Second Amendment”), Landlord did lease to Tenant and Tenant did hire and lease from Landlord, on a temporary basis, certain premises containing 6,452 square feet of rentable floor area on the second (2nd) floor of the Building, which space is shown on Exhibit A attached to the Second Amendment (the “Temporary Premises”), upon all of the same terms and conditions set forth in the Lease except as otherwise provided in the Second Amendment.

Landlord and Tenant have agreed (i) to increase the size of the Existing Premises by adding thereto an additional 21,154 square feet of rentable floor area (the “Rentable Floor Area of the Second Additional Premises”) located on the second (2nd) floor of the Building, which space is shown on Exhibit A attached hereto and made a part hereof (the “Second Additional Premises”), (ii) to modify the Temporary Premises Termination Date as defined in the Second Amendment, and (iii) to extend the Term of the Lease for a period of five (5) year(s) from the Second Additional Premises Rent Commencement Date (as hereinafter defined), upon all of the same terms and conditions contained in the Lease except as otherwise provided in this Third Amendment to Lease (the “Third Amendment”).

Landlord and Tenant are entering into this instrument to set forth said leasing of the Second Additional Premises and said modification of the Temporary Premises Termination Date, to extend the Term of the Lease and to amend the Lease.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1.    Effective as of the date (the “Second Additional Premises Commencement Date”) upon which Landlord delivers the Second Additional Premises to Tenant with the Landlord’s Work (as hereinafter defined) completed, the Second Additional Premises shall constitute a part of the “Tenant’s Premises” demised to Tenant under the Lease, so that the “Tenant’s Premises” and, by definition the “Premises” (as defined in Sections 1.1 and 2.1 of the Lease), shall include both the Second Additional Premises and the Existing Premises. Landlord shall use commercially reasonable efforts to complete Landlord’s Work by January 1, 2016 (the “Estimated Completion Date”). If Landlord shall have failed substantially to complete Landlord’s Work on or before the date which is thirty (30) days subsequent to the Estimated Completion Date (which date shall be extended automatically for such periods of time as Landlord is prevented from proceeding with or completing the same by reason of Force Majeure as defined in Section 6.1 or any Tenant Delay (as defined below) without limiting Landlord's other rights on account thereof), the Annual Fixed Rent and Tenant’s payments on account of operating expenses and real estate taxes shall be abated by one (1) day for each day beyond the date which is thirty (30) days subsequent to the Estimated Completion Date (as so extended) that Landlord thus fails to substantially complete the Landlord’s Work. The foregoing rent abatement right shall be Tenant’s sole and exclusive remedy at law or in equity or otherwise for Landlord’s failure to substantially complete the Landlord’s Work within the time periods set forth above. For the purposes of this paragraph, a “Tenant Delay” is a delay that is caused by (A) Tenant’s failure to timely respond to any request from Landlord, Landlord’s architect, Landlord’s contractor and/or Landlord’s Construction Representative within the time periods set forth in Section 7 of this Third Amendment or in the Work Agreement attached as Exhibit B-1 to the Original Lease, or (B) any other delays caused by Tenant, Tenant’s contractors, architects, engineers, or anyone else engaged by Tenant in connection with the preparation of the Second Additional Premises for Tenant’s occupancy, including, without limitation, utility companies and other entities furnishing communications, data processing or other service, equipment, or furniture which continues for more than two (2) business days after notice from Landlord.

2.    (A)    The Term of the Lease, which but for this Second Amendment is scheduled to expire on November 30, 2019, is hereby extended for a period (the "Second Extended Term") commencing on December 1, 2019 and expiring on the date which is five (5) years after the Second Additional Premises Rent Commencement Date (as defined in Section 3 below), unless sooner terminated or extended in accordance with the provisions of the Lease, upon all the same terms and conditions contained in the Lease as herein amended.

(B)    Landlord and Tenant acknowledge that Tenant shall continue to have the right to extend the Term of the Lease for one (1) period of five (5) years upon the expiration of the Second Extended Term in accordance with the terms and conditions set forth in Section 9.18 of the Lease (as amended by Section 2 of the First Amendment) except that (i) all references to the “Extended Term” shall be replaced with “Third Extended Term” and (ii) Exhibit K attached to the Lease is hereby deleted in its entirety and replaced with Exhibit B attached hereto and made a part hereof.

(C)    The Term of the Lease for the Existing Premises and the Second Additional Premises shall be coterminous. Accordingly, the extension option contained in Section 9.18 of the Lease (as amended by Section 2 of the First Amendment and as amended hereby) shall apply to the Existing Premises and the Second Additional Premises collectively and not to either such space independently.

3.    (A)    (i)    Annual Fixed Rent for the Existing Premises through November 30, 2019 shall continue to be payable as set forth in the Lease.

(ii)    From the date which is the earlier to occur of (a) Tenant’s occupancy of the Second Additional Premises for business purposes and (b) June 1, 2016 (such earlier date to occur being the “Second Additional Premises Rent Commencement Date”) through November 30, 2018, Annual
Fixed Rent for the Second Additional Premises shall be payable at the annual rate of $761,544.00 (being the product of (i) $36.00 and (ii) the Rentable Floor Area of the Second Additional Premises (being 21,154 square feet)).

(iii)    From December 1, 2018 through November 30, 2019, Annual Fixed Rent for the Second Additional Premises shall be payable at the annual rate of $782,698.00 (being the product of (i) $37.00 and (ii) the Rentable Floor Area of the Second Additional Premises (being 21,154 square feet)).

(B)    (i)    During the Second Extended Term, Annual Fixed Rent for the Existing Premises shall be payable at the annual rate of $1,526,040.00 (being the product of $40.00 and (ii) the Rentable Floor Area of the Existing Premises (being 38,151 square feet)).

(ii)    During the Second Extended Term, Annual Fixed Rent for the Second Additional Premises shall be payable at the annual rate of $803,852.00 (being the product of (i) $38.00 and (ii) the Rentable Floor Area of the Second Additional Premises (being 21,154 square feet)).

(C)    During the Third Extended Term (if exercised), Annual Fixed Rent shall be determined as provided in Section 9.18 of the Lease (as amended).

4.    (A)    From and after the Second Additional Premises Commencement Date for the purposes of computing Tenant's payments for operating expenses pursuant to Section 2.6 of the Lease with respect to the Second Additional Premises, the following is hereby added to the definition of "Base Operating Expenses" contained in Section 1.1 of the Lease:

“Base Operating Expenses: With respect to the Second Additional Premises only, Landlord's Operating Expenses (as hereinafter defined in Section 2.6) for calendar year 2016, being the period from January 1, 2016 through December 31, 2016.”

The definition of Base Operating Expenses shall remain unchanged with respect to the Existing Premises.

(B)    Further, for purposes of determining and calculating Tenant's payments for operating expenses pursuant to Section 2.6 of the Lease respecting the Second Additional Premises, (i) all references in Section 2.6 of the Lease to the "Premises" shall be deemed to be references to the Second Additional Premises; (ii) all references in Section 2.6 of the Lease to the "Rentable Floor Area of the Premises" shall be deemed to be references to the Rentable Floor Area of the Second Additional Premises; and (iii) in the definitions of "Operating Expenses Allocable to the Premises" and "Base Operating Expenses Allocable to the Premises", the reference to the "Rentable Floor Area of the Premises" shall mean said Rentable Floor Area of the Second Additional Premises.

5.    (A)     From and after the Second Additional Premises Commencement Date, for the purposes of computing Tenant's payments for real estate taxes pursuant to Section 2.7 of the Lease with respect to the Second Additional Premises, the following is hereby added to the definition of "Base Taxes" contained in Section 1.1 of the Lease:

“Base Taxes: With respect to the Second Additional Premises only, Landlord's Tax Expenses (as hereinafter defined in Section 2.7) for fiscal tax year 2017, being the period from July 1, 2016 through June 30, 2017.”

The definition of Base Taxes shall remain unchanged with respect to the Existing Premises.

(B)    Further, for purposes of determining and calculating the Tenant's obligations to make payment for real estate taxes pursuant to Section 2.7 of the Lease respecting the Second Additional Premises, (i) all references in Section 2.7 of the Lease to the "Premises" shall be deemed to be references to the Second Additional Premises; (ii) all references in Section 2.7 to the "Rentable Floor Area of the Premises" shall be deemed to be references to the Rentable Floor Area of the Second Additional Premises; and (iii) in the definitions of "Landlord's Tax Expenses Allocable to the Premises" and "Base Taxes Allocable to the Premises" the reference to the "Rentable Floor Area of the Premises" shall mean said Rentable Floor Area of the Second Additional Premises.

6.    Effective as of the Second Additional Premises Commencement Date, the definition of “Number of Parking Spaces” contained in Section 1.1 of the Lease (as amended by Section 7 of the First Amendment) shall be deleted in its entirety and the following substituted therefor:

“One hundred and seventy-eight (178) (being three (3) spaces per 1,000 square feet of Rentable Floor Area of the Premises).”

7.    Section 3.1 of the Lease, as it pertains to the Second Additional Premises only, shall be deleted in its entirety and shall be replaced with the following Section 3.1:

“Section 3.1    Preparation of the Premises

3.1    Tenant’s Work

(A)
Tenant shall accept the Second Additional Premises in their as-is condition without any obligation on the Landlord’s part to perform any additions, alterations, improvements, demolition or other work therein or pertaining thereto; provided, however that prior to delivery of the Second Additional Premises to Tenant, Landlord shall, at Landlord’s sole cost and expense, without inclusion as Landlord’s Operating Expenses, complete demolition within the Second Additional Premises, complete certain premises entry work and perform certain work to infill certain of the skylights within the Second Additional Premises, which shall result in the addition of certain new space (but such work shall not result in any change to the Rentable Floor Area of the Second Additional Premises as described above), as further described in Exhibit C attached hereto and made a part hereof (collectively, the “Landlord’s Work”). Except with respect to the Landlord’s Work, Tenant, at its sole cost and expense, shall perform all work necessary, in Tenant’s judgment, to prepare the Second Additional Premises for Tenant’s occupancy in accordance with the plans and specifications prepared by Sierra Architects and attached hereto as Exhibit D provided, however, that within thirty (30) days of the Effective Date, Tenant shall provide to Landlord for approval mechanical plans for Tenant’s work stamped by McNamara Salvia (as the plans at Exhibit D and the mechanical plans may be modified by any changes described below). If Tenant wishes to use a different architect, Tenant shall select an architect licensed by the Commonwealth of Massachusetts and reasonably approved by Landlord. Tenant shall have the right to change, modify or amend such Plans, subject to (i) the reasonable approval by

Landlord of such changes, modifications or amendments, and (ii) the payment of costs stipulated in Subsection 3.1(B) of the Lease in connection with Landlord’s review of such amendments to the Plans. All such future approvals, or disapprovals with supporting specific reasons, for subsequent submittals of corrections or changes, shall be provided to Tenant within seven (7) business days of Landlord’s receipt.

(B)    Tenant, at its sole cost and expense, shall promptly, and with all due diligence, perform Tenant’s Work as set forth on the Plans, and, in connection therewith, the Tenant shall obtain all necessary governmental permits and approvals for Tenant’s Work. All of Tenant’s Work shall be performed strictly in accordance with the Plans and in accordance with applicable Legal Requirements (as defined in Section 3.1(C) hereof) and Insurance Requirements (as defined in Section 5.12 of the Lease). Tenant shall have Tenant’s Work performed by Chapman Construction or another contractor or contractors, reasonably approved by Landlord, which contractors shall provide to Landlord such insurance as required by Section 8.14 of the Lease. Landlord shall have the right to provide reasonable rules and regulations relative to the performance of Tenant’s Work and any other work which the Tenant may perform under the Lease and Tenant shall abide by all such reasonable rules and regulations and shall cause all of its contractors to so abide including, without limitation, payment for the costs of using Building services; provided, however, that in the event of a conflict between said rules and regulations and the terms of the Lease, the terms of the Lease shall govern. It shall be Tenant’s obligation to obtain a certificate of occupancy or other like governmental approval for the use and occupancy of the Second Additional Premises to the extent required by law, and Tenant shall not occupy the Second Additional Premises for the conduct of business until and unless it has obtained such approval and has submitted to Landlord a copy of the same together with waivers of lien from all of Tenant’s contractors in form adequate for recording purposes. Tenant shall also prepare and submit to Landlord promptly after Tenant’s Work is substantially complete a set of as-built plans in both print and electronic forms showing the work performed by Tenant to the Second Additional Premises, but excluding any wiring or cabling installed by Tenant or Tenant’s contractor for Tenant’s computer, telephone and other communication systems. Within thirty (30) days after receipt of an invoice from Landlord, Tenant shall pay to Landlord, as Additional Rent, an amount equal to the reasonable third party expenses incurred by Landlord to review Tenant’s Plans and Tenant’s Work (Landlord hereby agreeing to cap any plan review costs relating to interior, non-structural alterations, additions or improvements that do not impact Building systems at $6,000.00 in connection with any single request for approval).

(C)    All construction work required or permitted by the Lease shall be done in a good and workmanlike manner and in compliance with all applicable laws, ordinances, rules, regulations, statutes, by-laws, court decisions, and orders and requirements of all public authorities (“Legal Requirements”) and all Insurance Requirements (as defined in Section 5.12 of the Lease); provided, however, that Tenant shall have no obligation to make any changes to the Building (other than the Premises) related to Tenant’s Work, except to the extent such changes are necessitated solely by Tenant’s Work. All of Tenant’s work shall be coordinated with any work being performed by or for Landlord and in such manner as to maintain harmonious labor relations. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects.

Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party’s behalf by any Construction Representative of the party named herein or any person hereafter designated in substitution or addition by notice to the party relying. Landlord hereby appoints Luke Bowen as Landlord’s Construction Representative, and Tenant hereby appoints Nathan McBride as Tenant’s Construction Representative. Tenant acknowledges that Tenant is acting for its own benefit and account and that Tenant will not be acting as Landlord’s agent in performing any Tenant Work, accordingly, no contractor, subcontractor or supplier shall have a right to lien Landlord’s interest in the Property in connection with any work. Except to the extent to which Tenant shall have given Landlord notice of any defects or any errors and omissions in Landlord’s Work not later than the end of the eleventh (11th) full calendar month next beginning after the Second Additional Premises Commencement Date, Tenant shall be deemed conclusively to have approved Landlord’s Work and shall have no claim that Landlord has failed to perform any of Landlord’s Work. Landlord agrees to correct or repair at its expense items which are then incomplete or do not conform to the requirements of Landlord’s Work and as to which, in either case, Tenant shall have given notice to Landlord, as aforesaid.

(D)    Landlord shall provide to Tenant a special allowance equal to Eight Hundred Forty-Six Thousand One Hundred Sixty and 00/100 Dollars ($846,160.00) (being the product of (i) $40.00 and (ii) the Rentable Floor Area of the Second Additional Premises (the “Tenant Allowance”)).

The Tenant Allowance shall be used and applied by Tenant solely toward the following (collectively, “Costs”): (i) the costs of labor and materials incurred in the performance of Tenant’s Work, any other work contemplated by the Plans, any other work to integrate the Second Additional Premises into the Existing Premises, and any other work approved by the Landlord on the Premises, and (ii) architectural and engineering fees and expenses and the cost of telecommunications and AV wiring, in each case incurred in connection with Tenant’s Work, provided, however, that the costs in this subsection (ii) shall be payable from Tenant’s Allowance up to an aggregate amount not to exceed $169,232.00.

As a condition precedent to the disbursement of any payments on account of the Tenant Allowance, Tenant shall deliver to Landlord a certificate signed by Tenant specifying the total amount of all Costs of Tenant’s Work, including architectural and engineering fees and expenses, and identifying all design professionals, consultants, contractors, service providers, subcontractors and suppliers involved with Tenant’s Work (the “Tenant’s Costs Certificate”). Tenant shall promptly notify Landlord in writing of any material change in the total amount of all Costs of Tenant’s Work as reflected in Tenant’s Costs Certificate.

(E)    For the purposes hereof, a “Requisition” shall mean written documentation (including invoices from all applicable Tenant’s design professionals, consultants, contractors, service providers, subcontractors and suppliers, and such other documentation as the mortgagee of Landlord, if any, may reasonably request) showing in reasonable detail the Tenant’s Work completed to date and the cost of all of the items, services and work covered thereby.

Each Requisition shall be accompanied by (i) evidence reasonably satisfactory to Landlord that all of the items, services and work covered by such Requisition have been fully paid by Tenant, (ii) executed lien waivers (partial or final, as applicable) in the forms attached hereto as Exhibit E from all persons or entities that might have a lien as a result of performing any such services or work or furnishing any such items, (iii) a certificate signed by Tenant’s architect certifying that the Tenant’s Work reflected in such Requisition has been completed substantially in accordance with the approved Plans, and (iv) a certificate signed by Tenant certifying that the amount of the such Requisition does not exceed the cost of the items, services and work covered thereby. Landlord shall have the right, upon reasonable advance notice to Tenant, to inspect Tenant’s books and records relating to each Requisition in order to verify the amount thereof. Tenant shall submit Requisition(s) no more often than once every thirty (30) days.

Provided and on condition that, as of the date on which Tenant submits to Landlord any Requisition (together with all required supporting documentation) (i) Tenant has delivered Tenant’s Costs Certificate to Landlord, (ii) Tenant has submitted such Requisition to Landlord not later than the date that is Three Hundred Sixty-Five (365) days after the Second Additional Premises Rent Commencement Date, (iii) there exists no Event of Default, and (iv) there are no liens (unless bonded to the reasonable satisfaction of Landlord) against Tenant’s interest in the Lease or against the Building or the Site arising out of Tenant’s Work or any litigation in which Tenant is a party, then Landlord shall pay the Costs shown on such Requisition within thirty (30) days after Landlord’s receipt thereof; provided, however, that in no event shall Landlord have any obligation to pay or otherwise fund any amount in excess of the Tenant Allowance.

(F)    Notwithstanding anything to the contrary herein contained:

(i)    In addition to the other requirements applicable to Requisitions generally, as set forth in Section 3.1(E) above, it is understood and agreed that Landlord shall have no obligation to pay Tenant’s final Requisition, unless and until (a) Tenant has delivered to Landlord a final set of record drawings for Tenant’s Work, (b) Tenant has delivered to Landlord a certificate of substantial completion signed by Tenant’s architect, (c) Tenant has executed the Declaration Affixing the Commencement Date of the Second Additional Premises in the form annexed to this Second Amendment as Exhibit F and (d) a certificate of occupancy (which may be a temporary certificate of occupancy, provided that Tenant shall thereafter diligently satisfy all conditions to obtaining a permanent certificate of occupancy) in a timely manner has been approved for issuance by the applicable governmental authority respecting the Second Additional Premises.

(ii)    Landlord shall in no event be deemed, by undertaking to pay the Tenant Allowance or otherwise, to have assumed any obligations, in whole or in part, of Tenant to any design professionals, consultants, contractors, vendors, service providers, subcontractors, suppliers, workers, materialmen or other third parties.

(iii)    Except with respect to work and/or materials previously paid for by Tenant, as evidenced by paid invoices and written lien waivers provided to Landlord, Landlord shall have the right (but not the obligation) to have portions of the Tenant

Allowance paid to directly to Tenant’s design professionals, consultants, contractors, service providers, subcontractors or suppliers.

(iv)    In the event that Costs are less than the Tenant Allowance, Tenant shall not be entitled to any payment or credit, nor shall there be any application of the same toward Annual Fixed Rent or Additional Rent owed by Tenant under the Lease.”

8.    Section 9.26 of the Lease (as amended by Section 9 of the First Amendment) is hereby deleted in its entirety and replaced with the following:

“9.26    Right of First Offer

(A)    Subject to the provisions of this Section 9.26, and subject to (i) any and all rights of tenants in the Office Park to lease the Expansion Space (as hereinafter defined) pursuant to the express expansion or extension rights in their respective leases and (ii) Landlord’s right to renew or extend the lease of an existing tenant in the Expansion Space (whether or not they have renewal or extension options in their respective leases), and provided that (x) no Event of Default has occurred and remains uncured under the Lease, (y) Tenant has not assigned the Lease or sublet more than 33% of the Premises, except as permitted under Section 5.6.4, and (z) the Lease is still in force and effect, Landlord agrees that during the Term, upon the occurrence of the Expansion Notice Trigger Date (as hereinafter defined), Landlord will give written notice to Tenant offering to lease the Expansion Space to Tenant pursuant to this Section 9.26 (“Landlord’s ROFO Notice”). Landlord’s ROFO Notice shall specify the estimated delivery date of the Expansion Space, the Annual Fixed Rent, Base Operating Expenses and Base Taxes for the Expansion Space, and any work allowance, free rent period or other material business terms upon which Landlord is willing to lease the Expansion Space.

(B)    If Tenant wishes to exercise Tenant’s right of first offer, Tenant shall have the right to do so by delivering notice to Landlord of Tenant’s desire to lease the entire space described in Landlord’s ROFO Notice (it being agreed that Tenant has no right to lease less than such entire space) (the “Tenant’s Acceptance Notice”), provided Landlord receives Tenant’s Acceptance Notice not later than that date which is ten (10) days after the date of Tenant’s receipt of Landlord’s ROFO Notice, time being of the essence. If Tenant shall deliver a timely Tenant’s Acceptance Notice, then the Lease shall automatically be deemed amended to incorporate the Expansion Space into the Premises on such terms and conditions, without the necessity for the execution of any additional documents; provided, however, Landlord and Tenant agree within fifteen (15) days of Landlord’s receipt of Tenant’s Acceptance Notice (or fifteen (15) days from the Broker Determination of Annual Fixed Rent, if Tenant requests the same pursuant to the terms hereof) to execute and deliver an amendment to the Lease prepared by Landlord and reasonably approved by Tenant incorporating the Expansion Space into the Premises upon all of the same terms and conditions in the Lease, except that: (i) the Annual Fixed Rent, which shall be as set forth in Landlord’s ROFO Notice or as otherwise agreed by the parties during the Negotiation Period (or as determined by Broker Determination, if so requested by Tenant pursuant to the terms hereof) shall be applicable to the Expansion Space; (ii) all other terms and conditions set forth in Landlord’s ROFO Notice shall be applicable to the Expansion Space; (iii) the lease term as to the Expansion Space shall be coterminous with the Term (as it may be extended pursuant to Section 2 of this Second Amendment, or as it may be earlier terminated under the Lease); and (iv) those provisions of the Lease which conflict with the specific terms set forth in Landlord’s ROFO Notice shall not be applicable to the Expansion Space. If for any reason Tenant shall not so exercise such right within such period, time being of the essence with respect to such exercise, Landlord shall be free to lease the Expansion Space to a third party.

(C)    In the event Tenant desires to exercise its right of first offer, but Tenant disagrees with Landlord’s determination of the Annual Fixed Rent for the Expansion Space, Tenant shall provide Landlord with Tenant’s Acceptance Notice, meeting the requirements set forth above within the time period specified above, but Tenant’s Acceptance Notice shall also indicate that Tenant so disagrees, whereupon the parties shall negotiate in good faith for a period of fifteen (15) days (the “Negotiation Period”) from the date upon which Landlord receives Tenant’s Acceptance Notice to agree upon the Annual Fixed Rent. If the parties do not so agree within the Negotiation Period, then
Tenant shall have the right, by written notice given to Landlord within ten (10) days after the expiration of the Negotiation Period, to submit the Annual Fixed Rent for the Expansion Space to a Broker Determination of the Prevailing Market Rent (as defined in Exhibit B), which Broker Determination shall be made in the manner set forth in Exhibit B. In any event, Tenant’s delivery of Tenant’s Acceptance Notice shall be deemed to be the irrevocable exercise by Tenant of its right of first offer subject to and in accordance with the provisions of this Section 9.26.

(D)    If Landlord determines that possession of the Expansion Space will not be available for delivery to Tenant until on or after that date which is twelve (12) months prior to the end of the Second Extended Term, then: (i) if Tenant has no further right to extend the Term of the Lease (i.e. because Tenant's right to extend the Term of the Lease pursuant to Section 2 above and Section 9.18 of the Lease has been irrevocably waived by Tenant or has lapsed unexercised), then Landlord shall not be obligated to offer the Expansion Space for lease to Tenant, or to deliver a Landlord’s ROFO Notice to Tenant with respect thereto, nor shall Tenant have a right to lease the Expansion Space under the terms set forth herein or otherwise, or to receive a Landlord’s ROFO Notice with respect thereto, and (ii) if Tenant then has a right to extend the Term of the Lease pursuant to Section 2 above and Section 9.18 of the Lease which has not either lapsed unexercised or been irrevocably waived, then Landlord shall deliver a Landlord’s ROFO Notice to Tenant with respect thereto, but Tenant shall have no right to lease such Expansion Space unless, prior to, or simultaneously with, the giving of Tenant's Acceptance Notice, Tenant exercises such extension option, which option may be exercised without regard to any time periods for such exercise set forth in Section 2 above and Section 9.18 of the Lease so long as it is sent in accordance with the timing requirements set forth in this Section 9.26.(D)(ii). Notwithstanding Tenant's exercise of its extension option in accordance with the foregoing, the Annual Fixed Rent for the original Premises for such Extended Term shall be determined at the same time and in the same manner such Annual Fixed Rent would have been determined if Tenant had exercised the extension option within the time periods for such exercise set forth in Section 2 above and Section 9.18 of the Lease.

(E)    As used in this Section 9.26, the following terms shall have the meanings set forth below:

(i)    “Expansion Space” shall be approximately 16,564 square feet of rentable floor area on the first (1st) floor of the Building, as shown on Exhibit G attached hereto and made a part hereof.

(ii)    “Expansion Notice Trigger Date” shall mean the date on which Landlord reaches a stage in negotiations with a third party to lease the Expansion Space that Landlord reasonably believes in good faith could result in the execution of a letter of intent to lease such space with such third party within fourteen (14) days.”

9.    Landlord acknowledges that Tenant shall have the right to increase the existing generator serving the Premises, including expanding the slab therefor, subject to and in accordance with the terms of the Lease, including, without limitation, Section 5.12 thereof.

10.    Section 2(A)(ii) of the Second Amendment is hereby deleted in its entirety and the following is inserted in place thereof:

“(ii)    The termination date in respect of the Temporary Premises (“Temporary
Premises Termination Date”) shall be the date that is the earlier to occur of (i) five (5) days after the Second Additional Premises Rent Commencement Date and (ii) the date that is seven (7) months after the Second Additional Premises Commencement Date.”

11.    Section 9.19 of the Lease (as amended by Section 10 of the First Amendment) is hereby deleted in its entirety and replaced with the following:

“9.19    Security Deposit.

(A)    (i)    The parties hereby acknowledge and agree that Landlord is currently holding a security deposit in the amount of Four Hundred Thousand and 00/100 Dollars ($400,000.00) (the “Existing Security Deposit”) in the form of an irrevocable letter of credit issued by Bank of America, N.A. (the “Letter of Credit”). In consideration of Landlord’s agreement to extend the Term of the Lease and to lease the Second Additional Premises to Tenant, Tenant shall deliver to Landlord, within thirty (30) days of the Effective Date, an additional security deposit in the amount of One Hundred Ninety-Five Thousand Four Hundred Thirty-Four and 00/100 Dollars ($195,434.00) (the “Additional Security Deposit” and collectively with the Existing Security Deposit, the “Security Deposit”) such that the total security deposit held by Landlord under the Lease shall be Five Hundred Ninety-Five Thousand Four Hundred Thirty-Four and 00/100 Dollars ($595,434.00). Such Additional Security Deposit shall be either in the form of an additional irrevocable, unconditional, negotiable letter of credit meeting the requirements of this Section 9.19, or an amendment to the existing Letter of Credit increasing the face amount thereof to Five Hundred Ninety-Five Thousand Four Hundred Thirty-Four and 00/100 Dollars ($595,434.00).

(ii)    Tenant agrees that Landlord shall hold the Security Deposit, throughout the Term of the Lease (including any extension thereof), as security for the performance by Tenant of all obligations on the part of Tenant to be kept and performed. Landlord shall have the right from time to time without prejudice to any other remedy Landlord may have on account thereof, to apply such deposit, or any part thereof, to Landlord’s damages arising from any Event of Default. If Landlord so applies all or any portion of such deposit, Tenant shall within seven (7) days after notice from Landlord deliver cash to Landlord in an amount sufficient to restore such deposit to the full amount stated in this Section 9.19. While Landlord holds such deposit, Landlord shall have no obligation to pay interest on the same and shall have the right to commingle the same with Landlord’s other funds. If Landlord conveys Landlord’s interest under the Lease, the deposit, or any part thereof not previously applied, may be turned over by Landlord to Landlord’s grantee, and, if so turned over, Tenant agrees to look solely to such grantee for proper application of the deposit in accordance with the terms of this Section 9.19, and the return thereof in accordance herewith.

(iii)    Tenant shall have the right to provide such security deposit in one or two letters of credit, as described in Section 9.19(A)(i), and in the form of irrevocable, unconditional, negotiable letters of credit (each, a “Letter of Credit”). Each Letter of Credit shall (i) be issued by and drawn on a bank reasonably approved by Landlord and at a minimum having a long term issuer credit rating from Standard and Poor’s Professional Rating Service of A or a comparable rating from Moody’s Professional Rating Service, (ii) be substantially in the form attached hereto as Exhibit H, (iii) permit one or more draws thereunder to be made accompanied only by certification by Landlord or Landlord’s managing agent that pursuant to the terms of the Lease, Landlord is entitled to draw upon such Letter of Credit, (iv) permit transfers at any time without charge, and (v) provide that any notices to Landlord be sent to the notice address provided for Landlord in the Lease. If the credit rating for the issuer of a Letter of Credit falls below the standard set forth in (i) above or if the financial condition of an issuer changes in any other material adverse way, Landlord shall have the right to require that Tenant provide a substitute letter of credit that complies in all respects with the requirements of this Section, and Tenant’s failure to provide the same within thirty (30) days following Landlord’s written demand therefor shall entitle Landlord to immediately draw upon the subject Letter of Credit. Any such Letter of Credit shall be for a term of two (2) years (or for one (1) year if the issuer thereof regularly and customarily only issues letters of credit for a maximum term of one (1) year) and shall in either case provide for automatic renewals through the date which is ninety (90) days subsequent to the scheduled expiration of the Lease (as the same may be extended) or if the issuer will not grant automatic renewals, each Letter of Credit shall be renewed by Tenant each year and each such renewal shall be delivered to and received by Landlord not later than sixty (60) days before the expiration of the then current Letter of Credit (herein called a “Renewal Presentation Date”). In the event of a failure to so deliver any such renewal Letter of Credit on or before the applicable Renewal Presentation Date, Landlord shall be entitled to present the then existing Letter of Credit for payment and to receive the proceeds thereof, which proceeds shall be held as Tenant’s security deposit, subject to the terms of this Section 9.19. Any failure or refusal to honor the Letter of Credit shall be at Tenant’s sole risk and shall not relieve Tenant of its obligation hereunder with regard to the security deposit. Upon the receipt by Landlord of one or more Letters of Credit meeting the requirements set forth herein, Landlord shall return to Tenant any cash security deposit then being held by Landlord, and thereafter each Letter of Credit shall be held by Landlord in accordance with the terms and conditions of this Section 9.19 as security for Tenant’s obligations hereunder.

(B)    (i)    Landlord shall return a One Hundred Thousand and 00/100 Dollar ($100,000.00) portion of such deposit to Tenant so that the remainder of such deposit shall be Four Hundred Ninety-Five Thousand Four Hundred Thirty-Four and 00/100 Dollars ($495,434.00) (or if such deposit is in the form of a Letter of Credit, Landlord shall either exchange the Letter of Credit for a Letter of Credit delivered by Tenant or accept an amendment to such Letter of Credit, in either case which reduces the amount secured by the Letter of Credit by $100,000.00) on September 19, 2016; provided that (i) no Event of Default has occurred under the Lease and remains uncured as of September 19, 2016, and (ii) Landlord has not applied the Security Deposit, or any portion thereof, to Landlord's damages arising from any Event of Default, whether or not Tenant has restored the amount so applied by Landlord.

(ii)    Landlord shall return a Sixty-Five Thousand One Hundred Forty-Five and 00/100 Dollar ($65,145.00) portion of such deposit to Tenant so that the remainder of such deposit shall be Four Hundred Thirty Thousand Two Hundred Eighty-Nine and 00/100 Dollars ($430,289.00) (or if such deposit is in the form of a Letter of Credit, Landlord shall either exchange the Letter of Credit for a Letter of Credit delivered by Tenant or accept an amendment to such Letter of Credit, in either case which reduces the amount secured by the Letter of Credit by $65,145.00 and otherwise in strict conformity with the requirements herein) on the first (1st) anniversary of the Second Additional Premises Rent Commencement Date; provided that (i) no Event of Default has occurred under this Lease and remains uncured as of such first (1st) anniversary, and (ii) Landlord has not applied the Security Deposit, or any portion thereof, to Landlord's damages arising from any Event of Default, whether or not Tenant has restored the amount so applied by Landlord.

(iii)    If Tenant believes that it has satisfied all the conditions precedent to a reduction in the amount of the Security Deposit, then it shall request such reduction in writing to Landlord, which request shall certify to Landlord that all such conditions have been satisfied. If Landlord determines that all of the aforesaid conditions are met, the Security Deposit shall be so reduced in accordance with this Section 9.19. No Letter of Credit shall automatically reduce, but any reduction in the amount thereof shall require Landlord’s prior written notice to the issuer of the applicable Letter of Credit of the reduced amount. Promptly after Landlord’s receipt of Tenant’s request for a reduction as described above, Landlord shall determine whether such a reduction is permitted in accordance with this Section 9.19, and if it is, Landlord shall notify the issuer of the applicable Letter of Credit of the amount to which the Letter of Credit shall be reduced.

(iv)    Tenant not then being in default and having performed all of its obligations under the Lease, including the payment of all Annual Fixed Rent, Landlord shall return the deposit, or so much thereof as shall not have theretofore been applied in accordance with the terms of this Section 9.19, to Tenant on the expiration or earlier termination of the term of the Lease (as the same may have been extended) and surrender possession of the Premises by Tenant to Landlord in the condition required in the Lease at such time.

(v)    Neither the holder of any mortgage nor the lessor in any ground lease on property which includes the Premises shall ever be responsible to Tenant for the return or application of any such deposit, whether or not it succeeds to the position of Landlord hereunder, unless such deposit shall have been received in hand by such holder or ground lessor.”

12.    (A)    Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Third Amendment except Colliers International (the “Broker”) and in the event any claim is made against Landlord relative to dealings by Tenant with any brokers other than the Broker, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B)    Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Third Amendment, other than the Broker, and in the event any claim is made against Tenant relative to dealings by Landlord with brokers, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection first approved by Tenant (which approval will not be unreasonably withheld) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that it shall be solely responsible for the payment of brokerage commissions to the Broker, for the Second Extended Term as further outlined in a separate agreement between Landlord and the Broker.

13.    Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

14.    Except as herein amended the Lease shall remain unchanged and in full force and effect. All references to the “Lease” shall be deemed to be references to the Lease as amended by the First Amendment, the Second Amendment and as herein amended.

15.    Each of Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this Third Amendment and that the person signing this Third Amendment on its behalf has been duly authorized to do so.

16.    The parties acknowledge and agree that this Second Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

[Remainder of page intentionally left blank.]

EXECUTED as of the date and year first above written.

LANDLORD:

WITNESS:		BP BAY COLONY LLC, a Delaware limited liability company
/s/ Matthew Murry
BY: BP BAY COLONY HOLDINGS LLC, a Delaware limited liability company, its sole member

BY: BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its member

BY: BOSTON PROPERTIES, INC., a Delaware Corporation, its general partner

	By:	/s/ David C. Provost
	Name:	David C. Provost
	Title:	SVP

TENANT:

WITNESS:		AMAG PHARMACEUTICALS, INC., a Delaware corporation
/s/ Karen M. Holcomb

	By:	/s/ William K. Heiden
	Name:	William K. Heiden
	Title:	CEO

EXHIBIT A

SECOND ADDITIONAL PREMISES

EXHIBIT B

BROKER DETERMINATION OF PREVAILING MARKET RENT

EXHIBIT C

SCOPE OF LANDLORD’S WORK

EXHIBIT D

TENANT’S PLANS AND SPECIFICATIONS

EXHIBIT E

FORMS OF LIEN WAIVERS

EXHIBIT F

FORM OF DECLARATION AFFIXING THE
COMMENCEMENT DATE OF SECOND ADDITIONAL PREMISES

EXHIBIT G

EXPANSION SPACE

EXHIBIT H

FORM OF LETTER OF CREDIT

FOURTH AMENDMENT TO LEASE

THIS FOURTH AMENDMENT TO LEASE dated as of this 1st day of January, 2018 is by and between BP BAY COLONY LLC, a Delaware limited liability company (“Landlord”), and AMAG PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

By Lease dated June 10, 2013 (the “Lease”), Landlord did lease to Tenant and Tenant did hire and lease from Landlord certain premises containing 32,217 square feet of rentable floor area (the “Rentable Floor Area of the Original Premises”) located on the third (3rd) floor of the building (the “Building”) known as and numbered Bay Colony Corporate Center, 1100 Winter Street, Waltham, Massachusetts (referred to herein as the “Original Premises”).

By First Amendment to Lease dated as of March 24, 2015 (the “First Amendment”), Landlord and Tenant (i) increased the size of the Premises by adding thereto an additional 5,934 square feet of rentable floor area (the “Rentable Floor Area of the First Additional Premises”) located on the third (3rd) floor of the North Wing of the Building, which space is shown on Exhibit A attached to the First Amendment (the “First Additional Premises”) and (ii) extended the Term of the Lease for a period of one (1) year, upon all of the same terms and conditions contained in the Lease except as otherwise provided in the First Amendment.

By Second Amendment to Lease dated as of November 3, 2015 (the “Second Amendment”), Landlord did lease to Tenant and Tenant did hire and lease from Landlord, on a temporary basis which expired on April 30, 2016, certain premises containing 6,452 square feet of rentable floor area on the second (2nd) floor of the Building, which space is shown on Exhibit A attached to the Second Amendment (the “Temporary Premises”), upon all of the same terms and conditions set forth in the Lease except as otherwise provided in the Second Amendment.

By Third Amendment to Lease dated as of December 7, 2015 (the “Third Amendment”), Landlord and Tenant (i) increased the size of the Premises by adding thereto an additional 21,154 square feet of rentable floor area (the “Rentable Floor Area of the Second Additional Premises”) located on the second (2nd) floor of the Building, which space is shown on Exhibit A attached to the Third Amendment (the “Second Additional Premises” and together with the Original Premises and the First Additional Premises, the “Existing Premises”), (ii) modified the Temporary Premises Termination Date (as defined in the Second Amendment) and (iii) extended the Term of the Lease for a period of five (5) years from the Second Additional Premises Commencement Date (as defined in the Third Amendment), upon all of the same terms and conditions contained in the Lease except as otherwise provided in the Third Amendment. The Rentable Floor Area of the Original Premises, together with the Rentable Floor Area of the First Additional Premises, and the Rentable Floor Area of the Second Additional Premises contain 59,305 square feet of rentable floor area (collectively referred to herein as the “Rentable Floor Area of the Existing Premises”).

By License Agreement dated as of February 17, 2017 (the “License Agreement”), Tenant did license from Landlord certain premises consisting of approximately 6,452 square feet of rentable floor area (the “Rentable Floor Area of the Third Additional Premises”) located on the second (2nd) floor of the Building, which space is shown as the “Third Additional Premises” on the plan attached hereto as Exhibit A and incorporated by reference herein (referred to in the License Agreement as the “Licensed Premises” and hereinafter referred to as the “Third Additional Premises”), for a term commencing on February 27, 2017 and expiring on December 31, 2017 (the “License Term”).

Landlord and Tenant have agreed, upon the expiration of the License Term, to increase the size of the Premises by adding the Third Additional Premises thereto upon all of the same terms and conditions contained in the Lease except as otherwise provided in this Fourth Amendment to Lease (the “Fourth Amendment”).

Landlord and Tenant are entering into this instrument to set forth said leasing of the Third Additional Premises and to otherwise amend the Lease as set forth herein.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1.Incorporation of Third Additional Premises. Effective as of January 1, 2018 (the “Third Additional Premises Commencement Date”), the Third Additional Premises shall constitute a part of the Tenant’s Premises demised to Tenant under the Lease, so that the “Tenant’s Premises” and, by definition the “Premises” (as defined in Sections 1.1 and 2.1 of the Lease), shall include both the Existing Premises and the Third Additional Premises.

2.Term. The Term of the Lease for the Existing Premises and the Third Additional Premises shall be coterminous. Accordingly, the extension option contained in Section 9.18 of the Lease (as amended by Section 2 of the First Amendment and as further amended by Section 2 of the Third Amendment) shall apply to the Existing Premises and the Third Additional Premises collectively and not to either such space independently.

3.Annual Fixed Rent.

(A)    Annual Fixed Rent for the Existing Premises through the Second Extended Term shall continue to be payable as set forth in the Lease.

(B)    From and after April 1, 2018 (the “Third Additional Premises Rent Commencement Date”) through the Second Extended Term, Annual Fixed Rent for the Third Additional Premises shall be payable at the annual rate of $248,402.00 (being the product of (i) $38.50, and (ii) the Rentable Floor Area of the Third Additional Premises (being 6,452 square feet)).

(C)    During the Third Extended Term (if exercised), Annual Fixed Rent for the Premises (i.e., the Exiting Premises and the Third Additional Premises) shall be determined as provided in Section 9.18 of the Lease (as amended).

4.Operating Expenses.

(A)     From and after the Third Additional Premises Commencement Date, for the purposes of computing Tenant’s payments for Operating Expenses Allocable to the Premises pursuant to Section 2.6 of the Lease with respect to the Third Additional Premises, the following is hereby added to the definition of “Base Operating Expenses” contained in Section 1.1 of the Lease:

“Base Operating Expenses:
With respect to the Third Additional Premises only, Landlord’s Operating Expenses (as hereinafter defined in Section 2.6) for calendar year 2018, being the period from January 1, 2018 through December 31, 2018.”

The definition of Base Operating Expenses shall remain unchanged with respect to the Existing Premises.

(B)    Further, for purposes of determining and calculating Tenant’s payments for Operating Expenses Allocable to the Premises pursuant to Section 2.6 of the Lease respecting the Third Additional Premises, (i) all references in Section 2.6 of the Lease to the “Premises” shall be deemed to be references to the Third Additional Premises, (ii) all references in Section 2.6 of the Lease to the “Rentable Floor Area of the Premises” shall be deemed to be references to the Rentable Floor Area of the Third Additional Premises, and (iii) in the definitions of “Operating Expenses Allocable to the Premises” and “Base Operating Expenses Allocable to the Premises,” the references to the “Rentable Floor Area of the Premises” shall be deemed to be references to the Rentable Floor Area of the Third Additional Premises.

5.Taxes.

(A)    From and after the Third Additional Premises Commencement Date, for the purposes of computing Tenant’s payments for Landlord’s Tax Expenses Allocable to the Premises pursuant to Section 2.7 of the Lease with respect to the Third Additional Premises, the following is hereby added to the definition of “Base Taxes” contained in Section 1.1 of the Lease:

“Base Taxes:	With respect to the Third Additional Premises only, Landlord’s Tax Expenses (as hereinafter defined in Section 2.7) for fiscal year 2019, being the period from July 1, 2018 through June 30, 2019.”

The definition of Base Taxes shall remain unchanged with respect to the Existing Premises.

(B)    Further, for purposes of determining and calculating the Tenant’s obligations to make payment for Landlord’s Tax Expenses Allocable to the Premises pursuant to Section 2.7 of the Lease respecting the Third Additional Premises, (i) all references in Section 2.7 of the Lease to the “Premises” shall be deemed to be references to the Third Additional Premises, (ii) all references in Section 2.7 to the “Rentable Floor Area of the Premises” shall be deemed to be references to the Rentable Floor Area of the Third Additional Premises, and (iii) in the definitions of “Landlord’s Tax Expenses Allocable to the Premises” and “Base Taxes Allocable to the Premises,” the references to the “Rentable Floor Area of the Premises” shall be deemed to be references to the Rentable Floor Area of the Third Amendment Premises.

6.Parking. Effective as of the Third Additional Premises Commencement Date, the definition of “Number of Parking Privileges” contained in Section 1.1 of the Lease shall be deleted in its entirety and the following shall be substituted therefor:

“Number of Parking Privileges:	One hundred and ninety-eight (198) (being three (3) spaces per 1,000 square feet of Rentable Floor Area of the Premises).”

7.Condition of the Third Additional Premises. The condition of the Third Additional Premises upon the Third Additional Premises Commencement Date along with any work to be performed by either Landlord or Tenant shall be as set forth in the Third Additional Premises Work Agreement attached hereto as Exhibit B-1 and made a part hereof.

8.Tenant’s Expansion Option. On the conditions (any one or more of which Landlord may waive, at its election, by written notice to Tenant at any time) that at the time of Tenant’s delivery of the Expansion Notice (as hereinafter defined) (i) there exists no Event of Default, (ii) the Lease is still in full force and effect, and (iii) Tenant has neither assigned the Lease nor sublet more than thirty-three percent (33%) of the Rentable Floor Area of the Premises for all or substantially all of the remainder of the Term of the Lease (except for an assignment or subletting permitted without Landlord’s consent under Section 5.6.4 of the Lease), Tenant shall have the one-time option to lease the space on the second (2nd) floor of the Building that is identified as the “Expansion Premises” on the plan attached hereto as Exhibit A and incorporated by reference herein (the “Expansion Premises”) on and subject to the terms and provisions herein set forth. The Expansion Premises contain approximately 3,434 square feet of rentable floor area (the “Rentable Floor Area of the Expansion Premises”).

(A)Exercise of Rights to the Expansion Premises. Tenant may exercise its option to lease the Expansion Premises by giving written notice (the “Expansion Notice”) to Landlord not later than April 30, 2018, time being of the essence, of its election to exercise its expansion option for the Expansion Premises. If Tenant fails timely to give such notice, then Tenant shall have no further right to lease the Expansion Premises, time being of the essence of this Section 8. Upon the timely giving of such notice, Landlord shall lease and demise to Tenant, and Tenant shall hire and take from Landlord, the Expansion Premises, without the need for further act or deed by either party, for the term and upon all of the same terms and conditions of this Lease (except as hereinafter set forth in this Section 8) and the Expansion Premises shall become part of the Premises commencing on the Expansion Premises Commencement Date (as hereinafter defined) and continuing for the duration of the Lease Term (as the same may be extended).

(B)Lease Provisions Applicable to the Expansion Premises. The leasing to Tenant of the Expansion Premises shall be upon all the same terms and conditions of the Lease applicable to the Third Additional Premises (including, without limitation, the annual rate of Annual Fixed Rent, the Base Operating Expenses, and the Base Taxes applicable to the Third Additional Premises as set forth in this Fourth Amendment) except as follows:

i.    Expansion Premises Commencement Date. If Tenant timely gives Landlord the Expansion Notice, then Landlord shall deliver the Expansion Premises to Tenant on the first (1st) business day immediately following the date of the Expansion Notice (the “Expansion Premises Commencement Date”), and the Expansion Premises shall be added to and become part of the Premises as of the Expansion Premises Commencement Date.

ii.    Expansion Premises Rent Commencement Date. The date on which Tenant’s obligation to pay Annual Fixed Rent in respect of the Expansion Premises shall commence shall be the earlier to occur of (a) the date that is ninety (90) days following the Expansion Premises Commencement Date, and (b) the date Tenant commences occupancy of any portion of the Expansion Premises for the conduct of business.

iii.    Term. The Term of the Lease with respect to the Expansion Premises shall be coterminous with the remainder of the Premises (i.e., the Existing Premises and the Third Additional Premises). Accordingly, the extension option contained in Section 9.18 of the Lease (as amended by Section 2 of the First Amendment and as further amended by Section 2 of the Third Amendment) shall apply to the Existing Premises, the Third Additional Premises, and the Expansion Premises collectively and not to any such space or spaces independently.

iv.    Condition of the Expansion Premises. Tenant shall accept the Expansion Premises in their then as-is condition (i.e., as of the Expansion Premises Commencement Date) without any obligation on the Landlord’s part to perform any additions, alterations, improvements, demolition or other work therein or pertaining thereto; provided, however, that Landlord shall deliver the Expansion Premises to Tenant broom clean and free of all tenants, occupants and personal property and with all Building systems serving the Expansion Premises in good working order. For the avoidance of doubt, at the expiration or earlier termination of this Lease, Tenant shall not be required to remove any telecommunications cabling or wiring existing in the Expansion Premises as of the Expansion Premises Commencement Date. Tenant, at

its sole cost and expense, shall perform all work necessary to prepare the Expansion Premises for Tenant’s occupancy in accordance with the terms and conditions set forth on Exhibit B-1 attached hereto except as the same is hereinafter amended, solely as Exhibit B-1 pertains to the Expansion Premises:

1.    All references in Exhibit B-1 to (i) the “Third Additional Premises” shall be replaced with the “Expansion Premises”; (ii) the “Tenant’s Third Additional Premises Work” shall be replaced with the “Tenant’s Expansion Premises Work”; and (iii) the “Tenant’s Third Additional Premises Plans” shall be replaced with the “Tenant’s Expansion Premises Plans; and

2.    All references in Section 1.3(iv) of Exhibit B-1 to (i) the “Rentable Floor Area of the Third Additional Premises” shall be replaced with the “Rentable Floor Area of the Expansion Premises”, and (ii) the “Tenant Third Additional Premises Allowance” shall be replaced with the “Tenant Expansion Premises Allowance.”

For the avoidance of doubt, the reference in Section 1.3(iv) of Exhibit B-1 to “March 31, 2019” shall remain unchanged.

(C)Amendment. Notwithstanding the fact that Tenant’s exercise of the above-described expansion option shall be self-executing as aforesaid, the parties hereby agree promptly to execute a lease amendment reflecting the addition of Expansion Premises to the Premises on the terms and conditions set forth in this Section 8.

9.Brokerage.

(A)    Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Fourth Amendment except Colliers International (the “Broker”) and in the event any claim is made against Landlord relative to dealings by Tenant with any brokers other than the Broker, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B)    Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Fourth Amendment, other than the Broker, and in the event any claim is made against Tenant relative to dealings by Landlord with brokers other than the Broker, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection first approved by Tenant (which approval will not be unreasonably withheld) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

10.Capitalized Terms. Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

11.Ratification. Except as herein amended the Lease shall remain unchanged and in full force and effect. All references to the “Lease” shall be deemed to be references to the Lease as amended by the First Amendment, the Second Amendment, Third Amendment and as herein amended.

12.Authority. Each of Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this Fourth Amendment and that the person signing this Fourth Amendment on its behalf has been duly authorized to do so.

13.Electronic Signatures. The parties acknowledge and agree that this Fourth Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

[Signatures on Following Page]

EXECUTED as of the date and year first above written.

LANDLORD:

WITNESS: /s/ Patrick Kimble
BP BAY COLONY LLC, a Delaware limited liability company

BY: BP BAY COLONY HOLDINGS LLC, a Delaware limited liability company, its sole member

BY: BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its member

BY: BOSTON PROPERTIES, INC., a Delaware corporation, its general partner

By:	/s/ Bryan J. Koop
Name:	Bryan J. Koop
Title:	Executive Vice President

TENANT:

WITNESS: /s/ Chantal Sarmanoukian	AMAG PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Edward Myles
Name:	Edward Myles
Title:	EVP & CFO

EXHIBIT A

Floor Plan - Third Additional Premises and Expansion Premises

EXHIBIT B-1

Third Additional Premises Work Agreement

EXHIBIT B-2

Tenant Plan and Working Drawing Requirements

FIFTH AMENDMENT TO LEASE

THIS FIFTH AMENDMENT TO LEASE dated as of this 29th day of June, 2018 is by and between BP BAY COLONY LLC, a Delaware limited liability company (“Landlord”), and AMAG PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

By Lease dated June 10, 2013 (as amended by First Amendment to Lease dated as of March 24, 2015 (the “First Amendment”), as amended by Second Amendment to Lease dated as of December 7, 2015 (the “Second Amendment”), as amended by Third Amendment to Lease dated as of December 7, 2015 (the “Third Amendment”), and as further amended by Fourth Amendment to Lease dated as of January 1, 2018 (the “Fourth Amendment”), the “Lease”), Landlord did lease to Tenant and Tenant did hire and lease from Landlord certain premises containing 65,757 square feet of rentable floor area (the “Rentable Floor Area of the Existing Premises”) in the building known as 1100 Winter Street, Waltham, Massachusetts (the “Building”) and consisting of (i) 32,217 square feet of rentable floor area on the third (3rd) floor of the Building, (ii) 5,934 square feet of rentable floor area on the third (3rd) floor of the Building, (iii) 21,154 square feet of rentable floor area on the second (2nd) floor of the Building, and (iv) 6,452 square feet of rentable floor area on the second (2nd) floor of the Building (referred to collectively herein as the “Existing Premises”).

By written notice to Landlord dated as of April 20, 2018 (“Tenant’s Expansion Notice”), Tenant exercised its right to lease certain premises containing 3,434 square feet of rentable floor area (the “Rentable Floor Area of the Expansion Premises”) on the second (2nd) floor of the Building, which premises are identified as the “Expansion Premises” on the plan attached hereto as Exhibit A and incorporated by reference herein (the “Expansion Premises”) pursuant to and subject to the terms and conditions set forth in Section 8 of the Fourth Amendment.

Landlord and Tenant are entering into this instrument to set forth said leasing of the Expansion Premises and to otherwise amend the Lease as set forth herein.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

14.Incorporation of Expansion Premises. Notwithstanding Section 8(B)(i) of the Fourth Amendment, Landlord and Tenant acknowledge and agree that Landlord delivered the Expansion Premises to Tenant on May 1, 2018, which shall be the “Expansion Premises Commencement Date” for purposes of the Fourth Amendment and this Fifth Amendment. Effective as of the Expansion Premises Commencement Date, the Expansion Premises shall constitute a part of the Tenant’s Premises demised to Tenant under the Lease, so that the “Tenant’s Premises” and, by definition the “Premises” (as defined in Sections 1.1 and 2.1 of the Lease), shall include both the

Existing Premises and the Expansion Premises and the “Rentable Floor Area of the Premises” shall contain a total of 69,191 square feet of rentable floor area.

15.Term. The Term of the Lease for the Existing Premises and the Expansion Premises shall be coterminous. Accordingly, the extension option contained in Section 9.18 of the Lease (as amended by Section 2 of the First Amendment and as further amended by Section 2 of the Third Amendment) shall apply to the Existing Premises and the Expansion Premises collectively and not to either such space independently.

16.Annual Fixed Rent.

(A)    Annual Fixed Rent for the Existing Premises through the Second Extended Term shall continue to be payable as set forth in the Lease.

(B)    From and after the earlier to occur of (i) August 1, 2018, and (ii) the date Tenant commences occupancy of any portion of the Expansion Premises for the conduct of business, through the Second Extended Term, Annual Fixed Rent for the Expansion Premises shall be payable at the annual rate of $132,209.00 (being the product of (i) $38.50, and (ii) the Rentable Floor Area of the Expansion Premises (being 3,434 square feet)).

(C)    During the Third Extended Term (if exercised), Annual Fixed Rent for the Premises (i.e., the Exiting Premises and the Expansion Premises) shall be determined as provided in Section 9.18 of the Lease (as amended).

17.Operating Expenses.

(A)     From and after the Expansion Premises Commencement Date, for the purposes of computing Tenant’s payments for Operating Expenses Allocable to the Premises pursuant to Section 2.6 of the Lease with respect to the Expansion Premises, the following is hereby added to the definition of “Base Operating Expenses” contained in Section 1.1 of the Lease:

“Base Operating Expenses:
With respect to the Expansion Premises only, Landlord’s Operating Expenses (as hereinafter defined in Section 2.6) for calendar year 2018, being the period from January 1, 2018 through December 31, 2018.”

The definition of Base Operating Expenses shall remain unchanged with respect to the Existing Premises.

(B)    Further, for purposes of determining and calculating Tenant’s payments for Operating Expenses Allocable to the Premises pursuant to Section 2.6 of the Lease respecting the Expansion Premises, (i) all references in Section 2.6 of the Lease to the “Premises” shall be deemed to be references to the Expansion Premises, (ii) all references in Section 2.6 of the Lease to the “Rentable Floor Area of the Premises” shall be deemed to be references to the Rentable Floor Area of the Expansion Premises, and (iii) in the definitions of “Operating Expenses Allocable to the Premises” and “Base Operating Expenses Allocable to the Premises,” the references to the “Rentable Floor Area of the Premises” shall be deemed to be references to the Rentable Floor Area of the Expansion Premises.

18.Taxes.

(A)    From and after the Expansion Premises Commencement Date, for the purposes of computing Tenant’s payments for Landlord’s Tax Expenses Allocable to the Premises pursuant to Section 2.7 of the Lease with respect to the Expansion Premises, the following is hereby added to the definition of “Base Taxes” contained in Section 1.1 of the Lease:

“Base Taxes:	With respect to the Expansion Premises only, Landlord’s Tax Expenses (as hereinafter defined in Section 2.7) for fiscal year 2019, being the period from July 1, 2018 through June 30, 2019.”

The definition of Base Taxes shall remain unchanged with respect to the Existing Premises.

(B)    Further, for purposes of determining and calculating the Tenant’s obligations to make payment for Landlord’s Tax Expenses Allocable to the Premises pursuant to Section 2.7 of the Lease respecting the Expansion Premises, (i) all references in Section 2.7 of the Lease to the “Premises” shall be deemed to be references to the Expansion Premises, (ii) all references in Section 2.7 to the “Rentable Floor Area of the Premises” shall be deemed to be references to the Rentable Floor Area of the Expansion Premises, and (iii) in the definitions of “Landlord’s Tax Expenses Allocable to the Premises” and “Base Taxes Allocable to the Premises,” the references to the “Rentable Floor Area of the Premises” shall be deemed to be references to the Rentable Floor Area of the Expansion Premises.

19.Parking. Effective as of the Expansion Premises Commencement Date, the definition of “Number of Parking Privileges” contained in Section 1.1 of the Lease shall be deleted in its entirety and the following shall be substituted therefor:

“Number of Parking Privileges:	Two Hundred and Eight (208) (being three (3) spaces per 1,000 square feet of Rentable Floor Area of the Premises).”

20.Condition of the Expansion Premises. Tenant shall accept the Expansion Premises in their as-is condition without any obligation on the Landlord’s part to perform any additions, alterations, improvements, demolition or other work therein or pertaining thereto. Notwithstanding the foregoing, Landlord represents that all Building systems serving the Expansion Premises are in good working order as of the Expansion Premises Commencement Date, and the Expansion Premises is broom clean and free of all tenants, occupants and personal property as of the Expansion Premises

Commencement Date. For the avoidance of doubt, at the expiration or earlier termination of the Lease, Tenant shall not be required to remove any telecommunications cabling or wiring existing in the Expansion Premises as of the Expansion Premises Commencement Date. Tenant, at its sole cost and expense, shall perform all work necessary to prepare the Expansion Premises for Tenant’s occupancy in accordance with the terms and conditions set forth on Exhibit B-1 attached to the Fourth Amendment as amended by Section 8(B)(iv) of the Fourth Amendment.

21.Scrivener’s Error. In order to correct a scrivener’s error, (i) the third (3rd) paragraph of the Recitals in the Third Amendment is hereby amended by deleting the reference to “November 3, 2015” and substituting “December 7, 2015” therefor, and (ii) the third (3rd) paragraph of the Recitals in the Fourth Amendment is hereby amended by deleting the reference to “November 3, 2015” and substituting “December 7, 2015” therefor.

22.Brokerage.

(A)    Tenant warrants and represents that Tenant has not dealt with any broker other than Colliers International (“Broker”) in connection with the consummation of this Fifth Amendment and in the event any claim is made against Landlord relative to dealings by Tenant with any brokers other than Broker, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B)    Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Fifth Amendment other than Broker, and in the event any claim is made against Tenant relative to dealings by Landlord with any brokers other than Broker, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection first approved by Tenant (which approval will not be unreasonably withheld) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

23.Capitalized Terms. Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

24.Ratification. Except as herein amended the Lease shall remain unchanged and in full force and effect. All references to the “Lease” shall be deemed to be references to the Lease as herein amended.

25.Authority. Each of Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this Fifth Amendment and that the person signing this Fifth Amendment on its behalf has been duly authorized to do so.

26.Electronic Signatures. The parties acknowledge and agree that this Fifth Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation,

“electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

[Signatures on Following Page]

EXECUTED as of the date and year first above written.

LANDLORD:

WITNESS: _______________________
BP BAY COLONY LLC, a Delaware limited liability company

BY: BP BAY COLONY HOLDINGS LLC, a Delaware limited liability company, its sole member

BY: BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its member

BY: BOSTON PROPERTIES, INC., a Delaware corporation, its general partner

By:	/s/ David C. Provost
Name:	David C. Provost
Title:	SVP

TENANT:

WITNESS: __/s/ Chantal Sarmanoukian_______	AMAG PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Edward H. Myles
Name:	Edward H. Myles
Title:	CFO

EXHIBIT A

Floor Plan - Expansion Premises

SIXTH AMENDMENT TO LEASE

THIS SIXTH AMENDMENT TO LEASE dated as of this 5th day of April, 2019 is by and between BP BAY COLONY LLC, a Delaware limited liability company (“Landlord”), and AMAG PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

By Lease dated June 10, 2013 (as amended by First Amendment to Lease dated as of March 24, 2015 (the “First Amendment”), as amended by Second Amendment to Lease dated as of December 7, 2015 (the “Second Amendment”), as amended by Third Amendment to Lease dated as of December 7, 2015 (the “Third Amendment”), as amended by Fourth Amendment to Lease dated as of January 1, 2018 (the “Fourth Amendment”), and as further amended by Fifth Amendment to Lease dated as of June 29, 2018 (the “Fifth Amendment”), the “Lease”), Landlord did lease to Tenant and Tenant did hire and lease from Landlord certain premises containing 69,191 square feet of rentable floor area (the “Rentable Floor Area of the Premises”) in the building known as 1100 Winter Street, Waltham, Massachusetts (the “Building”) and consisting of (i) 38,151 square feet of rentable floor area on the third (3rd) floor of the Building, and (ii) 31,040 square feet of rentable floor area on the second (2nd) floor of the Building (referred to collectively herein as the “Premises”).

Landlord has agreed to grant Tenant certain signage rights at the Building, and Landlord and Tenant are entering into this instrument to set forth said signage rights and to otherwise amend the Lease as set forth herein.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

27.Tenant’s Signage.

(A)    Definitions. The following terms have the meanings herein set forth for all purposes under the Lease, and capitalized terms used in the following definitions which are not elsewhere defined in the Lease are defined in this Section 1(A):

(i)	“Tenant’s Signage” means one (1) identification sign with Tenant’s name and logo located on the exterior façade of the Building in the location as shown on Exhibit A attached hereto.

(ii)
“Permitted Logo” means an entity mark or trade mark commonly used by a member of the Tenant Group and which, in Landlord’s reasonable discretion, is consistent with the signage standards of a first class office building in the Boston West Suburban Market.

(iii)
“Permitted Names” means the entity name or trade name of a member of the Tenant Group and which, in Landlord’s reasonable discretion is consistent with the signage standards of first class office building in the Boston West Suburban Market.

(iv)
“Signage Appearance Standards” means that the finished appearance, taking into account the design, size, materials, quality, method of attachment, coloring and location of the signage, (i) shall be of high quality and have a tasteful presentation which is aesthetically compatible and harmonious with the architectural elements of the Building and the Office Park, (ii) complies with any signage standards required by Legal Requirements, and (iii) shall not interfere with Landlord’s ability to use, operate, maintain and manage the Building and the Office Park in a first-class manner similar to other office buildings in similar locations, with similar types of tenants.

(v)
“Signage Occupancy Conditions” means as follows: (1) one or more members of the Tenant Group shall directly lease at least 69,191 rentable square feet in the Building; and (2) the Original Tenant has not assigned this Lease (except for an assignment to a Permitted Transferee under Section 5.6.4 of the Lease) or sublet all or any portion of the Premises (exclusive of subleases to a Permitted Transferee under Section 5.6.4 of the Lease).

(vi)
“Tenant Group” means AMAG Pharmaceuticals, Inc. (the “Original Tenant”) and any entity to whom this Lease may be assigned or the Premises may be sublet as a Permitted Transferee under Section 5.6.4 of the Lease without Landlord’s consent, so long as such Permitted Transferee is of a character and reputation consistent with the standards of a first class office building in the Boston West Suburban Market (it being understood and agreed that any and all other assignees or subtenants shall not be considered to be a part of the Tenant Group for the purposes hereof). For the avoidance of doubt, the foregoing qualification of a Permitted Transferee applies solely with respect to Tenant’s signage rights granted hereunder, and nothing contained herein shall modify, amend, limit, or otherwise restrict Tenant’s right to assign the Lease or to sublet the Premises pursuant to Section 5.6.4.

(B)	Signage.

(i)
Provided that the Tenant Group shall continuously meet the Signage Occupancy Conditions and subject to the provisions of the Lease, Tenant shall have the right, at its sole cost and expense, to design and install the Tenant’s Signage, subject to applicable zoning requirements and other applicable Legal Requirements and to Tenant obtaining all necessary permits and approvals therefor (Landlord hereby agreeing to cooperate with Tenant, at no cost or expense to Landlord, in Tenant’s obtaining of such permits and approvals). Tenant’s right to install the Tenant’s Signage shall be non-exclusive with respect to the right of other tenants or occupants of the Building to install signage at other locations on the Building or in the Office Park. Tenant’s Signage shall be substantially in accordance with and in the location shown on Exhibit A attached hereto; provided, however, that the final design and location of Tenant’s Signage shall be subject to Landlord’s approval in Landlord’s reasonable discretion, which approval shall not be unreasonably withheld, delayed, or conditioned so long as the final design thereof satisfies the Signage Appearance Standards.

(ii)
Tenant’s Signage shall satisfy, as determined by Landlord in Landlord’s reasonable discretion, the Signage Appearance Standards in all respects. Landlord hereby approves the design of Tenant’s Signage set forth on Exhibit A.

(iii)
The installation and maintenance of Tenant’s Signage shall be at the sole cost and expense of Tenant. Landlord shall not be liable or responsible to Tenant for any damage to Tenant’s Signage unless resulting from the negligence or willful misconduct of Landlord or any of the Landlord Parties and subject to the provisions of Section 8.13 of the Lease; provided, however, that Landlord, at Tenant’s sole cost and expense and with Tenant’s prior written approval (which such approval shall be deemed granted if Tenant fails to respond to Landlord’s request within five (5) business days after delivery), shall maintain the Tenant’s Signage and repair any damage to Tenant’s Signage. Tenant agrees to pay Landlord as Additional Rent the actual and reasonable cost of any such maintenance and repairs within thirty (30) days after delivery by Landlord of a bill therefor.

(iv)
The rights provided to Tenant under this Section 1 are personal to the Original Tenant and may not be transferred or assigned to any entity that is not a member of the Tenant Group. Original Tenant may, at its sole cost and expense, change the Permitted Name and/or related Permitted Logo of Tenant’s Signage from time to time with Landlord’s prior consent, which shall not be unreasonably withheld, delayed or conditioned, to another Permitted Name and/or related Permitted Logo, provided Tenant repairs any damage to the Building as a result thereof.

(v)
If at any time during the Term, one or more members of the Tenant Group shall not fulfill the Signage Occupancy Conditions, Landlord may, by notice to Tenant, direct Tenant to remove the Tenant’s Signage and to effect such repairs as shall be necessary to the affected areas of the Building to restore such areas to the condition thereof prior to the installation of the Tenant’s Signage, reasonable wear and tear excepted. Any such removal and restoration shall be at Tenant’s sole cost and expense.

(vi)
Upon the expiration or earlier termination of this Lease, Tenant shall remove (and at any time prior thereto Tenant may remove) Tenant’s Signage at Tenant’s sole cost and expense and shall, at Tenant’s sole cost and expense, restore any damage to the Building caused by such removal.

(vii)
If necessary or advisable in connection with maintenance, repairs or construction, Landlord may, at Tenant’s cost and expense, temporarily cover or remove Tenant’s Signage for the reasonable duration of the subject work and Landlord will be responsible to repair any damage to Tenant’s Signage caused by Landlord’s performance of such maintenance, repairs or construction.

28.Brokerage.

(A)    Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Sixth Amendment other than Jones Lang LaSalle (“JLL”) and in the event any claim is made against Landlord relative to dealings by Tenant with any brokers other than JLL with respect to this Sixth Amendment, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B)    Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Sixth Amendment, and in the event any claim is made against Tenant relative to dealings by Landlord with any brokers, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection first approved by Tenant (which approval will not be unreasonably withheld) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim.

29.Capitalized Terms. Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

30.Ratification. Except as herein amended the Lease shall remain unchanged and in full force and effect. All references to the “Lease” shall be deemed to be references to the Lease as herein amended.

31.Authority. Each of Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this Sixth Amendment and that the person signing this Sixth Amendment on its behalf has been duly authorized to do so.

32.Electronic Signatures. The parties acknowledge and agree that this Sixth Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

[Signatures on Following Page]

EXECUTED as of the date and year first above written.

LANDLORD:

WITNESS: __________________________
BP BAY COLONY LLC, a Delaware limited liability company

BY: BP BAY COLONY HOLDINGS LLC, a Delaware limited liability company, its sole member

BY: BOSTON PROPERTIES LIMITED PARTNERSHIP, a Delaware limited partnership, its member

BY: BOSTON PROPERTIES, INC., a Delaware corporation, its general partner

By: _/s/ Patrick Mulvihill ______________
Name: _ Patrick Mulvihill_____________
Title: __VP, Leasing_________________

TENANT:

WITNESS: __/s/ Karen Granville____________	AMAG PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/ Edward Myles
Name:	Edward Myles
Title:	CFO

EXHIBIT A

Tenant’s Signage

SEVENTH AMENDMENT TO LEASE

THIS SEVENTH AMENDMENT TO LEASE dated as of this 20th_ day of December, 2019 (the “Seventh Amendment Effective Date”) is by and between BP BAY COLONY LLC, a Delaware limited liability company (“Landlord”), and AMAG PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”).

RECITALS

By Lease dated June 10, 2013 (as amended by First Amendment to Lease dated as of March 24, 2015 (the “First Amendment”), as amended by Second Amendment to Lease dated as of December 7, 2015 (the “Second Amendment”), as amended by Third Amendment to Lease dated as of December 7, 2015 (the “Third Amendment”), as amended by Fourth Amendment to Lease dated as of January 1, 2018 (the “Fourth Amendment”), as amended by Fifth Amendment to Lease dated as of June 29, 2018 (the “Fifth Amendment”), and as further amended by Sixth Amendment to Lease dated as of April 5, 2019 (the “Sixth Amendment”), the “Lease”), Landlord did lease to Tenant and Tenant did hire and lease from Landlord certain premises containing 69,191 square feet of rentable floor area (the “Rentable Floor Area of the Premises”) in the building known as 1100 Winter Street, Waltham, Massachusetts (the “Building”) and consisting of (i) 38,151 square feet of rentable floor area on the third (3rd) floor of the South Wing of the Building, and (ii) 31,040 square feet of rentable floor area on the second (2nd) floor of the South Wing of the Building (referred to collectively herein as the “Premises”).

Landlord and Tenant have agreed to extend the Term of the Lease for one (1) period of eighty seven (87) months, upon all of the same terms and conditions contained in the Lease except as otherwise provided in this Seventh Amendment to Lease (the “Seventh Amendment”).

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration in hand this date paid by each of the parties to the other, the receipt and sufficiency of which are hereby severally acknowledged, and in further consideration of the mutual promises herein contained, Landlord and Tenant hereby agree to and with each other as follows:

1.	Term.

(A)    The Term of the Lease, which but for this Seventh Amendment is scheduled to expire on April 30, 2021, is hereby extended for one (1) period of eighty seven (87) months (the “Third Extended Term”) commencing on May 1, 2021 and expiring on July 31, 2028, unless sooner terminated in accordance with the provisions of the Lease, upon all the same terms and conditions contained in the Lease as herein amended.

(B)    Landlord and Tenant acknowledge that Tenant shall continue to have the right to extend the Term of the Lease for one (1) period of five (5) years upon the expiration of the Third Extended Term in accordance with the terms and conditions set forth in Section 9.18 of the Lease

(as previously amended) except that all references to the “Extended Term” or the “Third Extended Term” therein shall be replaced with “Fourth Extended Term”.

2.	Annual Fixed Rent.

(A)    Annual Fixed Rent for the Premises through the Second Extended Term (as defined in the Third Amendment) shall continue to be payable by Tenant as set forth in the Lease.

(B)    During the Third Extended Term, Annual Fixed Rent for the Premises shall be payable by Tenant as follows:

Period	Rate PSF	Annual Rent
May 1, 2021 – July 31, 2021*	N/A	N/A
August 1, 2021 – July 31, 2022	$44.50	$3,078,999.50
August 1, 2022 – July 31, 2023	$45.50	$3,148,190.50
August 1, 2023 – July 31, 2024	$46.50	$3,217,381.50
August 1, 2024 – July 31, 2025	$47.50	$3,286,572.50
August 1, 2025 – July 31, 2026	$48.50	$3,355,763.50
August 1, 2026 – July 31, 2027	$49.50	$3,424,954.50
August 1, 2027 – July 31, 2028	$50.50	$3,494,145.50

* There shall be no Annual Fixed Rent due for the Premises during the first three
(3) calendar months of the Third Extended Term.

3.	Operating Expenses.

(A)    For the purposes of computing Tenant’s payments for Operating Expenses Allocable to the Premises pursuant to Section 2.6 of the Lease with respect to the Premises during the Third Extend Term, the definition of “Base Operating Expenses” contained in Section 1.1 of the Lease (as previously amended) shall be deleted in its entirety and replaced with the following:

“Base Operating Expenses:    Landlord’s    Operating    Expenses    (as    hereinafter
defined in Section 2.6) for calendar year 2021, being January 1, 2021 through December 31, 2021.”

For the portion of the Term of the Lease prior to May 1, 2021, such definition shall remain unchanged.

(B)    Further, for the purposes of determining and calculating Tenant’s payments for Operating Expenses Allocable to the Premises pursuant to Section 2.6 of the Lease respecting the Premises during the Third Extended Term, (i) all references in Section 2.6 of the Lease to the

“Premises” shall be deemed to be references to the Premises (as defined in this Seventh Amendment), (ii) all references in Section 2.6 of the Lease to the “Rentable Floor Area of the Premises” shall be deemed to be references to the Rentable Floor Area of the Premises (as defined in this Seventh Amendment), and (iii) in the definitions of “Operating Expenses Allocable to the Premises” and “Base Operating Expenses Allocable to the Premises,” the references to the “Rentable Floor Area of the Premises” shall be deemed to be references to the Rentable Floor Area of the Premises (as defined in this Seventh Amendment).

4.	Taxes.

(A)    For the purposes of computing Tenant’s payments for Landlord’s Tax Expenses Allocable to the Premises pursuant to Section 2.7 of the Lease with respect to the Premises during the Third Extend Term, the definition of “Base Taxes” contained in Section 1.1 of the Lease (as previously amended) shall be deleted in its entirety and replaced with the following:

“Base Taxes:    Landlord’s Tax Expenses (as hereinafter defined in Section 2.7) for fiscal year 2021, being July 1, 2020 through June 30, 2021.”

For the portion the portion of the Term of the Lease prior to May 1, 2021, such definition shall remain unchanged.

(B)    Further, for the purposes of determining and calculating Tenant’s obligations to make payment for Landlord’s Tax Expenses Allocable to the Premises pursuant to Section 2.7 of the Lease respecting the Premises during the Third Extended Term, (i) all references in Section
2.7 of the Lease to the “Premises” shall be deemed to be references to the Premises (as defined in this Seventh Amendment), (ii) all references in Section 2.7 of the Lease to the “Rentable Floor Area of the Premises” shall be deemed to be references to the Rentable Floor Area of the Premises (as defined in this Seventh Amendment), and (iii) in the definitions of “Landlord’s Tax Expenses Allocable to the Premises” and “Base Taxes Allocable to the Premises,” the references to the “Rentable Floor Area of the Premises” shall be deemed to be references to the Rentable Floor Area of the Premises (as defined in this Seventh Amendment).

5.Condition of the Premises. Tenant shall accept the Premises in its as-is condition during the Third Extended Term without any obligation on the Landlord’s part to perform any additions, alterations, improvements, demolition or other work therein or pertaining thereto, provided, however, that the foregoing shall not relieve Landlord of its maintenance and repair obligations under the Lease.

6.Right of First Offer. Section 9.26 of the Lease (as previously amended) is hereby deleted in its entirety and replaced with the following:

“9.26 Right of First Offer

(A)    Subject to the provisions of this Section 9.26 (including, without limitation, Landlord’s rights under Section 9.26(E)(i) with respect to ROFO Space A (as hereinafter defined) and ROFO Space B (as hereinafter defined)), and subject to (i) any and all rights of tenants in the Office Park to lease the Potential ROFO Space (as hereinafter defined) pursuant to the express rights of first offer, first refusal, expansion, renewal or extension rights in their respective leases granted prior to the Seventh Amendment Effective Date that encumber what would otherwise have been Available Space (as hereinafter defined), and (ii)

Landlord’s right to renew or extend the lease of any then existing tenant in what would otherwise have been Available Space (whether or not they have renewal or extension options in their respective leases) (clauses (i) and (ii) collectively, “Prior Rights”), if Landlord determines that at any time during the Term of this Lease any portion of Potential ROFO Space becomes available for reletting (such portion, “Available Space”), and provided that (x) no Event of Default has occurred and remains uncured under the Lease, (y) Tenant has not assigned the Lease or sublet more than 50% of the Premises, except as permitted under Section 5.6.4, and (z) the Lease is still in force and effect, Landlord agrees not to enter into a lease (or leases) to lease such Available Space without first delivering to Tenant a notice offering to lease the Available Space to Tenant pursuant to this Section 9.26 (“Landlord’s ROFO Notice”). Landlord’s ROFO Notice shall specify the estimated delivery date of the Available Space in question, a plan showing such Available Space (and indicating the rentable square footage thereof), the Annual Fixed Rent, Base Operating Expenses and Base Taxes for the Available Space in question, and any work allowance, free rent period or other material business terms upon which Landlord is willing to lease such Available Space. Landlord represents that, to Landlord’s actual knowledge, the Prior Rights in existence as of the Seventh Amendment Effective Date are as follows: the renewal rights set forth in the lease of the existing tenant of the Potential ROFO Space on the fourth (4th) floor (as such lease has been or may be assigned by Carbon Black, Inc. to VMware, Inc.).

(B)    If Tenant wishes to exercise Tenant’s right of first offer, Tenant shall have the right to do so by delivering notice to Landlord of Tenant’s desire to lease the entire Available Space described in Landlord’s ROFO Notice (it being agreed that Tenant has no right to lease less than such entire Available Space) (the “Tenant’s Acceptance Notice”), provided Landlord receives Tenant’s Acceptance Notice not later than that date which is fifteen (15) business days after the date of Tenant’s receipt of Landlord’s ROFO Notice, time being of the essence. If Tenant shall deliver a timely Tenant’s Acceptance Notice, then the Lease shall automatically be deemed amended to incorporate such Available Space into the Premises on such terms and conditions, without the necessity for the execution of any additional documents; provided, however, Landlord and Tenant agree within thirty (30) days of Landlord’s receipt of Tenant’s Acceptance Notice (or thirty (30) days from the determination of the Annual Fixed Rent for the Available Space pursuant to Section 9.26(C) below, if applicable) to execute and deliver an amendment to the Lease prepared by Landlord and reasonably approved by Tenant incorporating the Available Space into the Premises upon all of the same terms and conditions in the Lease, except that: (i) the Annual Fixed Rent, which shall be as set forth in Landlord’s ROFO Notice (or as determined pursuant to Section 9.26(C) below, if applicable) shall be applicable to the Available Space; (ii) all other terms and conditions set forth in Landlord’s ROFO Notice shall be applicable to the Available Space; (iii) the lease term as to the Available Space shall be coterminous with the Term (as it may be earlier terminated under the Lease); and (iv) those provisions of the Lease which conflict with the specific terms set forth in Landlord’s ROFO Notice shall not be applicable to the Available Space. If for any reason Tenant shall not so exercise such right within such fifteen (15) business day period, time being of the essence with respect to such exercise, Tenant shall be deemed to have rejected Landlord’s ROFO Notice. If Tenant rejects or is deemed to have rejected Landlord’s ROFO Notice, Landlord shall be free to lease such Available Space (or any portion thereof) to any other third party (or parties) on terms and conditions acceptable to Landlord, and Tenant will have no further right to lease such Available Space (or any portion thereof) pursuant to this Section 9.26 unless and until it becomes available for reletting after its subsequent leasing by Landlord to a third party after Tenant’s rejection or deemed rejection and further subject to any Prior Rights.

(C)    In the event Tenant desires to exercise its right of first offer, but Tenant disagrees with Landlord’s determination of the Annual Fixed Rent for the Available Space, Tenant shall provide Landlord with Tenant’s Acceptance Notice, meeting the requirements set forth above within the time period specified above, but Tenant’s Acceptance Notice shall also indicate that Tenant so disagrees, whereupon the parties shall negotiate in good faith for a period of fifteen (15) business days (the “Negotiation Period”) from the date upon which Landlord receives Tenant’s Acceptance Notice to agree upon the Annual Fixed Rent. If the parties do not so agree within the Negotiation Period, then Tenant shall have the right, by written notice given to Landlord within fifteen (15) business days after the expiration of the Negotiation Period, to submit the Annual Fixed Rent for the Available Space to a Broker Determination of the Prevailing Market Rent (as defined in Exhibit B attached to the Third Amendment) for the Available Space, which Broker Determination shall be made in the manner set forth in Exhibit B attached to the Third Amendment and incorporated herein by reference. In any event, Tenant’s delivery of Tenant’s Acceptance Notice shall be deemed to be the irrevocable exercise by Tenant of its right of first offer subject to and in accordance with the provisions of this Section 9.26. If Tenant fails to timely initiate the Broker Determination of the Prevailing Market Rent pursuant to such Exhibit B within such additional fifteen (15) business day period, Landlord’s determination of the Prevailing Market Rent set forth in the Landlord’s ROFO Notice shall be binding on the parties.

(D)    If Landlord determines that possession of any Available Space will not be available for delivery to Tenant until on or after that date which is twelve
(12)months prior to the end of the Term of the Lease, then: (i) if Tenant has no further right to extend the Term of the Lease (e.g., Tenant’s right to extend the Term of the Lease pursuant to Section 9.18 of the Lease (as amended) has been irrevocably waived by Tenant or has lapsed unexercised), then Landlord shall not be obligated to offer the Available Space in question for lease to Tenant or to deliver a Landlord’s ROFO Notice to Tenant with respect thereto, nor shall Tenant have a right to lease such Available Space under the terms set forth herein or otherwise, or to receive a Landlord’s ROFO Notice with respect thereto, and (ii) if Tenant then has a right to extend the Term of the Lease pursuant to Section 9.18 of the Lease (as amended) which has not either lapsed unexercised or been irrevocably waived, then Landlord shall deliver a Landlord’s ROFO Notice to Tenant with respect to the Available Space in question, but Tenant shall have no right to lease such Available Space unless, prior to, or simultaneously with, the giving of Tenant’s Acceptance Notice, Tenant exercises such extension option, which option may be exercised without regard to any time periods for such exercise set forth in Section
9.18 of the Lease (as amended) so long as it is sent in accordance with the timing requirements set forth in this Section 9.26(D)(ii). Notwithstanding Tenant’s exercise of its extension option in accordance with the foregoing, the Annual Fixed Rent for the original Premises for any such Extended Term shall be determined at the same time and in the same manner such Annual Fixed Rent would have been determined if Tenant had exercised the extension option within the time periods for such exercise set forth in Section 9.18 of the Lease (as amended).

(E)    As used in this Section 9.26, the following terms shall have the meanings set forth below:

(i)    “Potential ROFO Space” shall mean all or any portion of the space on the fourth (4th) floor South Wing of the Building or on the first (1st) floor South Wing of the Building and shown as “ROFO Premises” on Exhibit A attached to the Seventh Amendment and incorporated herein by reference; provided, however, that it is acknowledged and agreed that (x) “ROFO Space A” as shown on Exhibit A is vacant as of the date hereof, and Landlord shall have the right to initially lease such ROFO Space A (or any portion thereof) to any third party (or parties) as Landlord deems appropriate in its sole discretion, prior to triggering Tenant’s right of first offer under this Section 9.26 with respect to such ROFO Space A, and (y) “ROFO Space B” as shown on Exhibit A is available for reletting as of the date hereof, and Landlord shall have the right to initially release such ROFO Space B (or any portion thereof) to any third party (or parties) as Landlord deems appropriate in its sole discretion, prior to triggering Tenant’s right of first offer under this Section 9.26 with respect to such ROFO Space B.

(ii)    Potential ROFO Space shall be deemed “available for reletting” when Landlord reasonably determines that the then current tenant of the Potential ROFO Space in question will vacate the Potential ROFO Space at the expiration or earlier termination of such tenant’s lease and that Landlord intends to offer such space for lease and any applicable Prior Rights have lapsed or been waived.”

7.Assignment and Subletting. Section 5.6.2(B) of the Lease is hereby deleted in its entirety and replaced with the following:

“(B) Landlord shall have the right at its sole option, to be exercised within thirteen (13) business days after receipt of Tenant’s Proposed Transfer Notice (the “Acceptance Period”) for (i) an assignment of this Lease, or (ii) expressly subject to the immediately following sentence of this Section 5.6.2(B), a sublease which itself, or in combination with all other existing subleases would result in the subleasing of more than 50% of the Premises for all or substantially all of the remaining Term of this Lease, to terminate this Lease as of a date specified in a notice to Tenant, which date shall not be earlier than sixty (60) days nor later than one hundred and twenty (120) days after Landlord’s notice to Tenant; provided, however, that upon the termination date as set forth in Landlord’s notice, all obligations relating to the period after such termination date (but not those relating to the period before such termination date) shall cease and promptly upon being billed therefor by Landlord, Tenant shall make final payment of all Annual Fixed Rent and Additional Rent due from Tenant through the termination date. Notwithstanding the foregoing, in the event that Tenant shall only propose to sublease a portion of the Premises, which sublease itself, or in combination with all other existing subleases would result in the subleasing of more than 50% of the Premises for all or substantially all of the remaining Term of this Lease, Landlord shall only have the right to so terminate this Lease with respect to that portion of the Premises which Tenant is proposing to sublease (the “Terminated Portion of the Premises”), and from and after the termination date the Rentable Floor Area of the Premises shall be reduced to the rentable floor area of the remainder of the Premises and the definition of Rentable Floor Area of the Premises shall be so amended and after such termination all references in this Lease to the “Premises” or the “Rentable Floor Area of the Premises” shall be deemed to be references to the remainder of the Premises and accordingly Tenant's payments for Annual Fixed Rent, operating costs, real estate taxes and electricity shall be reduced on a pro rata basis to reflect the size of the remainder of the Premises. In the case of a partial subletting where Landlord has exercised its termination right pursuant to this Section 5.6.2, Tenant shall pay to Landlord, as Additional Rent, within thirty (30) days after demand therefor, the reasonable cost to separately physically demise that portion of the Premises which are being terminated from the remainder of the Premises. In the event that Landlord shall not exercise its termination rights as aforesaid, or shall fail to give any or timely notice pursuant to this Section the provisions of Sections 5.6.3, 5.6.5 and 5.6.6 shall be applicable. For purposes of this Section 5.6.2, a sublease shall be deemed to be for all or substantially all of the remaining Term of this Lease if such sublease would expire with less than six (6) months remaining prior to the expiration of the Term (taking into account any extension option previously exercised by Tenant). This Section 5.6.2 shall not be applicable to an assignment or sublease pursuant to Section 5.6.4.”

8.	Brokerage.

(A)    Tenant warrants and represents that Tenant has not dealt with any broker in connection with the consummation of this Seventh Amendment other than Jones Lang LaSalle (“JLL”) and in the event any claim is made against Landlord relative to dealings by Tenant with any brokers other than JLL with respect to this Seventh Amendment, Tenant shall defend the claim against Landlord with counsel of Tenant’s selection first approved by Landlord (which approval will not be unreasonably withheld) and save harmless and indemnify Landlord on account of loss, cost or damage which may arise by reason of such claim.

(B)    Landlord warrants and represents that Landlord has not dealt with any broker in connection with the consummation of this Seventh Amendment other than JLL, and in the event any claim is made against Tenant relative to dealings by Landlord with any brokers other than

JLL, Landlord shall defend the claim against Tenant with counsel of Landlord’s selection first approved by Tenant (which approval will not be unreasonably withheld) and save harmless and indemnify Tenant on account of loss, cost or damage which may arise by reason of such claim. Landlord agrees that is shall be solely responsible for the payment of brokerage commissions to JLL for this Seventh Amendment.

9.Capitalized Terms. Except as otherwise expressly provided herein, all capitalized terms used herein without definition shall have the same meanings as are set forth in the Lease.

10.Ratification. Except as herein amended the Lease shall remain unchanged and in full force and effect. All references to the “Lease” shall be deemed to be references to the Lease as herein amended.

11.Authority. Each of Landlord and Tenant hereby represents and warrants to the other that all necessary action has been taken to enter this Seventh Amendment and that the person signing this Seventh Amendment on its behalf has been duly authorized to do so.

12.Electronic Signatures. The parties acknowledge and agree that this Seventh Amendment may be executed by electronic signature, which shall be considered as an original signature for all purposes and shall have the same force and effect as an original signature. Without limitation, “electronic signature” shall include faxed versions of an original signature or electronically scanned and transmitted versions (e.g., via pdf) of an original signature.

[Signatures on Following Page]

EXECUTED as of the date and year first above written.

LANDLORD:
WITNESS:
BP BAY COLONY LLC, a Delaware limited liability company

BY: BP BAY COLONY HOLDINGS LLC, a
Delaware limited liability company, its sole member

BY: BOSTON PROPERTIES LIMITED
PARTNERSHIP, a Delaware limited partnership, its member

BY: BOSTON PROPERTIES, INC., a
Delaware corporation, its general partner

By: _ /s/ Patrick Mulvihill    Name: Patrick Mulvihill       Title:  VP, Leasing

TENANT:
WITNESS: /s/ Julia Walcott	AMAG PHARMACEUTICALS, INC., a Delaware corporation
By: /s/ Edward Myles
Name: Edward Myles
Title: CFO

EXHIBIT A

Potential ROFO Space